Exhibit 10.13

THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as administrative agent,

(“Administrative Agent”),

CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its CAYMAN ISLANDS BRANCH, as buyer (“CS Cayman”, a “Committed Buyer” and a “Buyer”), ALPINE SECURITIZATION LTD, as buyer (“Alpine” and a “Buyer”) and other Buyers from time to time (“Buyers”),

PENNYMAC CORP., PENNYMAC HOLDINGS, LLC and PENNYMAC OPERATING PARTNERSHIP, L.P., each a seller,

PMC REO FINANCING TRUST, as an asset subsidiary,

PMC REO Trust 2015-1, as an asset subsidiary, and

PENNYMAC MORTGAGE INVESTMENT TRUST and PENNYMAC OPERATING PARTNERSHIP, L.P., each a guarantor

Dated as of March 14, 2019

-i-

30.	Indemnification; Obligations	109
31.	Counterparts	111
32.	Confidentiality	111
33.	Recording of Communications	112
34.	Reserved.	112
35.	Conflicts	112
36.	Periodic Due Diligence Review	112
37.	Authorizations	113
38.	Acknowledgment of Assignment and Administration of Repurchase Agreement	113
39.	Acknowledgement of Anti-Predatory Lending Policies	114
40.	Documents Mutually Drafted	114
41.	General Interpretive Principles	114
42.	Bankruptcy Non-Petition	115
43.	Limited Recourse	115
44.	Joint and/or Several Liability of Sellers	115
45.	Amendment and Restatement	116
46.	Reaffirmation of Guaranty	116
47.	Condition Subsequent	116

-ii-

SCHEDULES

Schedule 1 - Representations and Warranties

Part I: with Respect to New Origination Mortgage Loans

Part II: with Respect to Underlying Repurchase Transactions

Part III: with Respect to Seasoned Mortgage Loans

Part IV: with Respect to REO Property

Part V: with Respect to REO Subsidiary Interests

Part VI: with Respect to Rental Property

Schedule 2 – Authorized Representatives

EXHIBITS

Exhibit A – Form of Tenant Instruction Notice

Exhibit B – Form of Property Manager Report

Exhibit C – Form of Property Management Agreement Side Letter

Exhibit D – Form of Power of Attorney

Exhibit E-1 – Form of Servicer Power of Attorney

Exhibit E-2 – Form of REO Subsidiary Power of Attorney

Exhibit F – Reserved.

Exhibit G – Seller Parties’ and Guarantors’ Tax Identification Numbers

Exhibit H – Existing Indebtedness

Exhibit I – Escrow Instruction Letter

Exhibit J – Form of Servicer Notice and Pledge

Exhibit K – Loan Activity Report

Exhibit L – Form of Trade Assignment

-iii-

This is an THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of March 14, 2019, by and among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”) on behalf of Buyers, including but not limited to Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman”, a “Committed Buyer” and a “Buyer”) and Alpine Securitization LTD (“Alpine” and a “Buyer”), PENNYMAC HOLDINGS, LLC (“PennyMac Holdings” and a “Seller”), PENNYMAC CORP. (“PMC” and a “Seller”), PENNYMAC OPERATING PARTNERSHIP, L.P., in its capacity as a seller (“POP” and a “Seller”, together with PennyMac Holdings and PMC, the “Sellers”), PMC REO FINANCING TRUST (the “Existing REO Subsidiary”), PMC REO Trust 2015-1, as asset subsidiary (the “Joining REO Subsidiary” and together with the Existing REO Subsidiary, individually and collectively, the “REO Subsidiary”) and PENNYMAC MORTGAGE INVESTMENT TRUST (“PMIT”) and PENNYMAC OPERATING PARTNERSHIP, L.P., in their capacity as guarantors (each, a “Guarantor” and collectively, the “Guarantors”).

The Administrative Agent, as a Buyer, the Sellers, the Existing REO Subsidiary and the Guarantors, previously entered into a Second Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017 (as amended, supplemented and otherwise modified from time to time, the “Existing Master Repurchase Agreement”).

The parties hereto have requested that the Existing Master Repurchase Agreement be amended and restated, in its entirety, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Applicability

On a Purchase Date, the Administrative Agent on behalf of Buyers purchased the Subsidiary Certificates (as defined herein) from the Sellers in connection with the Transaction on such date, with a simultaneous agreement by Administrative Agent on behalf of Buyers to transfer to Sellers each Subsidiary Certificate at a date certain, against the transfer of funds by Sellers, in an amount equal to the Repurchase Price for such Subsidiary Certificate.  From time to time the parties hereto may enter into Transactions in which the applicable Seller agrees to initiate the transfer of Mortgage Loans or Contributed Assets, as applicable (as hereinafter defined) on a servicing released basis against the transfer of funds by Administrative Agent on behalf of Buyers in an amount equal to the Purchase Price for the related Purchased Mortgage Loans or the Purchase Price Increase on account of the applicable Subsidiary Certificate as the result of the increase in value with respect to the Contributed Asset transferred to the Asset Subsidiary, with a simultaneous agreement by a Buyer, or Administrative Agent on behalf of Buyers to sell the Purchased Mortgage Loans back to the Seller for the applicable Repurchase Price or permit the release of Contributed Assets with respect thereto from the Asset Subsidiary, to or for the benefit of the applicable Seller upon payment by such Seller of a portion of the Repurchase Price for the Subsidiary Certificate representing the Repurchase Price in respect of such Contributed Asset, in all cases subject to the terms of this Agreement.  Each such transaction involving any acquisition or transfer of Subsidiary Interests, Mortgage Loans and/or Contributed Assets shall be referred to herein as a “Transaction”

and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.  This Agreement is a commitment by Committed Buyers and/or Administrative Agent on behalf of Committed Buyers to engage in the Transactions (and requests for Purchase Price Increases, from time to time) as set forth herein up to the applicable Maximum Committed Purchase Price; provided, that Committed Buyers and Administrative Agent on behalf of Committed Buyers shall have no commitment to enter into any Transaction or agree to any Purchase Price Increase requested that would result in the aggregate Purchase Price of then-outstanding Transactions to exceed the applicable Maximum Committed Purchase Price, and in no event shall the aggregate Purchase Price of outstanding Transactions exceed the Maximum Purchase Price at any time.

Pursuant to the Underlying Master Repurchase Agreement (as defined herein), POP has acquired and will own 100% of the Capital Stock in the REO Subsidiary.

On or prior to the Effective Date, PMC and POP each pledged their rights to the REO Subsidiary Interests to Administrative Agent on behalf of Buyers.

2.Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Acceptable State” means any state acceptable pursuant to the Underwriting Guidelines.

“Acceptable Underlying Repurchase Transaction” means an Underlying Repurchase Transaction with an Underlying Repurchase Counterparty in which all right, title and interest in each underlying Mortgage Loan or REO Subsidiary Interest sold to a Seller pursuant to such Underlying Repurchase Transaction is documented by Underlying Repurchase Documents that contain the following characteristics:

i.The Underlying Repurchase Agreement contains broad repledge, assignment and rehypothecation provisions in favor of each Seller permitting such Seller to sell, transfer and assign to Administrative Agent and Buyers hereunder, without restriction or rights to consent by the Underlying Repurchase Counterparty or any other Person, all of such Seller’s right, title and interest in Mortgage Loans or REO Subsidiary Interests purchased by such Seller pursuant to such Underlying Repurchase Agreement;

ii.The Underlying Repurchase Agreement contains a back‑up grant of security interest in each related Mortgage Loan or REO Subsidiary Interest to each Seller, similar in form and substance to the security interest granted to Administrative Agent, as agent and secured party for the benefit of the Buyers, in Section 8 hereof, and the Underlying Repurchase Agreement or an ancillary document thereto provides for a provision or instruction that, (i) unless such Mortgage Loan is a Wet-Ink Mortgage Loan, the Asset File in respect of such Mortgage Loan be delivered by the Underlying Repurchase Counterparty directly to Administrative Agent or Administrative Agent’s designee and (ii) if such Mortgage Loan is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed to hold the Asset File for the benefit of Administrative Agent or Administrative Agent’s designee and has agreed to deliver the related Asset File directly to Administrative Agent or Administrative Agent’s designee;

iii.The Underlying Repurchase Agreement contains a broad grant of a power of attorney to each Seller and each Seller’s attorneys-in-fact, including Administrative Agent;

iv.The Underlying Repurchase Agreement grants to each Seller and Administrative Agent the right to immediately terminate the Underlying Repurchase Counterparty’s right or any third party servicer’s right to service or manage, as applicable, Mortgage Loans and Contributed Assets;

v.The Underlying Repurchase Agreement requires that each Servicer or Property Manager, as applicable, has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing or managing, as applicable, of mortgage loans and real property of the same types as may from time to time constitute Mortgage Loans and Contributed Assets and in accordance with Accepted Servicing Practices or Accepted Property Management Practices, as applicable;

vi.The Underlying Electronic Tracking Agreement or other Underlying Repurchase Documents provides that the Underlying Repurchase Counterparty (i) gives Administrative Agent the authority to change fields in the MERS System as appropriate, including, without  limitation, changing the “interim funder” field to insert parties with which a Seller enters into financing arrangements including repurchase agreements with respect to such Mortgage Loans and (ii) authorizes a Seller to enter into an electronic tracking agreement with MERS and third party lender in connection with MERS taking instructions from an  interim funder under certain circumstances;

vii.Unless expressly agreed to in writing by Administrative Agent, during the duration of the related Transaction, no third-party custodian shall hold any Asset Documents pursuant to an agreement to which Underlying Repurchase Counterparty is a party, or beneficiary;

viii.The Underlying Repurchase Documents have not been assigned by any Seller and no Seller has granted a security interest in, the Underlying Repurchase Documents to any third party;

ix.A financing statement on Form UCC‑1 has been filed in the applicable filing office naming the Underlying Repurchase Counterparty as debtor and each Seller as secured party with a collateral description reasonably acceptable to Administrative Agent, which shall be similar in form and substance to the Repurchased Assets in which a security interest is granted pursuant to Section 8 hereof; and

x.All of the representations and warranties set forth on Schedule 1, Part II are true and correct in all material respects.

Administrative Agent acknowledges that the transactions contemplated by the Underlying Repurchase Agreement qualify as Acceptable Underlying Repurchase Transactions, provided that any amendment to such Underlying Repurchase Agreement shall not be deemed to qualify as an Acceptable Underlying Repurchase Transaction unless consented to in writing by Administrative Agent.

“Accepted Property Management Practices” means, with respect to any Rental Property, those property management, rental or sales practices of prudent institutions that (i) manage single family and 2-4 family residential homes for rent and sale of the same type as such Rental Property in the jurisdiction where the related Rental Property is located, (ii) employ procedures intended to produce the highest net present value on the Rental Properties for the REO Subsidiary, and Buyers, and (iii) exercise the same care that it customarily employs and exercises in managing similar properties for its own account giving due consideration to clauses (i) and (ii) of this definition and Requirements of Law.

“Accepted Servicing Practices” means, with respect to any Purchased Mortgage Loan or REO Property, those mortgage servicing practices or property management practices, as applicable, of prudent mortgage lending institutions which service mortgage loans and manage real estate properties, as applicable, of the same type as such Purchased Mortgage Loan or REO Property, as applicable, in the jurisdiction where the related Mortgaged Property or REO Property is located.

“Accrual Period” means with respect to any Payment Date, the period from and including the last Payment Date to but excluding the next Payment Date.  Administrative Agent shall provide notice to Sellers of interest accrued during the applicable Accrual Period one Business Day prior to the applicable Payment Date.

“Acquisition Guidelines” means the standards, procedures and guidelines of Sellers for acquiring Mortgage Loans and Contributed Assets, as applicable, in general conformance with such Seller’s due diligence protocols for the purchase of Mortgage Loans or Contributed Assets, as applicable, as previously provided to Administrative Agent.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (c) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

“Additional Buyers” has the meaning set forth in Section 38 hereof.

“Adjusted Tangible Net Worth” has the meaning set forth in the Pricing Side Letter.

“Administrative Agent” means CSFBMC or any successor thereto under this Agreement.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, which shall also include, for the avoidance of doubt, with respect to Administrative Agent, any CP Conduit; provided, however, that any entity that is otherwise not directly or indirectly owned or controlled by any Seller or any Guarantor shall not be deemed an “Affiliate” of the Guarantors or Sellers for the purposes of this definition.  For the avoidance of doubt, the term “Affiliate” as used herein to refer to Sellers or Guarantors shall include only PennyMac Mortgage Investment Trust and its Subsidiaries.

“Agency” means Freddie Mac, Fannie Mae or GNMA, as applicable.

“Agency Approvals” has the meaning set forth in Section 14.w hereof.

“Agency Mortgage Loan” means a Conforming Mortgage Loan, a FHA Loan (including a FHA 203(k) Loan), a Streamlined Mortgage Loan, a USDA Loan and a VA Loan.

“Agency-Required eNote Legend” means the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth on Exhibit P to the Custodial Agreement, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable.

“Agency Security” means a mortgage-backed security issued by an Agency.

“Aging Limit” has the meaning set forth in the Pricing Side Letter.

“Agreement” means this Third Amended and Restated Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“Allocated Repurchase Price” means the price at which Purchased Mortgage Loans or Contributed Assets supporting a portion of the Purchase Price or a Purchase Price Increase are

to be released from the REO Subsidiary or from the Administrative Agent, as applicable, upon the Optional Partial Prepayment Date, which price will be equal to the sum of (a) such portion of the Purchase Price or the Purchase Price Increase, as applicable, and (b) accrued unpaid Price Differential related to such Purchased Mortgage Loan or Contributed Asset, as applicable, as of the date of such determination.

“ALTA” means the American Land Title Association.

“Ancillary Income” means all income derived from the Purchased Mortgage Loans are to be repurchased or Contributed Assets (other than payments or other collections in respect of principal, interest and escrow payments attributable to the Purchased Mortgage Loans or Contributed Assets), as applicable, attributable to such Purchased Mortgage Loan or Contributed Asset, including, but not limited to, late charges, all interest received on funds deposited in the Collection Account or REO Subsidiary Account, as applicable, reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, assumption fees and other similar types of fees arising from or in connection with any Purchased Mortgage Loan or Contributed Asset to the extent not otherwise payable to the Mortgagor or other Person under applicable law or pursuant to the terms of the related Mortgage Note or Lease Agreement.

“Appraised Value” means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Asset Documents” means the documents in the related Asset File to be delivered to the Custodian.

“Asset File” means, with respect to each Purchased Mortgage Loan or Contributed Asset, the documents and instruments relating to such Purchased Mortgage Loan or Contributed Asset, as applicable, and set forth in an exhibit to the Custodial Agreement, which, with respect to any Rental Property, shall include the related SFR Property Documents.

“Asset Schedule” means, with respect to any Transaction as of any date, an Asset Schedule in the form prescribed by the Custodial Agreement.

“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.

“Assignment and Acceptance” has the meaning assigned to such term in Section 22 hereof.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

“Assignment of Proprietary Lease” means the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary Lease securing a Co-op Loan.

“Attorney Bailee Letter” means a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Administrative Agent.

“Authoritative Copy” means, with respect to an eNote, the unique copy of such eNote that is within the Control of the Controller.

“Bailee Letter” has the meaning assigned to such term in the Custodial Agreement.

“Bank” means City National Bank and any successor or assign.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“BPO” means an opinion of the fair market value of a Mortgaged Property, Rental Property or other REO Property given by a licensed real estate agent or broker in conformity with customary and usual business practices, which includes comparable sales and comparable listings and complies with the criteria set forth in FIRREA for an “appraisal” or an “evaluation” as applicable; provided, that no BPO shall be valid if it is dated earlier than (x) with respect to Mortgaged Property and Contributed Assets, one hundred and eighty (180) days prior to the date of determination, and (y) with respect to Rental Property, three hundred and sixty (360) days prior to the date of determination.

“Business Day” means any day other than (A) a Saturday or Sunday and (B) a public or bank holiday in New York City.

“Buyer” means CS Cayman, Alpine and each Buyer identified by the Administrative Agent from time to time and their successors in interest and assigns pursuant to Section 22 and, with respect to Section 11, their respective participants.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” means, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person.  “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).

“Cash Equivalents” means  (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Administrative Agent or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Administrative Agent or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least “A‑1” or the equivalent thereof by S&P or “P‑1” or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by Administrative Agent or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Category” means the category or type of Purchased Mortgage Loan or Contributed Asset as delineated in the definitions of Aging Limit, Asset Value, Pricing Rate and Purchase Price Percentage.

“Change in Control” means:

(a)any transaction or event as a result of which PennyMac Operating Partnership, L.P. ceases to own, beneficially or of record, 100% of the Capital Stock of PMC or PennyMac Holdings;

(b)any transaction or event as a result of which PennyMac Mortgage Investment Trust ceases to own, beneficially or of record, 100% of the Capital Stock of PennyMac Operating Partnership, L.P.;

(c)any transaction or event as a result of which PennyMac Operating Partnership, L.P. ceases to own, beneficially or of record, 100% of the Capital Stock of each Underlying Repurchase Counterparty;

(d)any transaction (other than those contemplated under this Agreement) or event as a result of which PMC ceases to own, beneficially or of record, 100% of the Capital Stock of the REO Subsidiary;

(e)the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange

Commission thereunder), directly or indirectly, beneficially or of record, of ownership or control of in excess of 50% of the voting common stock of PennyMac Mortgage Investment Trust on a fully diluted basis at any time;

(f)the sale, transfer, or other disposition of all or substantially all of Underlying Repurchase Counterparty’s, any Seller Party’s or any Guarantor’s assets (excluding any such action taken in connection with any securitization transaction);

(g)the consummation of a merger or consolidation of Underlying Repurchase Counterparty, Seller Parties or Guarantors with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Underlying Repurchase Counterparty, Seller Parties or Guarantors immediately prior to such merger, consolidation or other reorganization; or

(h)if such Person is a Delaware limited liability company, such Person enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means each account established at the Bank into which all Income other than REO Subsidiary Income shall be deposited, each of which shall be subject to a Collection Account Control Agreement.

“Collection Account Control Agreement” means a letter agreement among PennyMac Loan Services, LLC, Administrative Agent, and Bank in form and substance reasonably acceptable to Administrative Agent, as it may be amended, supplemented or otherwise modified from time to time.

“Committed Buyer” means CS Cayman or any successor thereto.

“Commitment Fee” has the meaning specified in the Pricing Side Letter.

“Committed Mortgage Loan” means a Mortgage Loan which is the subject of a Take-out Commitment with a Take-out Investor.

“Compare Ratio” has the meaning set forth in the applicable Compare Report.

“Compare Report” means the Underlying Repurchase Counterparty DE Compare Report or the Underlying Repurchase Counterparty Institution Compare Report, as applicable.

“Conforming Mortgage Loan” means a first lien Mortgage Loan originated in accordance with the criteria of an Agency for purchase of Mortgage Loans, including, without limitation, conventional Mortgage Loans, as determined by Administrative Agent in its sole discretion.

“Contributed Asset” means a Rental Property or a REO Property.

“Control” means, with respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-SIGN, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.

“Control Failure” has the meaning assigned to such term in the Custodial Agreement.

“Controller” means, with respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-SIGN, as applicable.

“Conventional MSR Loan Agreement” means that certain Loan and Security Agreement between PMC, PennyMac Holdings, PMIT and Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch, dated as of February 1, 2018, as amended, restated, supplemented or otherwise modified from time to time.

“Conventional MSR Loan Facility Documents” means the Conventional MSR Loan Agreement and the other “Facility Documents” as defined in the Conventional MSR Loan Agreement.

“Co-op” means a private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Proprietary Lease.

“Co-op Corporation” means, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Co-op Lien Search” means a search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Co-op Corporation and (ii) seller of the Co-op Unit, (b) filings Uniform Commercial Code financing statements and (c) the deed of the Co-op Project into the Co-op Corporation.

“Co-op Loan” means a Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and collateral assignment of the related Proprietary Lease.

“Co-op Project” means, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.

“Co-op Shares” means, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a Stock Certificate.

“Co-op Unit” means, with respect to any Co-op Loan, a specific unit in a Co-op Project.

“Copper Securities Holding” means Copper Securities Holding, LLC, formerly known as PennyMac Securities Holding, LLC.

“CP Conduit” means a commercial paper conduit, including but not limited to Alpine Securitization LTD, administered, managed or supported by CSFBMC or an Affiliate of CSFBMC.

“Credit Limit” means, with respect to each HELOC, the maximum amount permitted under the terms of the related Credit Line Agreement as identified in the related Asset Schedule.

“Credit Line Agreement” means, with respect to each HELOC, the related home equity line of credit agreement, account agreement and promissory note (if any) executed by the related Mortgagor and any amendment or modification thereof.

“CRT Facility Documents” means, with respect to the CRT Repurchase Agreement, those documents executed in connection with, evidencing or governing the obligations of Copper Securities Holding and the transactions under such CRT Repurchase Agreement, which include but are not limited to: (i) the Guaranty (as defined therein), (ii) each Confirmation (as defined therein).

“CRT Repurchase Agreement” means that certain Master Repurchase Agreement, dated as of September 27, 2013, between Credit Suisse Securities (USA) LLC and Copper Securities Holding, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“CSFBMC” means Credit Suisse First Boston Mortgage Capital LLC, or any successors or assigns.

“CUSIP Facility Documents” means, with respect to the CUSIP Repurchase Agreement, those documents executed in connection with, evidencing or governing the obligations of, PMC and the transactions under such CUSIP Repurchase Agreement, which include but are not limited to: (i) the Guaranty (as defined therein), (ii) each Confirmation (as defined therein).

“CUSIP Repurchase Agreement” means that certain Master Repurchase Agreement, dated as of May 20, 2010, between PMC and Credit Suisse Securities (USA) LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodial Agreement” means the third amended and restated custodial agreement, dated as of February 11, 2019, among Seller Parties, Administrative Agent, Buyers and Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodial Asset Schedule” has the meaning assigned to such term in the Custodial Agreement.

“Custodian” means Deutsche Bank Trust Company Americas or such other party specified by Administrative Agent and agreed to by Sellers, which approval shall not be unreasonably withheld.

“DE Compare Ratio” means either the DE Compare (public) Ratio or the DE Compare (private) Ratio, as applicable.

“DE Compare (public) Ratio” means the Two Year FHA Direct Endorsement Lender Compare Ratio, excluding streamline FHA refinancings, as made publicly available by HUD.

“DE Compare (private) Ratio” means the Two Year FHA Direct Endorsement Lender Compare Ratio, including streamline FHA refinancings, as made privately available by HUD to a Seller.

“Deed” means the deed issued in connection with a foreclosure sale of a Mortgaged Property or in connection with receiving a deed in lieu of foreclosure evidencing title to the related Contributed Asset.

“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Delegatee” means, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.

“Deposit Account” has the meaning assigned to such term in the Securities Account Control Agreement.

“Diligence Agent” means such Person as may be appointed by Administrative Agent in its sole good faith discretion to perform certain diligence services described herein.

“Division” means the division of a limited liability company into two or more limited liability companies pursuant to and in accordance with Section 18-217 of Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Draw” means, with respect to each HELOC, an additional borrowing by the Mortgagor in accordance with the related Credit Line Agreement.

“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Early Repurchase Trigger Event” means either of the following shall have occurred and be continuing on a cumulative basis commencing on the Effective Date for more than thirty (30) calendar days, (i) the Purchase Price of all Rental Properties that fail to be owned by the REO Subsidiary is equal to or greater than ten percent (10%) of the REO Property Concentration Limit as defined in the Pricing Side Letter; or (ii) Rental Properties are subject to Liens that (A) are prior to the Lien of the Administrative Agent; (B) are not insured by a valid title insurance policy; (C) are reasonably likely to have a material adverse effect on the marketability and value of the Rental Property; and (D) the Purchase Price of all such Rental Properties is equal to or greater than ten percent (10%) of the REO Property Concentration Limit as defined in the Pricing Side Letter.

“EDGAR” means the Electronic Data-Gathering, Analysis, and Retrieval system maintained by the SEC.

“Effective Date” means the date upon which the conditions precedent set forth in Section 10 shall have been satisfied.

“Electronic Agent” means MERSCORP Holdings, Inc., or its successor in interest or assigns.

“Electronic Record” means, with respect to an eMortgage Loan, the related eNote and all other documents comprising the Asset File electronically created and that are stored in an electronic format, if any.

“Electronic Tracking Agreement” means one (1) or more Electronic Tracking Agreements with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Purchased Mortgage Loans held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Eligible Lease” means a Lease Agreement that (i) is in a form that is customary for the jurisdiction in which such Rental Property is located, (ii) is entered into on an arms-length basis, (iii) is in material conformance with the REO Subsidiary’s Leasing Criteria, and (v) is in compliance with all applicable laws, rules and regulations.

“Eligible Tenant” means a Tenant that, as of any date of determination, (i) is not a debtor in any state or federal bankruptcy or insolvency proceeding, and (ii) conforms to the REO Subsidiary’s Tenant Underwriting Criteria.

“eMortgage Loan” means a Mortgage Loan with respect to which there is an eNote and as to which some or all of the other documents comprising the related Asset File may be created electronically and not by traditional paper documentation with a pen and ink signature.

“eNote” means, with respect to any eMortgage Loan, the electronically created and stored Mortgage Note that is a Transferable Record.

“eNote Delivery Requirement” has the meaning assigned to such term in Section 3(h) hereof.

“E-SIGN” means the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq.

“eVault” means an electronic repository established and maintained by an eVault Provider for delivery and storage of eNotes.

“eVault Provider” means Document Systems, Inc. d/b/a DocMagic, or its successor in interest or assigns, or such other entity agreed upon by Sellers, Custodian and Administrative Agent.

“Environmental Issue” means any material environmental issue with respect to any Mortgaged Property or Contributed Asset, as determined by the Administrative Agent in its good faith discretion, including without limitation, the violation of any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous substances, materials or other pollutants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign analogues, counterparts or equivalents, in each case as amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Sellers or Guarantors is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“Escrow Instruction Letter” means the Escrow Instruction Letter from Underlying Repurchase Counterparty to the Settlement Agent, in the form of Exhibit I hereto, as the same may be modified, supplemented and in effect from time to time.

“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default” has the meaning specified in Section 15 hereof.

“Event of Termination” means with respect to Underlying Repurchase Counterparty, Seller Parties or Guarantors (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, or (b) the withdrawal of Underlying Repurchase Counterparty, Seller Parties, Guarantors or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by Seller Parties, Guarantors or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430 (j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303 (j) of ERISA, as amended by the Pension Protection Act), or (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Underlying Repurchase Counterparty, Seller Parties, Guarantors or any ERISA Affiliate thereof to terminate any plan, or (e) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under  Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by Underlying Repurchase Counterparty, Seller Parties, Guarantors or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for Underlying Repurchase Counterparty, Seller Parties, Guarantors or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412 (b) or 430 (k) of the Code with respect to any Plan.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to such Buyer or such other recipient: (a) Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on a Buyer or other recipient of any payment hereunder as a result of (i) being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Taxing authority thereof (other than connections arising from such Buyer or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Agreement or any Program Agreement, or sold or assigned an interest in any Purchased Mortgage Loan); (b) any Tax imposed on a Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 11(e)(ii); (c) any withholding Tax that is imposed on amounts payable to or for the account of such Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office, except in each case to the extent that amounts with respect to Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office;  and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” has the meaning specified in Section 13(a)(23) hereof.

“Existing REO Subsidiary” means PMC REO Financing Trust, a wholly owned Subsidiary of PMC that is a Special Purpose Entity formed for the sole purpose of holding REO Property and Rental Property.

“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA 203(k) Loan” means an FHA Loan that is eligible for FHA’s 203(k) loan program.

“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” means, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” means the regulations promulgated by HUD under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“FICO” means Fair Isaac & Co., or any successor thereto.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to a Seller’s regulators.

“FMSR Facility Documents” means the FMSR Repurchase Agreement and the other “Program Agreements” as defined in the FMSR Repurchase Agreement.

“FMSR Repurchase Agreement” means that certain Amended and Restated Master Repurchase Agreement (PMT Issuer Trust – FMSR, MSR Collateralized Notes, Series 2017-VF1) between PMC, Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, and the Buyers listed on the signature pages to such agreement as Buyers, dated as of June 29, 2018, as amended, restated, supplemented or otherwise modified from time to time.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“GNMA” means the Government National Mortgage Association and any successor thereto.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Underlying Repurchase Counterparty, Seller Parties, Guarantors, Administrative Agent or any Buyer, as applicable.

“Governmental Event” means (i) a Seller Party’s or Underlying Repurchase Counterparty’s failure to obtain licensing from any Governmental Authority where it is required to be licensed and such failure to be licensed and requirement to be licensed continue for 30 days following notice to or knowledge thereof by a Seller Party or Underlying Repurchase Counterparty, (ii) the imposition of material sanctions on a Seller Party or Underlying Repurchase Counterparty from any Governmental Authority, or (iii) any material dispute, litigation, investigation, proceeding or suspension between a Seller Party or Underlying Repurchase Counterparty and any Governmental Authority or any Person.

“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Administrative Agent.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P., each in its capacity as guarantor under the Guaranty.

“Guaranty” means the third amended and restated guaranty of the Guarantors dated as of the date hereof in favor of the Administrative Agent for the benefit of Buyers, pursuant to which each Guarantor fully and unconditionally guarantees the obligations of each Seller Party hereunder, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Hash Value” means, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.

“HELOC” means a home equity revolving line of credit secured by a first or second lien on the related Mortgaged Property.

“High Cost Mortgage Loan” means a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

“High LTV Loan” means a Mortgage Loan having a Loan to Value Ratio in excess of (a) with respect to FHA Loans or VA Loans, 97.75% (other than Streamlined Mortgage Loans); (b) with respect to all other Mortgage Loans, 95%; or (c) such lower percentage as may be set forth in the Underwriting Guidelines.

“HUD” means the United States Department of Housing and Urban Development or any successor thereto.

“Improvements” means all buildings, structures, improvements, parking areas, landscaping, fixtures and articles of property now erected on, attached to, or used or adapted for use in the operation of any Rental Property, including, without limitation, all heating, air conditioning and incinerating apparatus and equipment, all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor covering, underpadding, storm sashes, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants.

“Income” means, without duplication, with respect to any Purchased Mortgage Loan, REO Subsidiary Interest or Contributed Asset, all principal and income or dividends or distributions received with respect to such Purchased Mortgage Loan, REO Subsidiary Interest or Contributed Asset, including any sale or liquidation premiums, Liquidation Proceeds, insurance proceeds, interest, dividends, Rental Proceeds, Security Deposits or other distributions payable thereon or any fees or payments of any kind received by the related Servicer.

“Indebtedness” means, for any Person: at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Asset Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller hereunder or under any Program Agreement and (b) Other Taxes.

“Interest Only Adjustment Date” means, with respect to each Interest Only Loan, the date, specified in the related Mortgage Note on which the Monthly Payment will be adjusted to include principal as well as interest.

“Interest Only Loan” means a Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage Note.

“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Mortgage Loans, any short sale of a U.S. Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Take-out Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by a Seller and an Affiliate of Administrative Agent or such other party acceptable to Administrative Agent in its sole discretion, which agreement is acceptable to Administrative Agent in its sole discretion.

“Joining REO Subsidiary” means PMC REO Trust 2015-1, a wholly owned Subsidiary of PMC that is a Special Purpose Entity formed for the sole purpose of holding REO Property and Rental Property.

“Lease Agreement” means, with respect to any Rental Property, a lease or rental agreement entered into between the REO Subsidiary (or Property Manager acting as agent for the REO Subsidiary) and a Tenant providing for the rental of such Rental Property to such Tenant, including any renewal or extension of an existing lease or rental, which lease or rental agreement is in form and substance reasonably acceptable to Administrative Agent.

“Leasing Criteria” means the standards, procedures and guidelines of the REO Subsidiary for any Lease Agreement, which are set forth in the written policies and procedures of the REO Subsidiary, a copy of which have been provided to Administrative Agent and such other criteria as are identified to and approved in writing by Administrative Agent.

“LIBOR” has the meaning assigned to such term in the Pricing Side Letter.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Liquidated Asset” means (i) a Purchased Mortgage Loan that has been sold or refinanced or was subject to a short sale or with respect to which the Mortgaged Property has been sold or for which a prepayment in full was received or (ii) a Rental Property or REO Property that has been sold.

“Liquidation Proceeds” means, for any Purchased Mortgage Loan or Contributed Asset that becomes a Liquidated Asset, the proceeds received on account of the liquidation of such Purchased Mortgage Loan or Contributed Asset or the amount of the prepayment in full.

“Loan to Value Ratio” or “LTV” means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of such Mortgage Loan to the lesser of (a)(i) with respect to a New Origination Mortgage Loan, the Appraised Value of the Mortgaged Property at origination or (ii) with respect to a Seasoned Mortgage Loan, the BPO value or (b) with respect to New Origination Mortgage Loans, if the Mortgaged Property was purchased within 12 months of the origination of such Mortgage Loan, the purchase price of the Mortgaged Property.

“Location” means, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.

“Low Percentage Margin Call” has the meaning specified in Section 6(b) hereof.

“Margin Call” has the meaning specified in Section 6(a) hereof.

“Margin Deadline” has the meaning specified in Section 6(b) hereof.

“Margin Deficit” has the meaning specified in Section 6(a) hereof.

“Market Value” has the meaning assigned to such term in the Pricing Side Letter.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Underlying Repurchase Counterparty, any Seller Party, any Guarantor or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of any Seller Party, any Guarantor or any Affiliate that is a party to any Program Agreement to perform under any Program Agreement and to avoid any event of default; (c) a material impairment of the ability of Underlying Repurchase Counterparty to perform under Underlying Repurchase Documents and to avoid any event of default thereunder; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against any Seller Party, any Guarantor or any Affiliate that is a party to any Program Agreement or against Underlying Repurchase Counterparty that is a party to any Underlying Repurchase Documents, in each case as determined by the Administrative Agent in its sole good faith discretion.

“Maximum Committed Purchase Price” means the “Maximum Roll-Up Committed Purchase Price” as defined in the Pricing Side Letter.

“Maximum Purchase Price” means the “Maximum Roll-Up Purchase Price” as defined in the Pricing Side Letter.

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS eDelivery” means the transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.

“MERS eRegistry” means the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller, Delegatee and Location of the Authoritative Copy of registered eNotes.

“MERS System” means the mortgage electronic registry system operated by the Electronic Agent that tracks changes in Mortgage ownership, mortgage servicers and servicing rights ownership.

“Modified Loan” means a Purchased Mortgage Loan that has been modified by a Seller or the Servicer from the original terms.

“Monthly Lease Payment” means, with respect to any Lease Agreement, the lease payment that is actually payable by the related Tenant from time to time under the terms of such Lease Agreement, after giving effect to any provision of such Lease Agreement providing for periodic increases in such fixed or base rent.

“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage” means each mortgage, deed of trust, deed to secure debt or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position is in the stock of the subject cooperative association and in the tenant’s rights in the cooperative lease relating to such stock.

“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Interest Rate Cap” means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

“Mortgage Loan” means any Agency Mortgage Loan, Non-Agency QM Mortgage Loan, Non-Agency Non-QM Mortgage Loan, Scratch and Dent Mortgage Loan, Pooled Mortgage Loan, New Origination Mortgage Loan, Seasoned Mortgage Loan, HELOC or Second Lien Mortgage Loan which, in each case, is a fixed or floating rate, one to four family residential mortgage loan evidenced by a promissory note and secured by a first lien mortgage or, with respect to Second Line Mortgage Loans, a second lien mortgage.

“Mortgage Note” means the promissory note, Credit Line Agreement or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” means the real property or other Co-op Loan collateral securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by any Seller Party or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Income” means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“Netting Agreement” means that certain netting agreement between Administrative Agent, Sellers and such other parties as determined by Administrative Agent, in form and substance as approved by Administrative Agent.

“Net Worth” means, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“New Origination Mortgage Loan” means (i) any Non-Agency QM Mortgage Loan, (ii) any Non-Agency Non-QM Mortgage Loan, (iii) any Agency Mortgage Loan, and (iv) any Scratch and Dent Mortgage Loan.

“Non-Agency Non-QM Mortgage Loan” means a Non-Agency QM Mortgage Loan that (a) does not meet the criteria for a Qualified Mortgage Loan; (b) meets all applicable criteria as set forth in the Underwriting Guidelines and (c) is otherwise acceptable to Administrative Agent in its sole discretion.

“Non-Agency QM Mortgage Loan” means a New Origination Mortgage Loan that that is neither a Non-Performing Mortgage Loan nor Re-Performing Mortgage Loan and that (a) does not meet the criteria for an Agency Mortgage Loan; (b) meets all applicable criteria as set forth in the Underwriting Guidelines and (c) is otherwise acceptable to Administrative Agent in its sole discretion.

“Non-Performing Mortgage Loan” means any Mortgage Loan for which any payment of principal or interest is thirty (30) days or more past due.  For the avoidance of doubt, a Mortgage Loan that is a Non-Performing Mortgage Loan shall be deemed a Non-Performing Mortgage Loan until it satisfies the requirements set forth in the definition of Re-Performing Mortgage Loan.

“Non-Recourse Debt” shall mean Indebtedness payable solely from the assets sold or pledged to secure such Indebtedness and under which Indebtedness no party has recourse to Sellers, Guarantors or any of their Affiliates if such assets are inadequate or unavailable to pay off such Indebtedness, and neither Sellers, Guarantors nor any of their Affiliates effectively has any obligation to directly or indirectly pay any such deficiency.

“Obligations” means (a) all of Seller Parties’ indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Payment Date, and other obligations and liabilities, to Administrative Agent and Buyers, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Administrative Agent, Buyers or Administrative Agent on behalf of Buyers in order to preserve any Purchased Asset and/or Contributed Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of a Seller Parties’ indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset and/or Contributed Asset, or of any exercise by Administrative Agent or Buyers of their rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; (d) all of any Seller Parties’ indemnity obligations to Administrative Agent, Buyers and Custodian pursuant to the Program Agreements; (e) all of Copper Securities Holding’s obligations under the CRT Repurchase Agreement and CRT Facility Documents; (f) all of PMC’s obligations under the CUSIP Repurchase Agreement and CUSIP Facility Documents; (g) all of PMC’s obligations under the FMSR Facility Documents and (h) all of PMC’s obligations under the Conventional MSR Loan Facility Documents.

“OFAC” has the meaning set forth in Section 13(a)(27) hereof.

“Optional Partial Prepayment” has the meaning specified in Section 4(b) hereof.

“Optional Partial Prepayment Date” has the meaning specified in Section 4(b) hereof.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement.

“Payment Date” means, with respect to a Purchased Asset, the 5th day of the month following the month of the related Purchase Date and each succeeding 5th day of the month thereafter; provided, that, with respect to such Purchased Asset, the final Payment Date shall be the related Repurchase Date; and provided, further, that if any such day is not a Business Day, the Payment Date shall be the next succeeding Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act” means the Pension Protection Act of 2006.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by any Seller Party or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pooled Mortgage Loan” means any Purchased Mortgage Loan that is subject to a Transaction hereunder and is part of a pool of Purchased Mortgage Loans certified by Custodian to an Agency to be either (a) purchased by such Agency or (b) swapped for an Agency Security backed by such pool, in each case, in accordance with the terms of the guidelines issued by the applicable Agency.

“Post-Default Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Power of Attorney” means the power of attorney in the form of Exhibit D, Exhibit E-1, or Exhibit E-2 delivered by each Seller Party, PennyMac Loan Services, LLC and the REO Subsidiary, as applicable.

“Price Differential” means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of, for each Purchased Mortgage Loan and/or Contributed Asset, the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Purchased Mortgage Loan and/or Contributed Asset to the Purchase Price allocated to such Purchased Mortgage Loan and/or Contributed Asset on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Mortgage Loan and/or Contributed Asset and ending on (but excluding) the Repurchase Date or the Optional Partial Prepayment Date with respect to such Purchased Mortgage Loan and/or Contributed Asset.  The Price Differential accrued during any Accrual Period shall be due and payable on the following Payment Date.

“Pricing Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Pricing Side Letter” means the third amended and restated letter agreement dated as of the date hereof, among Administrative Agent, Buyers, Seller Parties and the Guarantors as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Program Agreements” means, collectively, this Agreement, the Pricing Side Letter, the Guaranty, the Custodial Agreement, the Underlying Electronic Tracking Agreement, the Securities Account Control Agreement, the Collection Account Control Agreement, the REO Subsidiary Account Control Agreements, the Power of Attorney, the Servicing Agreement, if any, each Subsidiary Agreement, the Servicer Notice and Pledge, the Property Management Agreement, the Property Management Agreement Side Letter and the Netting Agreement.

“Prohibited Person” has the meaning set forth in Section 13(a)(27) hereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Property Level Reporting Period” means, as of the date of determination, the most recently ended calendar quarter of each calendar year.

“Property Management Agreement” means the Servicing Agreement or a property management agreement approved by Administrative Agent in its sole discretion between a Property Manager and the REO Subsidiary, as the same may be amended, supplemented, or otherwise modified from time to time.

“Property Management Agreement Side Letter” means the side letter substantially in the form of Exhibit C hereto.

“Property Management Rights” means rights of any Person (including a Property Manager) to administer, manage, service or subservice, the Rental Property or to possess related Records.

“Property Manager” means, with respect to any Rental Property, any property manager approved by Administrative Agent in its sole discretion.

“Property Manager Termination Event” means (i) a material default by Property Manager under the Property Management Agreement, (ii) there shall occur or exist any fraud, gross negligence, willful misconduct or misappropriation of funds by Property Manager in connection with the Program Agreements or Property Management Agreement or (iii) an Act of Insolvency shall have occurred with respect to Property Manager, subject to Section 15.d hereof.

“Proprietary Lease” means the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.

“Purchase Date” means the date on which a Purchased Asset is to be transferred by a Seller to Administrative Agent for the benefit of Buyers or a Purchase Price Increase Date.

“Purchase Price” means, without duplication: (a) with respect to REO Subsidiary Interests, the aggregate Purchase Price of all Contributed Assets, as applicable, and (b) with respect to each Purchased Mortgage Loan or Contributed Asset, the price at which such Purchased Mortgage Loan or Contributed Asset, as applicable, is made subject to a Transaction hereunder, which shall equal:

(a) on the Purchase Date of the Purchased Mortgage Loans or Contributed Assets, the Asset Value of such Purchased Mortgage Loans or Contributed Assets as of the Purchase Date;

(b) on any day after the Purchase Date, except where Administrative Agent and such Seller agree otherwise, the amount determined under the immediately preceding clause (a) (i) solely with respect to the Eligible REO Subsidiary Interest, without duplication, increased or decreased upon the acquisition or disposition of Contributed Assets by the REO Subsidiary, pursuant to Sections 3(b) and 4 hereof, and (ii) decreased by the amount of any cash transferred by such Seller to Administrative Agent for the benefit of Buyers pursuant to Section 6 hereof.

“Purchase Price Increase” means an increase in the Purchase Price for the REO Subsidiary Interests based upon the REO Subsidiary acquiring additional Contributed Assets, to which such portion of the Purchase Price is allocated, as requested by a Seller pursuant to Section 3(b) hereof.

“Purchase Price Increase Date” means the date on which a Contributed Asset is transferred to the REO Subsidiary, and/or a Purchase Price Increase is made with respect thereto.

“Purchase Price Increase Request” means a request via email from a Seller to Administrative Agent requesting a Purchase Price Increase for REO Subsidiary Interests based upon the acquisition of additional Contributed Assets by the REO Subsidiary and indicating that it is a Purchase Price Increase Request under this Agreement.

“Purchase Price Percentage” has the meaning assigned to such term in the Pricing Side Letter.

“Purchased Assets” means the collective reference to Purchased Mortgage Loans and REO Subsidiary Interests (including for the avoidance of doubt, the related Underlying Repurchase Assets) together with the Repurchase Assets related to such REO Subsidiary Interests transferred by Sellers to Administrative Agent for the benefit of Buyers in a Transaction hereunder, listed on the related Asset Schedule attached to the related Transaction Request which such Asset Files and REO Subsidiary Interests the Custodian has been instructed to hold pursuant to the Custodial Agreement; provided, that, in the case of the transfer of REO Subsidiary Interests under any Transaction, Purchased Assets shall be deemed to include all such portion(s) of the REO Subsidiary Interests allocable to the Purchase Price or Purchase Price Increase, as applicable, that correspond to the related Contributed Assets owned by the REO Subsidiary, and as related to such Purchase Price or Purchase Price Increase, as applicable.

“Purchased Mortgage Loan” means a Mortgage Loan which is subject to a Transaction under this Agreement.

“Qualified Insurer” means an insurance company duly authorized and licensed where required by law to transact insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

“Qualified Mortgage Loan” means a Mortgage Loan which is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e).

“Qualified Originator” means, with respect to New Origination Mortgage Loans, an originator of Mortgage Loans which is acceptable under the Underwriting Guidelines.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller Parties, Servicer, Guarantors, Custodian, Underlying Repurchase Counterparty, or any other person or entity with respect to a Purchased Asset or Contributed Asset.  Records shall include the Mortgage Notes, any Mortgages, any Credit Line Agreements, the Asset Files, the credit files related to the Purchased Asset, and any other instruments necessary to document or service a Purchased Mortgage Loan.  For Contributed Assets, Records shall include the Asset Files and any other instruments necessary to document or manage a Contributed Asset.

“Recognition Agreement” means, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.

“REIT” means a real estate investment trust, as defined in Section 856 of the Code.

“Rental Proceeds” means all payments made by Tenants and received in respect of any Rental Property, including Monthly Lease Payments and fees, but excluding Security Deposits.

“Rental Property” means a parcel of residential real property that is wholly owned by or acquired by REO Subsidiary and the fee title to which is held by REO Subsidiary, together with all Improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property, that is subject to an Eligible Lease with an Eligible Tenant and satisfies each of the applicable representations and warranties set forth on Schedule 1, Part VI with respect thereto.

“REO Property” means (a) real property acquired by or transferred to REO Subsidiary, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure, the fee title of which is held by REO Subsidiary, which shall include, for the avoidance of doubt Rental Property, and (b) Unrecorded REO Property.

“REO Subsidiary” means, individually or collectively, the Exiting REO Subsidiary and the Joining REO Subsidiary.

“REO Subsidiary Account” means each account as established pursuant to the applicable Subsidiary Agreement for the benefit of the REO Subsidiary, into which PennyMac

Loan Services, LLC shall direct all REO Subsidiary Income received with respect to the assets owned by the REO Subsidiary.

“REO Subsidiary Account Control Agreement” means (i) the letter agreement among the Existing REO Subsidiary, PennyMac Loan Services, LLC, PennyMac Corp., Administrative Agent, City National Securities, Inc. and Bank in form and substance reasonably acceptable to Administrative Agent, as it may be amended, supplemented or otherwise modified from time to time; and (ii) the Deposit Account Control Agreement dated March 14, 2019 among the Joining REO Subsidiary, PennyMac Loan Services, LLC, PennyMac Corp., Administrative Agent, and Bank in form and substance reasonably acceptable to Administrative Agent, as it may be amended, supplemented or otherwise modified from time to time.

“REO Subsidiary Account Required Balance” shall mean an amount equal to the total payments and Security Deposits on the account of the Rental Properties expected to be received in such calendar month plus such Security Deposits previously collected and expected to be continued to be held for such month, as determined on the first day of each calendar month based on Sellers’ monthly report of rental property performance, in form and substance acceptable to Administrative Agent.

“REO Subsidiary Income” means, with respect to assets owned by the REO Subsidiary (including Unrecorded REO Property), all principal and income received with respect to such assets, including any sale or liquidation premiums, Liquidation Proceeds, insurance proceeds, interest, dividends or other distributions payable thereon or any fees or payments of any kind received by the REO Subsidiary.

“REO Subsidiary Interests” means any and all of any Seller’s interests, as the case may be, in the Capital Stock in REO Subsidiary.

“Re-Performing Mortgage Loan” means, as of any date of determination, a Mortgage Loan that was a Non-Performing Mortgage Loan, but with respect to which the related Mortgagor has made all Monthly Payments for the three (3) months prior to such date of determination.

“Repledge Transaction” has the meaning set forth in Section 18 hereof.

“Repledgee” means each Repledgee identified by the Administrative Agent from time to time.

“Reporting Date” means the 5th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Repurchase Assets” has the meaning assigned thereto in Section 8 hereof.

“Repurchase Date” means the earliest of (a) the Termination Date, (b) the date determined by application of Section 16 hereof, (c) any other date requested by a Seller upon one (1) Business Day's prior written notice subject to Section 4 hereof, (d) with respect to the Specified Mortgage Loan Pool, the Specified Mortgage Loan Pool Repurchase Date and (e) with respect to Rental Properties, upon the occurrence of an Early Repurchase Trigger Event.  The Repurchase

Date for each Purchased Asset shall in no event occur later than one (1) year after the Purchase Date of such Purchased Asset.

“Repurchase Price” means, without duplication, the price at which Purchased Assets are to be transferred from Administrative Agent for the benefit of Buyers to Sellers, or at which the REO Subsidiary Interests are to be reduced in value with respect to Contributed Assets released therefrom upon a Partial Prepayment Date or termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as (a) with respect to Purchased Mortgage Loans and Contributed Assets, the Allocated Repurchase Price as of the date of such determination and (b) with respect to the Subsidiary Certificate, the aggregate Allocated Repurchase Price of all Contributed Assets owned by the REO Subsidiary.

“Request for Certification” means a notice sent to the Custodian reflecting that one or more of the Mortgage Loans, Rental Properties or REO Properties shall be made subject to a Transaction with the Administrative Agent for the benefit of Buyers hereunder.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and includes all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to a Seller Party, at any time in force affecting such Seller Party, any Rental Property, Mortgage Loan or REO Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to a Rental Property or any part thereof, or (b) in any way limit the leasing, use and enjoyment of a Contributed Asset.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.  The Responsible Officers of Seller Parties as of the date hereof are listed on Schedule 2 hereto.

“Restricted Cash” means for any Person, any amount of cash of such Person that is contractually required to be set aside, segregated or otherwise reserved.

“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“Scratch and Dent Mortgage Loan” means a first lien Mortgage Loan (i) originated by Seller in accordance with the criteria of an Agency Mortgage Loan or Non-Agency QM Mortgage Loan, as applicable, except such Mortgage Loan is not eligible for sale to the original Take-out Investor or has been subsequently repurchased from such original Take-out Investor, in each case, for reasons other than delinquent payment under such Mortgage Loan and (ii) is acceptable to Buyers or Administrative Agent in their sole discretion.

“Seasoned Mortgage Loan” means any Mortgage Loan that is not a New Origination Mortgage Loan and is a Non-Performing Mortgage Loan or Re-Performing Mortgage Loan.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Second Lien Mortgage Loan” means a Mortgage Loan or a home equity revolving line of credit (“HELOC”) secured by a second lien on the related Mortgaged Property.

“Securities Account” has the meaning assigned to such term in the Securities Account Control Agreement.

“Securities Account Control Agreement” means the agreement dated as of March 29, 2012, among Administrative Agent, Sellers, Servicer, Bank and City National Securities, Inc., a California corporation, as the same may be amended from time to time.

“Security Deposits” means, any payments made by Tenants and received in respect of any Rental Property that is in the nature of a security deposit.

“Sellers” means, collectively, PennyMac Corp., PennyMac Holdings, LLC and PennyMac Operating Partnership, L.P., or their respective permitted successors and assigns.

“Seller Parties” means, collectively, the Sellers, the Existing REO Subsidiary and the Joining REO Subsidiary, and their respective permitted successors and assigns.

“Servicer” means PennyMac Loan Services, LLC or any other servicer approved by Administrative Agent in its sole discretion, which may be a Seller or the applicable Underlying Repurchase Counterparty.

“Servicer Account” means that certain clearing account in the name of the applicable Servicer into which all sale proceeds of a Seasoned Mortgage Loan or REO Property (unless otherwise agreed pursuant to the Program Agreements) are remitted and that clearing account where Rental Proceeds are received.

“Servicer Notice and Pledge” means the notice to and pledge by the Servicer substantially in the form of Exhibit J hereto.

“Servicing Agent” means, with respect to an eNote, the field entitled, “Servicing Agent” in the MERS eRegistry.

“Servicing Agreement” means that certain Third Amended and Restated Flow Servicing Agreement, dated as of September 12, 2016, by and between PennyMac Operating Partnership, L.P. and Servicer, as the same may be amended from time to time.

“Servicing Rights” means rights of any Person to administer, service or subservice, the Purchased Mortgage Loans or REO Properties or to possess related Records.

“Settlement Agent” means, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, the entity approved by Administrative Agent, in its sole good-faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated.

A Settlement Agent is deemed approved unless Administrative Agent notifies Sellers otherwise at any time electronically or in writing.

“SFR Property Documents” means, with respect to any Rental Property, those documents executed in connection with, evidencing or governing such Rental Property, which include with respect to such Rental Property: (i) the Deed (or true copy thereof) with evidence of recording thereon evidencing the ownership of the related Rental Property by the REO Subsidiary, (ii) the original (or true copy thereof) title insurance policy insuring such Rental Property, (iii) a true copy of the related Lease Agreement, if any, (iv) a Tenant estoppel certificate and subordination, non-disturbance and attornment agreements, if any, to the extent in the possession of the REO Subsidiary, in which the related Tenant acknowledges that such Lease Agreement is in full force and effect, that such Tenant is not in default under the terms of such Lease Agreement, and that no circumstances currently exist that would give such Tenant the right to abate or offset its rent, (v) any Rental Property zoning reports, (vi) a copy of the related Survey and (vii) evidence of all insurance required to be maintained under such Lease Agreement, including but not limited to, with respect to any environmental insurance policy, the original or a copy of each such environmental insurance policy, if any.

“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.

“Special Purpose Entity” means a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in one or more Rental Properties or REO Properties, does not engage in any business unrelated to the Rental Properties or REO Properties, does not have any assets other than as otherwise expressly permitted by this Agreement, has its own separate books and records and will not commingle its funds in each case which are separate and apart from the books and records of any other Person, and is subject to all of the limitations on the powers set forth in the organizational documentation of REO Subsidiary as in effect on the date hereof, and holds itself out as a Person separate and apart from any other Person and otherwise complies with all of the covenants set forth in Section 14(gg).

“Specified Mortgage Loan Pool” has the meaning assigned to such term in the Pricing Side Letter.

“Specified Mortgage Loan Pool Repurchase Date” has the meaning assigned to such term in the Pricing Side Letter.

“Stock Certificate” means, with respect to a Co-op Loan, the certificates evidencing ownership of the Co-op Shares issued by the Co-op Corporation.

“Stock Power” means, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.

“Streamlined Mortgage Loan” means an FHA Loan originated in accordance with FHA’s streamlined mortgage loan refinance program as set forth in FHA’s Underwriting Guidelines.

“Subordinated Debt” means, Indebtedness of a Seller which is (a) unsecured, (b) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (c) the payment of the principal of and interest on such Indebtedness and other obligations of a Seller in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of a Seller to Administrative Agent and Buyers hereunder on terms and conditions approved in writing by Administrative Agent and all other terms and conditions of which are satisfactory in form and substance to Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, trust or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, limited liability company, partnership, trust or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, limited liability company, partnership, trust or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Subsidiary Agreement” means the organizing documents governing REO Subsidiary as contemplated by this Agreement, as the same may be modified from time to time.

“Subsidiary Certificates” means, collectively, the certificates evidencing 100% of the REO Subsidiary Interests for REO Subsidiary.

“Subsidiary Owned Assets” means all property including Mortgage Loan, Rental Property and REO Property and shall include any Subsidiary Repurchase Asset related to the foregoing subject to a Transaction, owned by the REO Subsidiary, including those listed on the related Asset Schedule attached to the related Transaction Request.

“Subsidiary Repurchase Assets” has the meaning set forth in Section 8(a) hereof.

“Successor Rate” means a rate determined by Administrative Agent in accordance with Section 5(c) hereof.

“Successor Rate Conforming Changes” means with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Administrative Agent, to reflect the adoption of such Successor Rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice.

“Survey” means a survey prepared by a surveyor licensed in the state where the Rental Property is located and satisfactory to Administrative Agent and the company or companies issuing ALTA owner’s title insurance policy, and containing a certification of such surveyor satisfactory to Administrative Agent.

“Take-out Commitment” means a commitment of Underlying Repurchase Counterparty to either (a) sell one or more identified Mortgage Loans or REO Properties to a Take-out Investor or (b) (i) swap one or more identified Mortgage Loans or REO Properties with a Take-out Investor that is an Agency for an Agency Security, and (ii) sell the related Agency Security to a Take-out Investor, and in each case, the corresponding Take-out Investor’s commitment back to Underlying Repurchase Counterparty to effectuate any of the foregoing, as applicable. With respect to any Take-out Commitment with an Agency, the applicable agency documents list Administrative Agent as sole subscriber to the Agency Security and such Agency Security is delivered to an account specified by Administrative Agent.

“Take-out Investor”  means (a) an Agency, (b) PennyMac Loan Services, LLC or (c) any other institution which has made a Take-out Commitment and has been approved by Administrative Agent for the benefit of Buyers.

“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments, fees or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” means the tenant of a Rental Property named on the related Lease Agreement, together with any guarantor of such tenant’s obligations under such Lease Agreement.

“Tenant Instruction Notice” means, with respect to a Rental Property that is subject to a Lease Agreement, upon request from Administrative Agent to provide such notice, the written notice in the form of Exhibit A hereto that is executed by a Property Manager and may be delivered by Administrative Agent following the occurrence of an Event of Default or a Property Manager Termination Event and termination of a Property Manager in accordance with Section 12 to each related Tenant informing such Tenant that Administrative Agent or a replacement property manager has replaced the Property Manager.

“Tenant Underwriting Criteria” means the standards, procedures and guidelines of the REO Subsidiary for the approval of any Tenant, which are set forth in the written policies and procedures of the REO Subsidiary, a copy of which have been provided to Administrative Agent and such other criteria as are identified to and approved in writing by Administrative Agent.

“Termination Date” means the earliest of (a) April 26, 2019, and (b) the date of the occurrence of an Event of Default.

“Test Period” means any one fiscal quarter.

“TILA-RESPA Integrated Disclosure Rule” means the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Finance Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

“Trade Assignment” means an assignment to Administrative Agent of a forward trade between a Take-out Investor and Underlying Repurchase Counterparty with respect to one or more Purchased Mortgage Loans that are Pooled Mortgage Loans substantially in the form of Exhibit L hereto.

“Transaction” has the meaning set forth in Section 1 hereof.

“Transaction Request” means a request via email from a Seller to Administrative Agent notifying Administrative Agent that such Seller wishes to enter into a Transaction hereunder that indicates that it is a Transaction Request under this Agreement. For the avoidance of doubt, a Transaction Request may refer to multiple Mortgage Loans; provided, that each Mortgage Loan shall be deemed to be subject to its own Transaction.

“Transfer of Control” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.

“Transfer of Location” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.

“Transferable Record” means an Electronic Record under E-SIGN and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.

“Trust Receipt” means, with respect to any Transaction as of any date, a receipt in the form attached as an exhibit to the Custodial Agreement.

“UETA” means the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999, in the form adopted in the state where the Mortgaged Property is located.

“Underlying Electronic Tracking Agreement” means one (1) or more Electronic Tracking Agreements with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Purchased Mortgage Loans held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Administrative Agent.

“Underlying Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Underlying Repurchase Counterparty.

“Underlying Repurchase Agreement” shall mean the amended and restated repurchase agreement among PMC, Sellers and Servicer dated as of March 14, 2019 in the form approved by Administrative Agent in writing in its sole discretion with any material modifications approved by Administrative Agent in writing in its sole discretion (excluding provisions related to the price or pricing rate of such Underlying Repurchase Transactions, which shall not be subject to Administrative Agent review or approval), as amended, restated, supplemented or otherwise modified from time to time.

“Underlying Repurchase Asset” shall mean, in connection with an Underlying Repurchase Transaction, the Mortgage Loans and the REO Subsidiary Interests sold by a Seller, including PMC to another Seller, including POP and Pennymac Holdings, thereunder.

“Underlying Repurchase Counterparty” means PennyMac Corp. or any other Affiliate of Sellers approved by Administrative Agent in writing in its sole discretion and that is joined as a party to the Program Agreements, that has sold, or concurrently with a purchase of a Mortgage Loan by Administrative Agent hereunder, will sell, such Mortgage Loan to Sellers.

“Underlying Repurchase Counterparty DE Compare Report” means, with respect to any Underlying Repurchase Counterparty, the top of the three rows of the report entitled “Neighborhood Watch Early Warning System – Single Lender – Direct Endorsement Lender” and found at https://entp.hud.gov/sfnw/public/.  Such report shall be generated using the following criteria:  Mortgagee Selections: “Direct Endorsement Lender;” Delinquent Choices:  “Seriously Delinquent;” and 2 Year Performance Period: “Data as of [END OF MOST RECENT PRIOR MONTH].”

“Underlying Repurchase Counterparty Institution Compare Ratio” has the meaning set forth in the Underlying Repurchase Counterparty Institution Compare Report.

“Underlying Repurchase Counterparty Institution Compare Report” means, with respect to any Underlying Repurchase Counterparty, the report entitled “Neighborhood Watch Early Warning System – Single Lender – Originator by Institution” and found at https://entp.hud.gov/sfnw/public/.  Such report shall be generated using the following criteria:  Mortgagee Selections: “Originator by Institution;” Delinquent Choices:  “Seriously Delinquent;” and 2 Year Performance Period: “Data as of [END OF MOST RECENT PRIOR MONTH].”

“Underlying Repurchase Documents” means the Underlying Repurchase Agreement, pricing letter, confirmations and all documents ancillary thereto that evidence an Underlying Repurchase Transaction in the form approved by Administrative Agent in writing in its sole discretion with any material modifications approved by Administrative Agent in writing in its sole discretion (excluding provisions related to the price or pricing rate of such Underlying Repurchase Transactions, which shall not be subject to Administrative Agent review or approval).

“Underlying Repurchase Transaction” means a transaction between a Seller and an Underlying Repurchase Counterparty whereby the Underlying Repurchase Counterparty sells one or more Mortgage Loans and REO Subsidiary Interests to such Seller against the transfer of funds by such Seller, with the simultaneous agreement by such Seller to transfer to such Underlying Repurchase Counterparty such Mortgage Loans and REO Subsidiary Interests at a date certain against the transfer of funds by such Underlying Repurchase Counterparty, which Mortgage Loans and REO Subsidiary Interests are concurrently or consecutively purchased by Administrative Agent hereunder.

“Underwriting Guidelines” means, with respect to New Origination Mortgage Loans, the standards, procedures and guidelines of the applicable Underlying Repurchase Counterparty for underwriting Mortgage Loans, as set forth in the written policies and procedures of such Underlying Repurchase Counterparty, copies of which have been provided to Administrative Agent, and, as applicable, the Fannie Mae Single-Family Selling and Servicing Guide, the Freddie Mac Single-Family Seller/Servicer Guide, FHA Underwriting Guidelines or VA Underwriting Guidelines and such other guidelines as are identified and approved in writing by Administrative Agent.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Unrecorded REO Property” means REO Property for which the Custodian has not received a copy of the Deed recorded or submitted for recording into the name of REO Subsidiary, and otherwise meets the criteria set forth in this Agreement.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 11(e)(ii)(B) hereof.

“USDA Loan” means a first lien Mortgage Loan originated in accordance with the criteria established by and guaranteed by the United States Department of Agriculture.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan” means a Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“Warehouse Facility” means a mortgage loan or REO property warehouse facility, warehouse line of credit (including both on and off balance sheet facilities), and any other such facility with terms and conditions similar to the terms and conditions of this Agreement and the purpose of which is to fund the origination and/or purchase of newly originated Mortgage Loans or REO Properties pending sale or securitization.

“Wet-Ink Documents” means, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Request and (b) the Asset Schedule.

“Wet-Ink Mortgage Loan” means a New Origination Mortgage Loan which a Seller is selling to Administrative Agent for the benefit of a Buyer simultaneously with the origination thereof.

3.Program; Initiation of Transactions

a.Initiation.  On each Purchase Date, Administrative Agent (for the benefit of Buyers) will facilitate the purchase by Buyers from POP and PennyMac Holdings the Purchased Assets (accompanied by a pledge of the related Mortgage Loans that have been either originated by such Sellers or purchased by such Sellers from other originators).  On the initial Purchase Date, PMC and POP have each pledged their rights in and to the REO Subsidiary Interests to Administrative Agent for the benefit of Buyers.  From time to time, Seller may request and Administrative Agent on behalf of Buyers may fund additional Purchase Price Increases in connection with the conveyance of REO Properties or Rental Properties to the REO Subsidiary and the corresponding increases of the Purchase Price on account of the REO Subsidiary Interests.  This Agreement is a commitment by Administrative Agent on behalf of Committed Buyers to enter into Transactions and Purchase Price Increases with Sellers for an aggregate amount equal to the Maximum Committed Purchase Price.  This Agreement is not a commitment by Administrative Agent on behalf of Buyers to enter into Transactions or Purchase Price Increases with Sellers for amounts exceeding the Maximum Purchase Price, but rather, sets forth the procedures to be used in connection with periodic requests for Administrative Agent on behalf of Buyers to enter into Transactions or Purchase Price Increases with Sellers.  Each Seller hereby acknowledges that, beyond the applicable Maximum Committed Purchase Price, Administrative Agent on behalf of Buyers is under no obligation to agree to enter into, or to enter into, any Transaction or Purchase Price Increase pursuant to this Agreement.  All Purchased Mortgage Loans and Contributed Assets shall exceed or meet the Underwriting Guidelines or Acquisition Guidelines, as applicable, and all Purchased Mortgage Loans and REO Property shall be serviced by a Seller or Servicer, as applicable.  All Rental Properties shall be managed by a Property Manager and shall exceed or meet the Leasing Criteria and Tenant Underwriting Criteria.  The aggregate Purchase Price (adjusted for any Purchase Price Increases or reductions in Purchase Price, as applicable) of then-outstanding Transactions shall not exceed the Maximum Purchase Price.

b.Requests for Transactions.  Sellers shall request that Administrative Agent enter into a Transaction or Purchase Price Increase by delivering to Administrative Agent a Transaction Request or Purchase Price Increase Request, as applicable, and with respect to Seasoned Mortgage Loans and REO Property, summary results of due diligence delivered in connection with Section 10(b)(1) of this Agreement, compliance diligence information and upon request of Administrative Agent, BPO valuation and valuation date for each Mortgage Loan or Contributed Asset, as applicable, a copy of the BPO and BPO results, in each case in the format mutually agreed to by Administrative Agent and Sellers (i) on or before 3:00 p.m. (New York City time) on the Purchase Date for Transactions involving Wet-Ink Mortgage

Loans and (ii) on or before 12:00 p.m. (New York City time) (A) five (5) Business Days with respect to Seasoned Mortgage Loans and Contributed Assets, and (B) one (1) Business Day with respect to New Origination Mortgage Loans, prior to the proposed Purchase Date or Purchase Price Increase Date, as applicable, for Transactions involving all Mortgage Loans other than Wet-Ink Mortgage Loans; provided that if such REO Property is related to a Purchased Mortgage Loan that is a Seasoned Mortgage Loan, Sellers shall not be required to deliver an additional BPO at the time of such Purchase Price Increase, and Sellers shall deliver either (x) to Administrative Agent and Custodian a Request for Certification and related Asset Schedule, in accordance with the Custodial Agreement or (y) to the extent that such Purchase Price Increase is a result of a change of Category for a Purchased Mortgage Loan to a REO Property, evidence of such change in Category.  In the event the Asset Schedule provided by Sellers contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Administrative Agent shall provide written or electronic notice to the applicable Seller describing such error and the applicable Seller shall correct the computer data, reformat or properly align the computer fields itself and resubmit the Asset Schedule as required herein.  With respect to Seasoned Mortgage Loans and Contributed Assets, Administrative Agent shall review and advise the applicable Seller in writing of Administrative Agent’s Market Value within four (4) Business Days of receipt of a Transaction Request or Purchase Price Increase Request, as applicable. Upon Administrative Agent and Sellers’ mutual agreement of the Market Value, Administrative Agent, on behalf of Buyers, and the applicable Seller shall enter into a Transaction or Purchase Price Increase, as applicable, within one (1) Business Day of such agreement as set forth in Section 3(i) hereto

c.Transfer of Interests.  Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of the applicable Seller’s interest in the Repurchase Assets shall pass to or be pledged to Administrative Agent, on behalf of Buyers, against the transfer of the Purchase Price for the related Purchased Assets to Sellers.  Upon transfer of (i) the Purchased Mortgage Loans to Administrative Agent on behalf of Buyers, (ii) Unrecorded REO Property to Sellers, the applicable Servicer or any prior owner or prior servicer for whom the applicable Servicer is contractually permitted to act, all for the benefit of REO Subsidiary, which shall be for the benefit of Administrative Agent and Buyers, or (iii) Contributed Assets to the REO Subsidiary, in each case, as set forth in this Section and until termination of any related Transactions or the release of Purchased Mortgage Loans and/or Contributed Assets as set forth in Sections 4 or 16 of this Agreement, beneficial ownership in the related Purchased Mortgage Loans and Contributed Assets, including each document in the related Asset File and Records, is vested in Administrative Agent on behalf of Buyers; provided that, prior to the recordation by the Custodian as provided for in the Custodial Agreement (i) with respect to Purchased Mortgage Loans, record title in the name of Underlying Repurchase Counterparty to each Mortgage shall be retained by Underlying Repurchase Counterparty in trust, for the benefit of Administrative Agent and Buyers, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Purchased Mortgage Loans, (ii) with respect to

Contributed Assets, record title in the name of the REO Subsidiary to each Contributed Asset shall be retained by the REO Subsidiary in trust pursuant to the applicable Subsidiary Agreement for the benefit of Administrative Agent on behalf of Buyers, as owner of the REO Subsidiary Interests, for the sole purpose of facilitating the administration of the Contributed Asset, (iii) with respect to each Unrecorded REO Property, in which the legal title may be in the name of Sellers, Servicers or any prior owner or prior servicer for whom the applicable Servicer is contractually permitted to act, all for the benefit of the REO Subsidiary, and (iv) with respect to each Contributed Asset other than Unrecorded REO Property, upon transfer of such Contributed Asset to the REO Subsidiary as set forth in this Section and until termination of the Transaction (or release of the Contributed Asset upon payment of the related Optional Partial Prepayment) as set forth in Sections 4 or 16 of this Agreement, ownership of such Contributed Asset, including each document in the related Asset File and Records, is vested in the REO Subsidiary; provided that, prior to the recordation as provided for in the Custodial Agreement (a) with respect to Contributed Assets other than Unrecorded REO Properties, record title in the name of the REO Subsidiary to each Contributed Asset shall be retained by the REO Subsidiary in accordance with the applicable Subsidiary Agreement and (b) with respect to Unrecorded REO Property, record title in the name of the applicable Seller, Servicer or any prior owner or prior servicer for whom the applicable Servicer is contractually permitted to act to each REO Property shall be retained in trust for the REO Subsidiary, and promptly transferred to the REO Subsidiary to be held in accordance with the applicable Subsidiary Agreement but subject to the requirements of this Agreement.  The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Program Agreements.

d.Delivery of Asset File.  With respect to Mortgage Loans that are not Wet-Ink Mortgage Loans, Sellers shall cause the delivery of the Asset File to the Custodian, as more particularly set forth in the Custodial Agreement.

e.Delivery of Asset File with respect to Wet-Ink Mortgage Loans.  With respect to each Wet-Ink Mortgage Loan, by no later than the seventh (7th) Business Day following the applicable Purchase Date, Sellers shall cause the related Settlement Agent to deliver to the Custodian the remaining documents in the Asset File, as more particularly set forth in the Custodial Agreement.

f.Ownership of REO Subsidiary Interests.  Upon transfer of the REO Subsidiary Interests to Administrative Agent on behalf of Buyers as set forth herein and until termination of such Transaction as set forth herein, ownership of the REO Subsidiary Interests is vested in the Administrative Agent on behalf of Buyers, and record title (i) to each Contributed Asset (subject to exceptions permitted for Unrecorded REO Property) shall be retained by REO Subsidiary, and (ii) to each

Unrecorded REO Property shall be retained by the applicable Servicer, a Seller, or any prior owner or prior servicer for whom the applicable Servicer is contractually permitted to act in trust, for the benefit of REO Subsidiary, which shall be for the benefit of Administrative Agent and Buyers provided that with respect to any Unrecorded REO Property in the name of a Seller, the applicable Servicer, or any prior owner or prior servicer for whom the applicable Servicer is contractually permitted to act, Sellers shall deliver or cause to be delivered to the applicable county recorder’s office (with a copy to Custodian) a Deed in the name of REO Subsidiary within the period of time generally necessary in the applicable jurisdiction for the applicable Servicer, acting in accordance with the Servicing Guidelines, to (i) receive the Deed into the name of such party, (ii) review such Deed and perform all necessary title work with respect to the related property and (iii) prepare the new Deed to REO Subsidiary.

g.Underlying Repurchase Transactions.

(1)With respect to a Mortgage Loan that is subject to a Transaction, in the event that such Mortgage Loan is sold by an Underlying Repurchase Counterparty to a Seller under the Underlying Repurchase Documents, such Mortgage Loan may be sold under the Underlying Repurchase Documents as an Underlying Repurchase Asset and such Seller shall provide notice thereof to Administrative Agent, and from and after the related Purchase Date, the selling Seller shall be deemed to have paid the Repurchase Price of such Mortgage Loan hereunder, the selling Seller shall be deemed to have sold such Underlying Repurchase Asset to the Underlying Repurchase Counterparty under the Underlying Repurchase Documents, Administrative Agent on behalf of Buyers shall be deemed to have paid the Purchase Price for such Mortgage Loan as a Purchased Mortgage Loan to the purchasing Seller hereunder and the Transaction governing such Purchased Mortgage Loan shall be between such purchasing Seller and Administrative Agent hereunder.  For the avoidance of doubt, any Mortgage Loan made subject to a Transaction by a Seller and Administrative Agent on behalf of Buyers that is subsequently sold by such Seller to Underlying Repurchase Counterparty, and thereafter becomes subject to a Underlying Repurchase Transaction under the Underlying Repurchase Documents as a Underlying Repurchase Asset shall, on the related Purchase Date, be replaced by such Underlying Repurchase Asset as the Purchased Mortgage Loan, which Underlying Repurchase Asset shall automatically become subject to the Transaction to which the Mortgage Loan was subject.

(2)On each Purchase Date with respect to any Mortgage Loan or REO Subsidiary Interest subject to an Underlying Repurchase Transaction, the related Seller will be deemed to make the representations and warranties hereto with respect to such Mortgage Loan or REO Subsidiary Interest as set forth in Schedule 1, Part II attached hereto.

(3)Each Seller hereby agrees and acknowledges that any Underlying Repurchase Transaction is subject to and subordinate to Administrative Agent’s and Buyers’ respective rights hereunder and Administrative Agent’s (for the benefit of Buyers) security interest in the Purchased Mortgage Loans, the REO Subsidiary Interests and Administrative Agent’s and Buyers’ respective rights under the related Transaction.

h.eMortgage Loans.  With respect to any eMortgage Loan, Sellers shall deliver to Custodian each of Administrative Agent’s and Sellers’ MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Administrative Agent, (iii) the Location status of the related eNote to be transferred to Custodian, (iv) the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRHegistry and (v) the Servicing Agent status of the related eNote to remain blank (collectively, the “eNote Delivery Requirements”).

4.Repurchase

a.Sellers shall repurchase from Administrative Agent for the benefit of Buyers the related Purchased Assets on each related Repurchase Date.  Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan or Contributed Asset (but liquidation or foreclosure proceeds received by Administrative Agent shall be applied to reduce the Repurchase Price for the related Purchased Mortgage Loans or REO Subsidiary Interests on each Payment Date except as otherwise provided herein).  Sellers are obligated to repurchase and take physical possession of the Purchased Mortgage Loans and Contributed Assets, as applicable, from Administrative Agent or its designee (including the Custodian) then in Administrative Agent’s or its designee’s possession at Sellers’ expense on the related Repurchase Date.

b.When the Purchased Mortgage Loans or the Contributed Assets supporting a portion of the Purchase Price of the Transaction related to the REO Subsidiary Interests are desired by a Seller to be released, sold or otherwise liquidated, such Seller shall make payment to Administrative Agent for the benefit of Buyers in order to prepay the Allocated Repurchase Price (a “Optional Partial Prepayment”) in an amount equal to the Allocated Repurchase Price on each date such Purchased Mortgage Loan Contributed Asset is desired to be sold or otherwise liquidated (each, a “Optional Partial Prepayment Date”).  Such payment shall serve as a partial prepayment of the Repurchase Price in connection with the Transaction in respect of the Purchased Mortgage Loans or REO Subsidiary Interests, as applicable, in order to avoid a Margin Deficit.  Such obligation to pay the Optional Partial Prepayment exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan or Contributed Asset.  Sellers are obligated to pay the Optional Partial Prepayment and take physical possession of the Purchased Mortgage Loans or Contributed Assets, as applicable, giving rise to the Optional Partial Prepayment, from in the case of Contributed

Assets, the REO Subsidiary or its designee (including the Custodian) at Sellers’ expense on the related Optional Partial Prepayment Date.

c.Provided that no Default shall have occurred and is continuing, and Administrative Agent has received the related Repurchase Price (excluding accrued and unpaid Price Differential, which, for the avoidance of doubt, shall be paid on the next succeeding Payment Date) upon repurchase of the Purchased Assets or release of Contributed Assets from the REO Subsidiary, Administrative Agent and Buyers will each be deemed to have released their respective interests hereunder in the Purchased Mortgage Loans, or lien on the Contributed Assets or REO Subsidiary Interests, or the Repurchase Assets related thereto, as applicable.  The applicable Purchased Mortgage Loans, Contributed Assets or the Repurchase Assets related thereto, as applicable, shall be retransferred by delivery to the applicable Seller or the designee of such Seller free and clear of any lien, encumbrance or claim of Administrative Agent or the Buyers.  Provided that no Default shall have occurred and be continuing, and Administrative Agent for the benefit of Buyers has received the applicable Optional Partial Prepayment, Administrative Agent and the applicable Buyers agree to permit the release from the REO Subsidiary of the Contributed Asset attributable to such Optional Partial Prepayment (including, the Repurchase Assets related thereto) at the request of Sellers.  The applicable Purchased Mortgage Loan or Contributed Asset and the Repurchase Assets related thereto, shall be delivered to the applicable Seller or the designee of such Seller free and clear of any lien, encumbrance or claim of Administrative Agent, the Buyers or REO Subsidiary.

d.With respect to a Liquidated Asset, Sellers agree to (i) provide Administrative Agent with a copy of a report from the related Servicer indicating that such Purchased Mortgage Loan or Contributed Asset has been liquidated, (ii) cause the applicable Servicer to, (x) if such Liquidated Asset is a Purchased Mortgage Loan, remit to the Servicer Account, immediately upon the applicable Servicer’s receipt of the proceeds, the Repurchase Price, with respect to such Liquidated Asset and thereafter cause the applicable Servicer to remit such proceeds to the Collection Account within two (2) Business Days and (y) if such Liquidated Asset is a Contributed Asset remit the Optional Partial Prepayment in accordance with Section 4(b) and (iii) provide Administrative Agent a notice specifying each Purchased Mortgage Loan or Contributed Asset that has been liquidated.  Administrative Agent and the Buyers agree to release their lien on such Liquidated Asset and permit the release of the Liquidated Asset from REO Subsidiary concurrently with receipt of confirmation that proceeds have been received by the applicable Servicer.  All amounts on deposit in the REO Subsidiary Accounts shall be remitted to the Collection Account on each Payment Date in accordance with the terms of the applicable Subsidiary Agreement.

e.Promptly upon a Purchased Mortgage Loan becoming an REO Property, (a) Sellers shall (i) notify Administrative Agent in writing that such Purchased Mortgage Loan has become a REO Property and the value attributed to such REO Property by Sellers, (ii) deliver to Administrative Agent and Custodian an Asset

Schedule with respect to such REO Property, (iii) be deemed to make the representations and warranties listed on Schedule 1, Part IV hereto with respect to such REO Property; and (iv) without limiting the requirements set forth in the definition of Market Value, deliver to Administrative Agent a true and complete copy of a BPO of such REO Property no less frequently than once per 180 day period, and (b) solely with respect to a Purchased Mortgage Loan becoming a REO Property (i) such REO Property shall automatically and immediately be deemed contributed or sold by the Seller that owns it to the REO Subsidiary, and (ii) such REO Property shall be deemed a REO Property owned by the REO Subsidiary hereunder and its Market Value as determined by Administrative Agent shall be included in the Market Value of the REO Subsidiary Interests.  The acquisition of such REO Property by the REO Subsidiary shall result in an increase in the value of the REO Subsidiary Interests (as determined in accordance with the definition of Market Value) of the REO Subsidiary against a decrease in value of the Purchased Mortgage Loan and any Purchase Price Increase or Margin Deficit attributed to any change in Category shall be paid by the Administrative Agent, on behalf of Buyers, or Sellers as applicable, in accordance with this Agreement.

f.Promptly upon a REO Property becoming a Rental Property, Sellers shall (i) notify Administrative Agent in writing that such REO Property has become a Rental Property and the value attributed to such Rental Property by Sellers, (ii) deliver to Administrative Agent and Custodian an Asset Schedule with respect to such Rental Property, (iii) be deemed to make the representations and warranties listed on Schedule 1, Part VI hereto with respect to such Rental Property; (iv) without limiting the requirements set forth in the definition of Asset Value, deliver to Administrative Agent a true and complete copy of a BPO of such Rental Property no less frequently than once per 180 day period.  The conversion of such Rental Property shall result in an applicable change in the value of the REO Subsidiary Interests (as determined in accordance with the definition of Asset Value) of such REO Subsidiary and any Margin Deficit attributed to any change in Category shall be paid by the Administrative Agent, on behalf of Buyers, or Sellers, as applicable.

5.Price Differential

a.On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Payment Date.  Two (2) Business Days prior to the Payment Date, Administrative Agent shall give Sellers written or electronic notice of the amount of the Price Differential due on such Payment Date.  On the Payment Date, Sellers shall pay to Administrative Agent the Price Differential for the benefit of Buyers for such Payment Date (along with any other amounts to be paid pursuant to Sections 7 and 34 hereof), by wire transfer in immediately available funds.

b.If Sellers fail to pay all or part of the Price Differential by 3:00 p.m. (New York City time) on the related Payment Date, with respect to any Purchased Mortgage Loan or Contributed Asset, Sellers shall be obligated to pay to

Administrative Agent for the benefit of Buyers (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post-Default Rate until the Price Differential is received in full by Administrative Agent  for the benefit of Buyers.

c.If prior to any Payment Date, Administrative Agent determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR, LIBOR is no longer in existence, or the administrator of LIBOR or a Governmental Authority having jurisdiction over Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available or used for determining the interest rate of loans, Administrative Agent may give prompt notice thereof to Sellers, whereupon the rate for such period that will replace LIBOR for such period, and for all subsequent periods until such notice has been withdrawn by Administrative Agent, shall be the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) and (ii) zero, together with any proposed Successor Rate Conforming Changes, as determined by Administrative Agent in its sole discretion (any such rate, a “Successor Rate”).

6.Margin Maintenance

a.If at any time the outstanding Purchase Price of any Purchased Mortgage Loan or allocated to any Contributed Asset underlying a REO Subsidiary Interest subject to a Transaction is greater than the Asset Value of such Purchased Mortgage Loan or Contributed Asset underlying a REO Subsidiary Interest subject to a Transaction (a “Margin Deficit”), then Administrative Agent may by notice to Sellers require Sellers to transfer to Administrative Agent for the benefit of Buyers cash in an amount at least equal to the Margin Deficit subject to or related to a Transaction or solely with the consent of Administrative Agent in its sole discretion, additional Mortgage Loans or Contributed Assets with an Asset Value equal to such Margin Deficit (such requirement, a “Margin Call”).

b.Notice delivered pursuant to Section 6(a) may be given by any written or electronic means.  With respect to a Margin Call in the amount of less than 5% of  the Purchase Price for all Transactions (a “Low Percentage Margin Call”), any notice given before 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day; notice given after 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second Business Day following the date of such notice. With respect to all Margin Calls other than Low Percentage Margin Calls, any notice given before 1:00 p.m. (New York City time) on a Business  Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 1:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business

Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”).  The failure of Administrative Agent, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Administrative Agent to do so at a later date.  Each Seller and Administrative Agent each agree that a failure or delay by Administrative Agent to exercise its rights hereunder shall not limit or waive Administrative Agent’s or Buyers’ rights under this Agreement or otherwise existing by law or in any way create additional rights for a Seller.

c.In the event that a Margin Deficit exists with respect to any Purchased Mortgage Loan or Contributed Asset, Administrative Agent may retain any funds received by it to which the Sellers would otherwise be entitled hereunder, which funds (i) shall be held by Administrative Agent against the related Margin Deficit for a Purchased Mortgage Loan or Contributed Asset and (ii) will be applied by Administrative Agent against the Allocated Repurchase Price related to such Purchased Mortgage Loan or Contributed Asset for which the related Margin Deficit remains otherwise unsatisfied.  Notwithstanding the foregoing, the Administrative Agent retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.

d.In the event that Sellers reasonably believe that the Asset Value of all Purchased Assets exceeds the aggregate Purchase Price of all Purchased Assets by more than $3,000,000, Sellers may request that Administrative Agent on behalf of Buyers remit additional Purchase Price with respect to specific Purchased Assets to be identified by Sellers to Administrative Agent, and Administrative Agent will consider such request; provided that Administrative Agent will make such determination in its sole discretion. Any additional Purchase Price remitted by Administrative Agent on behalf of Buyers to Sellers hereunder (and in the case of Contributed Assets, Purchase Price Increase) shall be added to the Purchase Price for the applicable Purchased Assets. For the avoidance of doubt, Administrative Agent shall have no obligation to advance additional Purchase Price hereunder, and Administrative Agent’s agreement on behalf of Buyers to do so in any instance, shall not be deemed as Administrative Agent’s agreement to do so in the future.

7.Income Payments

a.All Income received on account of the Purchased Mortgage Loans, Contributed Assets or Subsidiary Certificates during the term of a Transaction shall be the property of Administrative Agent for the benefit Buyers.  Sellers shall and shall cause (i) the applicable Servicer to deposit all Income with respect to Purchased Mortgage Loans other than New Origination Mortgage Loans into the Collection Account within two (2) Business Days following receipt by any Seller, the Underlying Repurchase Counterparty or the applicable Servicer and the Underlying Repurchase Counterparty, (ii) the applicable Servicer to deposit all REO Subsidiary Income into the REO Subsidiary Account within two (2) Business Days following receipt by REO Subsidiary or a Servicer, as applicable, and (iii) the

Property Manager to deposit all Income received with respect to the Subsidiary Certificates for the REO Subsidiary and Rental Properties during the immediately preceding calendar month into the REO Subsidiary Account within five (5) Business Days of receipt thereof; provided, however, that notwithstanding the foregoing, the applicable Servicer shall be entitled to retain Ancillary Income to which it is entitled under the applicable Servicing Agreement, without any obligation to deposit such Income into the Collection Account or a REO Subsidiary Account.

b.Provided that no Event of Default has occurred and is continuing, on each Payment Date, (i) Administrative Agent for the benefit of Buyers shall cause the Seller Parties or Property Manager, as applicable, to remit all amounts collected on account of Rental Properties and the REO Subsidiary Account to the Collection Account, and (ii) Administrative Agent shall, or shall direct the Bank to, remit amounts with respect to Contributed Assets and Seasoned Mortgage Loans, on deposit in the Collection Account as follows:

(1)first, to Administrative Agent for the benefit of Buyers in payment of any accrued and unpaid Price Differential, to the extent not paid by Sellers to Administrative Agent for the benefit of Buyers pursuant to Section 5;

(2)second, to Administrative Agent for the benefit of Buyers in reduction of the Repurchase Price or Allocated Repurchase Price of any Liquidated Asset, an amount equal to the lesser of (x) Liquidation Proceeds received on or with respect to such Liquidated Asset or (y) Repurchase Price or Allocated Repurchase Price of such Liquidated Asset;

(3)third, without limiting the rights of Administrative Agent  or Buyers under Section 6 of this Agreement, to Administrative Agent for the benefit of Buyers, in the amount of any unpaid Margin Deficit;

(4)fourth, to the payment of all other costs and fees payable to Administrative Agent for the benefit of Buyers pursuant to this Agreement; and

(5)fifth, to deposit into the REO Subsidiary Account, an amount equal to the REO Subsidiary Account Required Balance;

(6)sixth, only to the extent of amounts then remaining on deposit in the Collection Account, to the payment of reasonable and actual fees and unreimbursed advances of the applicable Servicer attributable to the Purchased Mortgage Loans, Rental Properties or REO Properties, as applicable; and

(7)seventh, to Sellers, any remaining amounts.

c.Notwithstanding any provision to the contrary in this Section 7, within two (2) Business Days of receipt by Sellers or Underlying Repurchase Counterparty of any prepayment of principal in full, with respect to a Purchased Mortgage Loan, Sellers shall remit or cause to be remitted such amount to Administrative Agent for the benefit of Buyers and Administrative Agent shall immediately apply any such amount received by Administrative Agent to reduce the amount of the Repurchase Price due upon termination of the related Transaction.

d.Notwithstanding any provision to the contrary in this Section 7, upon the occurrence and continuance of an Event of Default or on the Termination Date all Income shall be remitted to Administrative Agent for the benefit of Buyers for application to the aggregate Repurchase Price and any Obligations as Administrative Agent deems appropriate.

8.Security Interest

a.Security Interest.

(1)On the applicable Purchase Date on or prior to the date hereof, Sellers sold, assigned, and conveyed all right, title and interest in REO Subsidiary Interests and all Purchased Assets identified on a Transaction Request and/or Trust Receipt, including, without limitation, the beneficial interest in Purchased Mortgage Loans and Contributed Assets identified on the related Asset Schedule, and the related Repurchase Assets to Administrative Agent for the benefit of Buyers and Repledgees.  On each subsequent Purchase Date, Sellers hereby sell, assign and convey all right, title and interest in all Purchased Assets identified on a Transaction Request and/or Trust Receipt and the related Repurchase Assets, including, without limitation, the beneficial interest in Purchased Mortgage Loans and Contributed Assets identified on the related Asset Schedule, and the related Repurchase Assets.  Although the parties intend that all Transactions hereunder be sales  and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, each Seller hereby pledges to Administrative Agent as security for the performance of the Obligations and hereby grants, assigns and pledges to Administrative Agent a fully perfected first priority security interest in the Purchased Assets, including, without limitation, the beneficial interest in Purchased Mortgage Loans and Contributed Assets identified on the related Asset Schedule, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Purchased Mortgage Loans and Contributed Assets, the Records (including, without limitation, any other collateral pledged or otherwise relating to the Rental Properties, together with all files, material documents, instruments, surveys, certificates, correspondence, appraisals, computer records, computer storage, accounting records and other books and records relating thereto), and all related Servicing Rights, Property Management Rights, the Program Agreements (to the extent such Program Agreements and each Seller’s right thereunder relate to the Purchased Mortgage Loans or Contributed Assets), all SFR Property Documents relating to the Rental Property, all Lease Agreements relating to the Rental Property, any related Take-out Commitments, the Collection Account, the REO Subsidiary Account, the Deposit Account, the Securities Account and all amounts deposited therein, the obligations of each Seller to deliver and convey each Contributed Asset to REO Subsidiary, any Property relating to the

Purchased Mortgage Loans or Contributed Assets, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loans or Contributed Assets, or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income, Underlying Interest Rate Protection Agreements to the extent of the Purchased Assets protected thereby, accounts (including any interest of each Seller in escrow accounts) related to the Purchased Assets, all of each Seller’s right, title and interest in, to and under the Underlying Repurchase Transactions and all of each Seller’s rights against and in respect of the Underlying Repurchase Counterparties related to the Underlying Repurchase Transactions, and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), dividends, general intangibles and other assets relating to the Purchased Mortgage Loans or Contributed Assets, (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans or Contributed Assets, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Seller Repurchase Assets”).

(2)In order to further secure the Obligations hereunder, PMC hereby grants, assigns and pledges to Administrative Agent for the benefit of Buyers and Repledgees a fully perfected first priority security interest in all of PMC’s right, title and interest in, to and under the Underlying Repurchase Assets subject to an Underlying Repurchase Transaction, Repurchase Assets (as such term is defined in the Underlying Repurchase Documents), any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Underlying Repurchase Assets, the Records (including, without limitation, any other collateral pledged or otherwise relating to the Rental Properties, together with all files, material documents, instruments, surveys, certificates, correspondence, appraisals, computer records, computer storage, accounting records and other books and records relating thereto), and all related Servicing Rights, Property Management Rights, the Program Agreements (to the extent such Program Agreements and each Seller’s right thereunder relate to the Purchased Assets), all documents relating to the Rental Property, all Lease Agreements relating to the Rental Property, any related Take-out Commitments, the Collection Account, the REO Subsidiary Account, the Deposit Account, the Securities Account and all amounts deposited therein, any Property relating to the Underlying Repurchase Assets, all insurance policies and insurance proceeds relating to any Underlying Repurchase Asset or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income, Underlying Interest Rate Protection Agreements to the extent of the Underlying Repurchase Assets protected thereby, accounts (including any interest of PMC in escrow accounts) related to the

Underlying Repurchase Assets, and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), dividends, general intangibles and other assets relating to the Underlying Repurchase Assets (including, without limitation, any other accounts) or any interest in the Underlying Repurchase Assets, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Underlying Transaction Repurchase Assets”).

(3)In order to further secure the Obligations hereunder, REO Subsidiary hereby grants, assigns and pledges to Administrative Agent for the benefit of Buyers and Repledgees a fully perfected first priority security interest in the Subsidiary Owned Assets, the Records (including, without limitation, any other collateral pledged or otherwise relating to the Rental Properties, together with all files, material documents, instruments, surveys, certificates, correspondence, appraisals, computer records, computer storage, accounting records and other books and records relating thereto), and all related Servicing Rights, Property Management Rights, the Security Deposits, the Program Agreements (to the extent such Program Agreements and each Seller’s right thereunder relate to the Purchased Assets), all SFR Property Documents relating to the Rental Property, all Lease Agreements relating to the Rental Property, any related Take-out Commitments, the Collection Account, the REO Subsidiary Account, the Deposit Account, the Securities Account and all amounts deposited therein, the obligations of each Seller to deliver and convey each Contributed Asset to REO Subsidiary, any Property relating to the Subsidiary Owned Assets, all insurance policies and insurance proceeds relating to any Subsidiary Owned Asset or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income, Underlying Interest Rate Protection Agreements to the extent of the Subsidiary Owned Assets protected thereby, accounts (including any interest of REO Subsidiary in escrow accounts) related to the Subsidiary Owned Assets, and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), dividends, general intangibles and other assets relating to the Subsidiary Owned Assets (including, without limitation, any other accounts) or any interest in the Subsidiary Owned Assets, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Subsidiary Repurchase Assets”, together with the Seller Repurchase Assets and the Underlying Transaction Repurchase Assets, the “Repurchase Assets”).

(4)Administrative Agent and PMC hereby agree that in order to further secure PMC’s Obligations hereunder, PMC hereby grants to Administrative Agent, for the benefit of Buyers, a security interest in (i) PMC’s rights under the CUSIP Facility Documents, including, without limitation, any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created, and (ii) all collateral however defined or described under the CUSIP Facility Documents. PMC shall deliver an irrevocable instruction (the “Irrevocable Instruction Letter”) to the buyer under the CUSIP Facility Documents that upon receipt of a notice of an Event of Default under this Agreement, the buyer thereunder is authorized and instructed to remit to Administrative Agent for the benefit of Buyers hereunder directly any amounts otherwise payable to PMC and to deliver to Administrative Agent for the benefit of Buyers all collateral otherwise deliverable to PMC. In furtherance of foregoing, the Irrevocable Instruction Letter shall also require, upon repayment of the entire obligations under the CUSIP Repurchase Agreement and the termination of all obligations of the buyer thereunder or other termination of the CUSIP Facility Documents following the repayment of all obligations thereunder that the buyer thereunder deliver to Administrative Agent for the benefit of Buyers hereunder any collateral then in its possession or control.

(5)Administrative Agent and PMC hereby agree that in order to further secure PMC’s Obligations hereunder, PMC hereby grants to Administrative Agent, for the benefit of Buyers, a security interest in (i) PMC’s rights under the FMSR Facility Documents, including, without limitation, any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created, and (ii) all collateral however defined or described under the FMSR Facility Documents. PMC shall deliver an irrevocable instruction (the “FMSR Irrevocable Instruction Letter”) to the buyer under the FMSR Facility Documents that upon receipt of a notice of an Event of Default under this Agreement, the buyer thereunder is authorized and instructed to remit to Administrative Agent for the benefit of Buyers hereunder directly any amounts otherwise payable to PMC and to deliver to Administrative Agent for the benefit of Buyers all collateral otherwise deliverable to PMC. In furtherance of foregoing, the FMSR Irrevocable Instruction Letter shall also require, upon repayment of the entire Obligations (as defined in the FMSR Facility Documents) under the FMSR Repurchase Agreement and the termination of all obligations of the buyer thereunder or other termination of the FMSR Facility Documents following the repayment of all obligations thereunder that the buyer thereunder deliver to Administrative Agent for the benefit of Buyers hereunder any collateral then in its possession or control.

(6)Administrative Agent and PMC hereby agree that in order to further secure PMC’s Obligations hereunder, PMC hereby grants to Administrative Agent, for the benefit of Buyers, a security interest in (i) PMC’s rights under the Conventional MSR Loan Facility Documents, including, without limitation, any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created, and (ii) all collateral however defined or described under the Conventional MSR Loan Facility Documents (the “Additional Collateral”). PMC hereby instructs Buyer, as the lender under the Conventional MSR Loan Facility Documents, that upon receipt of a notice of an Event of Default under this Agreement, the Buyer, as lender thereunder, is authorized and instructed to remit to Administrative Agent for the benefit of Buyers hereunder directly any amounts otherwise payable to PMC under the Conventional MSR Loan Facility Documents and to deliver to Administrative Agent for the benefit of Buyers all collateral otherwise deliverable to PMC. In furtherance of foregoing, upon repayment of the entire “Obligations” (as defined in the Conventional MSR Loan Facility Documents) under the Conventional MSR Loan Agreement and the termination of all obligations of the lender thereunder or other termination of the Conventional MSR Loan Facility Documents following the repayment of all obligations thereunder that the lender thereunder deliver to Administrative Agent for the benefit of Buyers hereunder any collateral then in its possession or control. The foregoing provision (6) is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and  Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.

b.Release of Servicing Rights.  The Sellers and Guarantors each acknowledge that none of them, nor any Underlying Repurchase Counterparty has rights to service the Purchased Mortgage Loans or REO Properties but only has rights as a party to any Servicing Agreement.  Without limiting the generality of the foregoing and in the event that the Sellers or Guarantors are deemed to retain any residual Servicing Rights, and for the avoidance of doubt, each of Sellers and Guarantors grants, assigns and pledges to Administrative Agent a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

c.Intent.  The foregoing provisions (a) and (b) are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

d.Financing Statements.  Each Seller Party agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Administrative Agent’s security interest created hereby.  Furthermore, each Seller Party hereby authorizes the Administrative Agent to file financing statements relating to the Repurchase Assets, as the Administrative Agent, at its option, may deem appropriate.  The Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.  For the avoidance of doubt, the parties hereto agree that no mortgage on real property will be filed with respect to such security interest.

e.Subordination.  Each Seller acknowledges and agrees that its rights with respect to the Repurchase Assets (including without limitation its security interest in the Purchased Assets and Contributed Assets and any other collateral purchased by such Seller in an Underlying Repurchase Transaction and in which a security interest is granted to Administrative Agent for the benefit of Buyers and Repledgees pursuant to this Section 8) are and shall continue to be at all times junior and subordinate to the rights of Administrative Agent under this Agreement. Each Seller agrees that it will provide notice of any action it takes with respect to the Repurchase Assets at any time any such Repurchase Assets are owned by or pledged to Administrative Agent for the benefit of Buyers and Repledgees under this Agreement.  In furtherance of the foregoing, each Seller acknowledges and agrees that the grants given by REO Subsidiary are directly in favor of Administrative Agent for the benefit of Buyers and Repledgees and no Seller that is party to an Underlying Repurchase Transaction has any claim to the assets of REO Subsidiary granted hereunder.

f.Acquisition of REO Property.  If the Sellers shall acquire, or contemplate the acquisition of, any REO Property, or desire to extinguish any Mortgage Note in connection with the foreclosure of the related Mortgage Loan, a transfer of the real property underlying the Mortgage Note in lieu of foreclosure or other transfer of such real property, the Sellers shall cause such real property to be taken by deed, or by means of such instruments as is provided by the Governmental Authority governing the transfer, or right to request transfer and issuance of the deed, or such instrument as is provided by the related Governmental Authority, or to be acquired through foreclosure sale in the jurisdiction in which the REO Property is located, in the name of the REO Subsidiary; provided that each Seller or the applicable Servicer may achieve this by initially taking such REO Property in its own name or in the name of any prior owner or prior servicer for whom the applicable Servicer is contractually permitted to act, and then transferring (and hereby covenants to transfer) such REO Property to the REO Subsidiary by deed within the period of time generally necessary in the applicable jurisdiction for the applicable Servicer.

g.REO Subsidiary Interests as Securities.  The parties acknowledge and agree that the REO Subsidiary Interests shall constitute and remain “securities” as defined in Section 8-102 of the Uniform Commercial Code; PMC covenants and agrees that (i) the REO Subsidiary Interests are not and will not be dealt in or traded on securities exchanges or securities markets, and (ii) the REO Subsidiary Interests are not and will not be investment company securities within the meaning of Section 8-103 of the Uniform Commercial Code.  PMC shall, at Sellers’ sole cost and expense, take all steps as may be reasonably necessary in connection with the indorsement, transfer, delivery and pledge of all REO Subsidiary Interests to Administrative Agent for the benefit of Buyers and Repledgees.

h.Additional Interests.  If PMC shall, as a result of ownership of the REO Subsidiary Interests become entitled to receive or shall receive any certificate evidencing any REO Subsidiary Interest or other equity interest, any option rights, or any equity interest in REO Subsidiary, whether in addition to, in substitution for, as a conversion of, or in exchange for the REO Subsidiary Interests, or otherwise in respect thereof, PMC shall accept the same as agent for Administrative Agent and Buyers, hold the same in trust for the Administrative Agent and Buyers and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by PMC to the Administrative Agent, if required, together with an undated transfer power, if required, covering such certificate duly executed in blank, to be held by the Administrative Agent for the benefit of Buyers and Repledgees subject to the terms hereof as additional security for the Obligations.  Any sums paid upon or in respect of the REO Subsidiary Interests upon the liquidation or dissolution of REO Subsidiary shall be paid over to the Administrative Agent as additional security for the Obligations.  If following the occurrence and during the continuation of an Event of Default any sums of money or property so paid or distributed in respect of the REO Subsidiary Interests shall be received by PMC, PMC shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and Buyers segregated from other funds of PMC as additional security for the Obligations.

i.Voting Rights. Subject to this Section, Administrative Agent on behalf of Buyers as the holder shall exercise all voting and member rights with respect to the Repurchase Assets, provided that, unless an Event of Default has occurred and is continuing, Administrative Agent (i) shall not exercise any voting or member right with respect to the Repurchase Assets without giving Sellers prior written notice (which may be in the form of an email transmission and which notice shall describe the contemplated action); provided that, to the extent that any voting or member action is in response to a request by a Seller or an Affiliate of Seller, such notice may be in the form of a response to such request; and provided further that Administrative Agent shall not be liable to the Seller for any failure to deliver such notice to the extent that such failure is not due to bad faith or willful misconduct on the part of the Administrative Agent, and (ii) shall exercise all such voting and member rights as instructed by Sellers unless Administrative Agent shall determine in its good faith discretion that such exercise in accordance with such instruction would otherwise result in a breach of a provision of this Agreement, an Event of Default under this Agreement or would adversely affect the Administrative Agent’s or Buyers’ rights or interests under this Agreement or with respect to the REO Subsidiary Interests or Repurchase Assets.  Without limiting the generality of the foregoing, Administrative Agent may in its sole discretion (x) remove a Servicer or Program Manager, as applicable, or terminate a Servicing Agreement or Program Management Agreement, as applicable, in connection with a default by a Servicer or Program Manager, as applicable, or (y) consent or refuse to consent to a waiver of a material breach or consent or refuse to consent to a material modification of a Servicing Agreement or Program Management Agreement, as applicable.  In no event shall Administrative Agent on behalf of Buyers be required to cast any vote or exercise any member right or take other action which would impair the Repurchase Assets or the REO Subsidiary Interests, as applicable, or which would be inconsistent with or result in a violation of any provision of this Agreement.  Without limiting the generality of the foregoing, Administrative Agent on behalf of

Buyers shall have no obligation to (a) vote to enable, or take any other action to permit REO Subsidiary to issue any interests of any nature or to issue any other interests convertible into or granting the right to purchase or exchange for any interests of such entity, or (b) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to the REO Subsidiary Interests or (c) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, the Sellers’ or REO Subsidiary’s interest in the Repurchase Assets except for the Lien provided for by this Agreement, or (d) except as provided in this Agreement, enter into any agreement or undertaking restricting the right or ability of Sellers or REO Subsidiary to sell, assign or transfer the Repurchase Assets.

j.REO Subsidiary Interests.  Notwithstanding any provision to the contrary herein or in any other Program Agreement, the Seller Parties, Administrative Agent and Buyers hereby acknowledge and agree that (i) the issuance or reissuance of the REO Subsidiary Interests in Administrative Agent’s name is for the sole purpose of perfecting Administrative Agent’s security interest hereunder in the REO Subsidiary Interests (by means of “control” under Section 8-106(b)(2) of the Uniform Commercial Code) and for otherwise exercising its rights as permitted under this Agreement, and (ii) the security interest in the REO Subsidiary Interests granted hereunder shall constitute a security interest in all legal and beneficial interest in and to such REO Subsidiary Interests but not a sale or transfer of such legal and beneficial interest in and to such REO Subsidiary Interest.

9.Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made by Sellers hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at the following account maintained by Administrative Agent: Account No. ********, for the account of CSFB Administrative Agent/PennyMac Holdings, LLC/PennyMac Operating Partnership, L.P.-Inbound Account, Citibank, ABA No. *** *** *** or such other account as Administrative Agent shall specify to Sellers in writing.  Each Seller acknowledges that it has no rights of withdrawal from the foregoing account.  All Purchased Assets transferred by one party hereto to the other party shall be in the case of a purchase by a Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Administrative Agent may reasonably request.  All Purchased Assets and Contributed Assets shall be evidenced by a Trust Receipt.  Any Repurchase Price received by Administrative Agent after 2:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.

10.Conditions Precedent

a.Effective Date.  As conditions precedent to the Effective Date, Administrative Agent shall have received on or before the day of entering into additional Transactions the following, in form and substance satisfactory to

Administrative Agent and duly executed by each Seller Party, Guarantors and each other party thereto:

(1)Program Agreements.  The Program Agreements duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(2)Security Interest.  Evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s and Buyers’ interest in the Purchased Assets, Purchased Mortgage Loans, Contributed Assets and other Repurchase Assets have been taken, including, without limitation, (i) duly authorized and filed Uniform Commercial Code financing statements on Form UCC‑1 and Form UCC-3 and (ii) delivery to the Custodian of the original Subsidiary Certificate re-registered into the name of the Administrative Agent and evidence that any REO Subsidiary Interests are evidenced by a certificate in a registered form.

(3)Organizational Documents.  A certificate of the duly authorized person of each Seller Party, each Guarantor and PennyMac GP OP, Inc., attaching certified copies of each Seller’s certificate of formation and operating agreement, PennyMac Mortgage Investment Trust’s declaration of trust, PennyMac Operating Partnership, L.P.’s limited partnership certificate, REO Subsidiary’s Subsidiary Agreement and in each case resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary action or governmental approvals as may be required in connection with the Program Agreements.

(4)Good Standing Certificate.  A certified copy of a good standing certificate from the jurisdiction of organization of Sellers and Guarantors, dated as of no earlier than the date ten (10) Business Days prior to the date hereof.

(5)Incumbency Certificate.  An incumbency certificate of each Seller, administrator and authorized signatory for REO Subsidiary, and Guarantors, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(6)Opinion of Counsel.  An opinion of Seller Parties’ and Guarantors’ counsel, in form and substance acceptable to Administrative Agent as to (i) general corporate matters, (ii) enforceability, (iii) creation and perfection, (iv) bankruptcy safe harbors, (v) matters of Delaware law with respect to REO Subsidiary, and (vi) Investment Company Act of 1940, as amended (the “Investment Company Act”), indicating that no Guarantor, Seller nor REO Subsidiary is an “investment company”, within the meaning of the Investment Company Act and that it is not necessary for REO Subsidiary to register under the Investment Company Act because REO Subsidiary is not required to be registered as an “investment company” within the meaning of the Investment Company Act as it is outside the definitions of “investment company” under Section 3(a)(1)(A), (B) and (C) of the Investment Company Act or, alternatively, it is not required to be registered as an “investment company” within the meaning of the Investment Company Act in reliance upon the exceptions under Sections 3(c)(5)(C) and 3(c)(6).

(7)Underwriting Guidelines, Acquisition Guidelines, Leasing Criteria, Tenant Underwriting Criteria.  A true and correct copy of the Underwriting Guidelines, Acquisition Guidelines, Leasing Criteria and Tenant Underwriting Criteria, each certified by an officer of the Underlying Repurchase Counterparty.

(8)Fees.  Payment of any fees due to Administrative Agent and Buyers hereunder.

(9)Insurance.  Evidence that Sellers have added Administrative Agent as an additional loss payee under the Sellers’ Fidelity Insurance.

(10)Underlying Repurchase Documents. Fully executed and delivered Underlying Repurchase Documents.

(11)REO Subsidiary Interests.  Sellers shall deliver an original of each Subsidiary Certificate or other similar indicia of ownership of the REO Subsidiary Interests, however denominated, re-registered in Administrative Agent’s name.

b.All Transactions and Purchase Price Increases.  The obligation of the Administrative Agent for the benefit of Buyers to enter into each Transaction or Purchase Price Increase pursuant to this Agreement is subject to the following conditions precedent:

(1)Due Diligence Review.  Without limiting the generality of Section 36 hereof, Administrative Agent and Buyers shall have completed, to its satisfaction, its due diligence review of the related Purchased Assets, Mortgage Loans, Contributed Assets, Underlying Repurchase Counterparty, Property Manager, Seller Parties, Guarantors and the applicable Servicer.  In addition to the foregoing, at least five (5) Business Days prior to the related Purchase Date with respect to Seasoned Mortgage Loans, Sellers shall have delivered to Administrative Agent summary results of the due diligence Sellers performed in connection with the acquisition of Mortgage Loans by Sellers and Contributed Assets by REO Subsidiary and Administrative Agent and Buyers shall have excluded such assets as it deemed appropriate in its sole discretion.

(2)Required Documents.

(a)With respect to each Mortgage Loan which is not a Wet-Ink Mortgage Loan and REO Property, the Asset File has been delivered to the Custodian in accordance with the Custodial Agreement;

(b)With respect to each Wet-Ink Mortgage Loan, the Wet-Ink Documents have been delivered to Administrative Agent or Custodian, as the case may be, in accordance with the Custodial Agreement;

(c)The Administrative Agent has, in its sole discretion, approved the Property Manager and has delivered and executed the Property Management Agreement and the Administrative Agent has received evidence that, with respect to Transactions relating to Rental Properties, the Property Manager has added Administrative Agent as an additional loss payee under Property Manager’s Fidelity Insurance; and

(d)With respect to each of the Purchased Mortgage Loans and Contributed Assets, (x) all applicable Servicers have delivered a fully executed Servicer Notice and Pledge and (y) the Property Manager have delivered fully executed Property Management Agreement Side Letter.

(3)Transaction Documents.  Administrative Agent or its designee shall have received on or before the day of such Transaction or Purchase Price Increase (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Administrative Agent and (if applicable) duly executed:

(a)A Transaction Request or Purchase Price Increase Request, as applicable, and Asset Schedule or other information required to be delivered by the applicable Seller pursuant to Section 3(b) or 3(c) hereof.

(b)The Request for Certification and the related Asset Schedule delivered by a Seller, and the Trust Receipt and Custodial Asset Schedule delivered by Custodian.

(c)With respect to Rental Properties, such other documents as Administrative Agent may reasonably request, in form and substance reasonably acceptable to Administrative Agent, including but not limited to the following:  (x) the SFR Property Documents, (y) current rent roll (including actual and expected rents), if applicable, and (z) Tenant credit information, as may be required by Administrative Agent in its reasonable discretion.

(d)Such certificates, opinions of counsel or other documents as Administrative Agent may reasonably request.

(4)No Default.  No Default, Event of Default or, with solely respect to new Transactions involving Rental Properties, no Early Repurchase Trigger Event shall have occurred and be continuing;

(5)Requirements of Law.  Neither Administrative Agent nor Buyers shall have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent or any Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or any Buyer to enter into Transactions or remit Purchase Price Increases with a Pricing Rate based on LIBOR.

(6)Representations and Warranties.  Both immediately prior to the related Transaction or Purchase Price Increase, as applicable, and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller Parties in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(7)Electronic Tracking Agreement. To the extent any Purchased Mortgage Loans are registered on the MERS® System, an Underlying Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver; provided that, executed signature pages by MERS and MERSCORP Holdings, Inc. may be provided following the date hereof.

(8)Material Adverse Change.  None of the following shall have occurred and/or be continuing:

(a)Credit Suisse AG, New York Branch’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;

(b)an event or events shall have occurred in the good faith determination of a Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in such Buyer not being able to finance Purchased Mortgage Loans and/or Contributed Assets through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(c)an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in such Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(d)there shall have occurred a material adverse change in the financial condition of a Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of such Buyer to fund its obligations under this Agreement.

(9)Pooled Mortgage Loans.  Solely with respect to Transactions the subject of which are Pooled Mortgage Loans, a Buyer shall have received the related Trade Assignment on or prior to the Purchase Date with respect thereto.

(10)Underlying Repurchase Documents.  Sellers shall provide a Transaction Request (as defined in the Underlying Repurchase Documents), which shall reference the applicable Asset Schedule which shall describe the Purchased Mortgage Loans and Contributed Assets. All Underlying Repurchase Documents applicable to each Purchased Mortgage Loan and Contributed Asset have been duly executed and delivered by Sellers and the Underlying Repurchase Counterparty and are in form and substance satisfactory to Administrative Agent in all material respects, in its sole discretion.

(11)Acceptable Underlying Repurchase Transaction.  Such Mortgage Loan is sold to a Seller by an Underlying Repurchase Counterparty pursuant to an Acceptable Underlying Repurchase Transaction.

(12)Escrow Instruction Letter. With respect to each Wet-Ink Mortgage Loan, evidence that an Escrow Instruction Letter has been delivered by Underlying Repurchase Counterparty to the related Settlement Agent.

(13)Underlying Repurchase Counterparty Compare Ratio.  With respect to the applicable Mortgage Loan, the related Underlying Repurchase Counterparty Compare Ratio with respect to each of its Underlying Repurchase Counterparty DE Compare Report and Underlying Repurchase Counterparty Institution Compare Report does not exceed 150%.

(14)Delivery of Broker’s Price Opinion.

(a)With respect to each Seasoned Mortgage Loan and REO Property, Sellers shall have delivered to Administrative Agent a BPO valuation and valuation date, and such other information as may be required by Administrative Agent pursuant to Section 3(b) for such Purchased Asset.

(b)With respect to each Rental Property, the REO Subsidiary shall have delivered to Administrative Agent a true and complete copy of an internal BPO for such Rental Property dated no more than sixty (60) days prior to the requested Purchase Price Increase Date or the Conversion Date.

(15)Licensing. Neither Administrative Agent nor a Buyer shall be required to obtain any “mortgage banker”, “broker”, “lender” or other similar state license in order to enter into Transactions with respect to such Rental Properties or in connection with the SFR Property Documents for such Rental Properties.

(16)DE Compare Ratio. Sellers’ DE Compare Ratio shall be less than 250%.

(17)No HUD Suspension. HUD shall not have suspended PMC’s ability to originate FHA Loans in any jurisdiction.

(18)REO Subsidiary Account Required Balance.  Solely with respect to new Transactions involving Rental Properties, the Sellers shall maintain a minimum balance in the REO Subsidiary Account of at least the REO Subsidiary Account Required Balance.

(19)Maintenance of Profitability.  PMIT has maintained a profitability of at least $1.00 in Net Income for at least one of the two prior Test Periods.

(20)Joining REO Subsidiary.  Administrative Agent shall have received a release letter with respect to the Joining REO Subsidiary, in form and substance satisfactory to Administrative Agent and duly executed by the Joining REO Subsidiary and JPMorgan Chase Bank, N.A.

11.Program; Costs

a.Sellers shall pay the fees and expenses of Administrative Agent’s and Buyers’ counsel in connection with the original preparation and execution of the Program Agreements.  Sellers shall reimburse Administrative Agent and  Buyers for any of Administrative Agent’s and Buyers’ reasonable out‑of‑pocket costs, including due diligence review costs and reasonable attorney’s fees incurred by Administrative Agent and Buyers in determining the acceptability to Administrative Agent and Buyers of any Mortgage Loans.  Sellers shall also pay, or reimburse Administrative Agent and Buyers if Administrative Agent or Buyers shall pay, any termination fee, which may be due any servicer.  Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Sellers.  Sellers shall pay ongoing custodial fees and expenses as set forth in the Custodial Agreement, and any other ongoing fees and expenses under any other Program Agreement.

b.If any Buyer determines that, due to the introduction of, any change in, or required change in compliance by such Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to such Buyer in engaging in the present or any future Transactions or remitting Purchase Price

Increases, then Sellers agree to pay to such Buyer, from time to time, upon demand by such Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by such Buyer to compensate such Buyer for such increased costs.

c.With respect to any Transaction or Purchase Price Increase, as applicable, Administrative Agent and Buyers may conclusively rely upon, and shall incur no liability to Sellers in acting upon, any request or other communication that Administrative Agent and Buyers reasonably believe to have been given or made by a person authorized to enter into a Transaction or request a Purchase Price Increase, as applicable, on any Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10(a)(6) hereof.  In each such case, each Seller hereby waives the right to dispute Administrative Agent’s and Buyers’ record of the terms of the request or other communication.

d.Notwithstanding the assignment of the Program Agreements with respect to each Repurchase Asset to Administrative Agent for the benefit of Buyers, each Seller Party agrees and covenants with Administrative Agent and Buyers to enforce diligently such Seller Party’s rights and remedies set forth in the Program Agreements.

e.(i)  Any payments made by Sellers or Guarantor to Administrative Agent or a Buyer or a Buyer assignee or participant hereunder or any Program Agreement shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If Sellers or Guarantor shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any sums payable to Administrative Agent or a Buyer or Administrative Agent assignee or participant, then (i) the Sellers or Guarantor shall make such deductions or withholdings and pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 11(e)) Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and (iii) the Sellers shall notify the Administrative Agent of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment within ten (10) days thereafter. Sellers and Guarantor shall otherwise indemnify Administrative Agent and such Buyer, within ten (10) days after demand therefor, for any Indemnified Taxes or Other Taxes imposed on Administrative Agent or such Buyer (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 11(e)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.

(ii)  Administrative Agent shall cause each Buyer and Buyer assignee and participant to deliver to each of the Sellers and the Guarantor, at the time or times reasonably requested by the Sellers or Guarantor, such properly completed and executed documentation reasonably requested by the Sellers or Guarantor as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Administrative Agent shall cause each Buyer and Buyer assignee and participant, if reasonably requested by Sellers or Guarantor, to deliver such other documentation prescribed by applicable law or reasonably requested by the Sellers or Guarantor as will enable the Sellers or Guarantor to determine whether or not such Buyer or Buyer assignee or participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 11, the completion, execution and submission of such documentation (other than such documentation in Section 11(e)((ii)(A), (B) and (C) below) shall not be required if in the Buyer’s or any Buyer’s assignee’s or participant’s judgment such completion, execution or submission would subject such Buyer or Buyer assignee or participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer or Buyer assignee or participant. Without limiting the generality of the foregoing, Administrative Agent shall cause a Buyer or Buyer assignee or participant to deliver to each of the Sellers and Guarantor, to the extent legally entitled to do so:

(A) in the case of a Buyer or Buyer assignee or participant which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”)  Form W-9 certifying that it is not subject to U.S. federal backup withholding tax;

(B) in the case of a Buyer or Buyer assignee or participant which is not a “U.S. Person” as defined in Code section 7701(a)(30): (I) a properly completed and executed IRS Form W-8BEN, W-8BENE-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate (a “U.S. Tax Compliance Certificate”) to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of Sellers, Guarantor or affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such  non-U.S. person is a partnership and one or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by law to permit Sellers or Guarantor to determine the withholding or deduction required to be made.

(C) if a payment made to a Buyer or Buyer assignee or participant under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee or participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Administrative Agent on behalf of such Buyer or assignee or participant shall deliver to the Sellers or Guarantor at the time or times prescribed by law and at such time or times reasonably requested by the Sellers such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Sellers as may be necessary for the Sellers to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 11(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The applicable IRS forms referred to above shall be delivered by Administrative Agent on behalf of each applicable Buyer or Buyer assignee or participant on or prior to the date on which such person becomes a Buyer or Buyer assignee or participant under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.

f.Any indemnification payable by Sellers or Guarantor to Administrative Agent or a Buyer or Buyer assignee or participant for Indemnified Taxes or Other Taxes that are imposed on such Buyer or Buyer assignee or participant, as described in Section 11(e)(i) hereof, shall be paid by Sellers or Guarantor within ten (10) days after demand therefor from Administrative Agent.  A certificate as to the amount of such payment or liability delivered to the Sellers or Guarantor by the Administrative Agent on behalf of a Buyer or Buyer assignee or participant shall be conclusive absent manifest error.

g.Each party’s obligations under this Section 11 shall survive any assignment of rights by, or the replacement of, a Buyer or a Buyer assignee or participant, and the repayment, satisfaction or discharge of all obligations under any Program Agreement.

h.Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Sellers that is secured by the Purchased Mortgage Loans and Contributed Assets, and the Purchased Mortgage Loans and Contributed Assets as owned by Sellers in the absence of an Event of Default by Sellers. Administrative Agent on behalf of Buyers and Sellers agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from a Buyer to Sellers secured by the Purchased Mortgage Loans and Contributed Assets, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.

12.Servicing; Property Management

a.Servicing.

(1)Pursuant to the Servicing Agreement, Seller Parties, on Administrative Agent’s and Buyers’ behalf, shall have contracted with Servicer to service the Purchased Mortgage Loans and REO Properties consistent with the degree of skill and care that Seller Parties customarily require with respect to similar Mortgage Loans and REO Properties owned or managed by it and in accordance with Accepted Servicing Practices.  The Seller Parties and Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Administrative Agent and Buyers in any Mortgage Loans and REO Properties or any payment thereunder.  Administrative Agent may terminate the servicing of any Mortgage Loan or REO Property with the then‑existing servicer in accordance with Section 12(a)(5) hereof.

(2)Seller Parties shall and shall cause the Servicer to hold or cause to be held all escrow funds collected by Seller Parties and Servicer with respect to any Purchased Mortgage Loans and REO Properties in trust accounts and shall apply the same for the purposes for which such funds were collected.

(3)Seller Parties shall and shall cause the Servicer to deposit all collections received by Servicer on the Purchased Mortgage Loans and REO Property in accordance with Section 7 hereof.

(4)Seller Parties shall provide to Administrative Agent a Servicer Notice and Pledge addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans and REO Properties, advising such Servicer of such matters as Administrative Agent may reasonably request, including, without limitation, recognition by the Servicer of Administrative Agent’s and Buyers’ interest in such Purchased Mortgage Loans and REO Properties and the Servicer’s agreement that upon receipt of notice of an Event of Default from Administrative Agent, it will follow the instructions of Administrative Agent with respect to the Purchased Mortgage Loans and REO Properties and any related Income with respect thereto.

(5)Upon the occurrence and continuation of an Event of Default hereunder, Administrative Agent shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans and REO Properties without payment of any penalty or termination fee under the Servicing Agreement.  Seller Parties and the Servicer shall cooperate in transferring the servicing of the Purchased Mortgage Loans and REO Properties to a successor servicer appointed by Administrative Agent on behalf of Buyers in its sole discretion.  For the avoidance of doubt, any termination of the Servicer’s rights to service by the Administrative Agent as a result of an Event of Default shall be deemed part of an exercise of the Administrative Agent’s rights to cause the liquidation, termination or acceleration of this Agreement.

(6)If Seller Parties should discover that, for any reason whatsoever, Seller Parties or any entity responsible to Seller Parties for managing or servicing any such Purchased Mortgage Loan or REO Property has failed to perform fully Seller Parties’ obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans and REO Properties, Seller Parties shall promptly notify Administrative Agent.

(7)Reserved.

(8)For the avoidance of doubt, no Seller Party retains economic rights to the servicing of the Purchased Mortgage Loans and REO Properties; provided that the Seller Parties shall and shall cause the Servicer to continue to service the Purchased Mortgage Loans and REO Properties hereunder as part of the Obligations hereunder.  As such, each Seller Party expressly acknowledges that the REO Properties are transferred to REO Subsidiary and pledged to Administrative Agent for the benefit of Buyers on a “servicing released” basis.

b.Property Management.

(1)Pursuant to the Property Management Agreement, the Sellers, on Administrative Agent’s and Buyers’ behalf, shall contract with the Property Managers to manage the Rental Property consistent with the degree of skill and care that such Property Managers customarily require with respect to similar Rental Property owned or managed by such Property Managers and in accordance with Accepted Property Management Practices.  Property Manager shall (i) comply in all material respects with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its management responsibilities hereunder and (iii) not impair the rights of Administrative Agent or Buyers in any Rental Property or any payment thereunder.  Administrative Agent may terminate the management of any Rental Property with the then existing Property Managers in accordance with Section 12(b)(5) hereof.

(2)Upon request from Administrative Agent, each Seller shall provide to Custodian, as part of the Asset File, an executed Tenant Instruction Notice addressed to and agreed to by the Eligible Tenant, advising Eligible Tenants of such matters as Administrative Agent may reasonably request, including, without limitation, recognition by the Eligible Tenants of Administrative Agent’s and Buyers’ interest in such Rental Properties and each Eligible Tenant’s agreement that upon receipt of notice of an Event of Default or a Property Manager Termination Event from Administrative Agent, it will follow the instructions of Administrative Agent with respect to the Rental Property and any related Income with respect thereto.

(3)Upon prior written notice following the occurrence and during the continuance of an Event of Default or Property Manager Termination Event, Administrative Agent shall have the right to immediately terminate the Property Manager’s right to manage the Rental Properties without payment of any penalty or termination fee under the Property Management Agreement.  Upon receipt of such notice, each Seller and the Property Manager shall cooperate in transferring the management of the Rental Properties to a successor property manager appointed by Administrative Agent on behalf of Buyers in its sole discretion.    For the avoidance of doubt, any termination of a Property Manager’s rights to manage by the Administrative Agent as a result of an Event of Default or Property Manager Termination Event shall be deemed part of an exercise of the Administrative Agent’s rights to cause the liquidation, termination or acceleration of this Agreement.

(4)If any Seller should discover that, for any reason whatsoever, any Seller or any entity responsible to such Seller for managing any such Rental Property has failed to perform fully such Seller’s material obligations under the Program Agreements or any of the material obligations of such entities with respect to the Rental Properties, such Seller shall promptly notify Administrative Agent.

13.Representations and Warranties

a.Except as otherwise specifically set forth below, each of Seller Parties and Guarantors represents and warrants to Administrative Agent and Buyers as of the date hereof and as of each Purchase Date for any Transaction or Purchase Price Increase Date, as applicable, that:

(1)Seller Parties and Guarantors Existence.  PMC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.  PennyMac Holdings, LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.  PennyMac Mortgage Investment Trust has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.  PennyMac Operating Partnership, L.P. has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. REO Subsidiary has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

(2)Licenses.  Each Seller Party and each Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect.  Each Seller Party and each Guarantor has the requisite power and authority, legal right and necessary licenses

(including from VA and FHA, if applicable) to originate and purchase Mortgage Loans and/or REO Property, lease Rental Property (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans, Rental Properties and REO Property, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, each Program Agreement and any Transaction Request or Purchase Price Increase Request, as applicable.

(3)Power.  Each Seller Party and each Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

(4)Due Authorization.  Each Seller Party and each Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable.  Each Program Agreement has been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by Seller Parties and Guarantors, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller Parties and Guarantors in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(5)Financial Statements.  Each of PMIT, PMC and PennyMac Holdings have heretofore furnished to Administrative Agent a copy of its consolidated balance sheets for the fiscal year ended December 31, 2016 and the related consolidated statements of income and retained earnings and of cash for such fiscal year, with the opinion thereon of Deloitte & Touche LLP.  All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of PMIT, PMC or PennyMac Holdings and their consolidated Subsidiaries, as applicable and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements) applied on a consistent basis.  Each of PMIT, PMC, and PennyMac Holdings has, on the date of the statements delivered pursuant to this Section (the “Statement Date”) no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Sellers except as heretofore disclosed to Administrative Agent in writing.

(6)Event of Default.  There exists no Event of Default under Section 15(b) hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15(b) hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

(7)Solvency.  Each Seller Party and each Guarantor is solvent and will not be rendered insolvent by any Transaction or Purchase Price Increase and, after giving effect to such Transaction or Purchase Price Increase, will not be left with an unreasonably small amount of capital with which to engage in its business.  No Seller Party nor any Guarantor intends to incur, nor believes that it has incurred, debts beyond their ability to pay such debts as they mature and are not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.  The amount of consideration being received by each Seller upon the sale of the Purchased Assets to Administrative Agent for the benefit of Buyers constitutes reasonably equivalent value and fair consideration for such Purchased Assets.  No Seller is transferring any Purchased Assets or any Contributed Asset to the REO Subsidiary with any intent to hinder, delay or defraud any of its creditors.  Each transfer of Contributed Assets to REO Subsidiary constitutes reasonably equivalent value and fair consideration for such Contributed Assets

(8)No Conflicts.  The execution, delivery and performance by each of each Seller Party and each Guarantor of each Program Agreement do not conflict with any term or provision of the formation documents or by‑laws of Seller Parties or Guarantors or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to any Seller Party or any Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over any Seller Party or any Guarantor, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement or obligation to which any Seller Party or any Guarantor is a party.

(9)True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of Seller Parties, Guarantors, any Property Manager, or any Affiliate thereof or any of their officers furnished or to be furnished to Administrative Agent or Buyers in connection with the initial or any ongoing due diligence of Seller Parties, Guarantors, any Underlying Repurchase Counterparty, any Property Manager, or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements).

(10)Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by any Seller Party or any Guarantor of each Program Agreement.  For the avoidance of doubt, the parties acknowledge that certain details, excluding pricing details, of the Program Agreements will be filed in the Guarantor’s 8-K filing.

(11)Litigation.  There is no action, proceeding or investigation pending with respect to which any Seller Party or either Guarantor has received service of process or, to the best of such Seller Party’s or either Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by any Program Agreement, (C) making a claim individually or in the aggregate in an amount greater than (x) $10,000,000 against any Seller, Underlying Repurchase Counterparty or any of their Affiliates or (y) $250,000 against REO Subsidiary, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Purchased Assets, Mortgage Loans or Contributed Assets or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.

(12)Material Adverse Change.  There has been no material adverse change in the business, operations, financial condition, properties or prospects of Underlying Repurchase Counterparty, Seller Parties, Guarantors or their Affiliates since the date set forth in the most recent financial statements supplied to Administrative Agent as determined by Administrative Agent in its sole good faith discretion.

(13)Ownership.  Upon (a) payment of the Purchase Price and the filing of the financing statement and delivery of the Asset Files to the Custodian and delivery to Custodian of the originals of the Subsidiary Certificates re-registered in Administrative Agent’s name and the Custodian’s receipt of the related Request for Certification, Administrative Agent shall become the sole owner of the Purchased Assets and have a Lien on the related Repurchase Assets for the benefit of Buyers and Repledgees, (b) transfer of each REO Property, the REO Subsidiary shall become the sole owner of the REO Properties, and (c) transfer of each Rental Property to the REO Subsidiary shall become the sole owner of the Rental Properties, in each case, free and clear of all liens and encumbrances.  No Seller Party has assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset or Contributed Asset to any other Person, (other than to the Underlying Repurchase Counterparty under the Underlying Repurchase Documents provided such liens are subordinate in all respects to the liens hereunder), and immediately prior to the sale and backup pledge of such Purchased Asset, Mortgage Loan or Contributed Asset to Administrative Agent for the benefit of Buyers and Repledgees, such Seller Party was the sole owner thereof and had good and marketable title thereto, free and clear of all Liens.  No Seller Party has assigned, pledged, or otherwise conveyed or encumbered any Program Agreement to any other Person and such Seller Party is the sole owner thereof, free and clear of all Liens.

(14)Underwriting Guidelines, Acquisition Guidelines, Leasing Criteria, Tenant Underwriting Criteria.  The Underwriting Guidelines, Acquisition Guidelines, Leasing Criteria and Tenant Underwriting Criteria provided to Administrative Agent are the true and correct Underwriting Guidelines, Acquisition Guidelines, Leasing Criteria and Tenant Underwriting Criteria of the Underlying Repurchase Counterparty.

(15)Taxes. Seller Parties, Guarantors and their Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.  The charges, accruals and reserves on the books of Seller Parties, Guarantors and their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller Parties or Guarantors, as applicable, adequate.

(16)Investment Company.  None of any Seller, any Guarantor or REO Subsidiary is required to register as an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and it is not necessary for REO Subsidiary to register under the Investment Company Act for specified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by a Seller shall not be deemed a “Subsidiary” for the purposes of this Section 13(a)(16).

(17)Chief Executive Office; Jurisdiction of Organization.  On the Effective Date, each Seller Party’s chief executive office, is, and has been, located at 3043 Townsgate Road, Westlake Village, California 91361.  On the Effective Date, each Seller Party’s jurisdiction of organization is the State of Delaware.  Seller Parties shall provide Administrative Agent with thirty days advance notice of any change in any Seller Party’s principal office or place of business or jurisdiction.  No Seller Party has a trade name.  During the preceding five years, no Seller Party has been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

(18)Location of Books and Records.  The location where each Seller Party keeps its books and records, including all computer tapes and records relating to the Purchased Assets, Mortgage Loans and Contributed Assets and the related Repurchase Assets is its chief executive office or in the custody of the Servicer of the Property Manager, as applicable.

(19)Adjusted Tangible Net Worth.  On the Effective Date, Underlying Repurchase Counterparty’s, each Seller’s and PennyMac Mortgage Investment Trust’s Adjusted Tangible Net Worth are not less than the amounts set forth in Section 14dd.(i)(C) hereof.

(20)ERISA.  Each Plan to which Seller Parties, Guarantors or their Subsidiaries make direct contributions, and, to the knowledge of Seller Parties, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other federal or state law.

(21)Adverse Selection.  No Seller has selected the Purchased Assets, Mortgage Loans or Contributed Assets in a manner so as to adversely affect Buyers’ interests.

(22)Agreements.  No Seller Party nor any Subsidiary of any Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 13(a)(5) hereof.  No Seller Party nor any Subsidiary of any Seller Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of any Seller Party as a whole.  No holder of any indebtedness of any Seller Party or of any of its Subsidiaries has given notice of any asserted default thereunder.

(23)Other Indebtedness.  All Indebtedness (other than Indebtedness evidenced by this Agreement) of Sellers existing on the date hereof is listed on Exhibit H hereto (the “Existing Indebtedness”).

(24)Agency Approvals.  With respect to each Agency Security and to the extent necessary, each of PMC and Underlying Repurchase Counterparty is an FHA Approved Mortgagee, a VA Approved Lender and/or a GNMA Approved Lender.  On and after approval by the Agencies, each of PMC and Underlying Repurchase Counterparty will be, to the extent necessary, approved by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  On and after approval by the Agencies, each of PMC and Underlying Repurchase Counterparty is in good standing, with no event having occurred or PMC or Underlying Repurchase Counterparty, as applicable, having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency Security or the consummation of the Take-out Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make PMC or Underlying Repurchase Counterparty, as applicable, unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to HUD, FHA or VA.  If, on and after approval by the Agencies, either PMC or Underlying Repurchase Counterparty for any reason ceases to possess all such applicable approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required, Sellers or Guarantors shall so notify Administrative Agent immediately in writing.

(25)No Reliance.  Each Seller Party and each Guarantor has made its own independent decisions to enter into the Program Agreements and each Transaction or request a Purchase Price Increase, as applicable, and as to whether such Transaction or request a Purchase Price Increase, as applicable, is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary.  No Seller Party nor any Guarantor is relying upon any advice from Administrative Agent or Buyers as to any aspect of the Transactions or Purchase Price Increases, as applicable, including without limitation, the legal, accounting or tax treatment of such Transactions or Purchase Price Increases, as applicable.

(26)Plan Assets. Neither Seller Parties nor Guarantors are an employee benefit plan as defined in Section 3 of  Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets, Mortgage Loans and REO Properties are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in the Sellers’ hands, and transactions by or with Underlying Repurchase Counterparty, Seller Parties or Guarantors are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(27)No Prohibited Persons. Neither the Seller Parties nor Guarantors, nor any of their Affiliates, officers, directors, partners or members, is an entity or person (or to the Sellers Parties’ or Guarantors’ knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

(28)Servicing and Property Management.  Seller Parties have adequate financial standing and, through the Servicing Agreement or Property Management, as applicable, with Servicer or Property Manager, as applicable, access to adequate servicing and management facilities, procedures and experienced personnel necessary for the sound servicing and management of mortgage loans, REO properties and rental properties of the same types as may from time to time constitute Mortgage Loans and Contributed Assets and in accordance with Accepted Servicing Practices and Accepted Property Management Practices, as applicable.

(29)Real Estate Investment Trust. PennyMac Mortgage Investment Trust is a REIT.

(30)True Sale.  Each Rental Property was acquired by the REO Subsidiary from a transferor on a legal true sale or true contribution basis pursuant to a market standard purchase and/or sale agreement between the REO Subsidiary and such transferor.

b.With respect to (i) every Purchased Asset and Contributed Asset, each Seller represents and warrants to Administrative Agent and Buyers as of the applicable Purchase Date for any Transaction as of any Purchase Price Increase Date, as applicable, and each date thereafter that each representation and warranty set forth on Parts I, III, IV and V of Schedule 1, as applicable, is true and correct in all material respects and (ii) every Underlying Repurchase Transaction, Underlying Repurchase Document and Underlying Repurchase Counterparty, as applicable, each Seller represents and warrants to Administrative Agent and Buyers as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Part II of  Schedule 1 is true and correct in all material respects.

c.The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Administrative Agent for the benefit of Buyers and to each Buyer and the pledge of the REO Subsidiary Interests and Contributed Assets to the Administrative Agent for the benefit of Buyers and to each Buyer and shall continue for so long as the Purchased Assets and Contributed Asset are subject to this Agreement.  Upon discovery by Seller Parties, Servicer or Administrative Agent of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others.  Administrative Agent has the right to require, in its unreviewable discretion, Sellers to repurchase within one (1) Business Day after receipt of notice from Administrative Agent any Purchased Asset, or pay the Allocated Repurchase Price for any Contributed Asset, or cause REO Subsidiary to transfer any Contributed Asset at the Allocated Repurchase Price for which a breach of one or more of the representations and warranties referenced in Section

13(b) exists and which breach has a material adverse effect on the value of such Purchased Asset or Contributed Asset or the interests of Administrative Agent or Buyers.

14.Covenants

Each Seller Party and each Guarantor covenants with Administrative Agent and Buyers that, during the term of this facility:

a.Litigation. Each Seller Party and each Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller Parties, Guarantors or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in the aggregate in an amount greater than $10,000,000 (other than with respect to the REO Subsidiary, which amount shall be $250,000), or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.  Each Seller Party and each Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

b.Prohibition of Fundamental Changes.  No Seller Party shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that such Seller Party may merge or consolidate with (a) any wholly owned subsidiary of such Seller Party (other than REO Subsidiary), or (b) any other Person if such Seller Party is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

c.Servicing; Property Management.  No Seller Party shall cause the Mortgage Loans or Contributed Assets to be serviced by any servicer or property manager, as applicable, other than a servicer or property manager, as applicable, expressly approved in writing by Administrative Agent on behalf of Buyers, which approval shall be deemed granted by Administrative Agent on behalf of Buyers with respect to Servicer and Property Manager, as applicable, with the execution of this Agreement.

d.Insurance.

(1)The Sellers or Guarantors shall continue to maintain, for Sellers and their Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to

$300,000.  The Sellers or Guarantors shall maintain, for Sellers and their Subsidiaries and each Underlying Repurchase Counterparty, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets.  The Sellers or Guarantors shall notify the Administrative Agent of any material change in the terms of any such Fidelity Insurance.  REO Subsidiary shall continue to maintain homeowners or other liability insurance covering each REO Property as contemplated by the applicable Servicing Agreement.  The REO Subsidiary and Property Manager shall continue to maintain homeowners or other liability insurance covering each Rental Property as contemplated by the Property Management Agreement; and

(2)REO Subsidiary shall:

(i)and shall cause each Property Manager to keep all Rental Property useful and necessary in its business in good working order and condition (ordinary wear and tear and casualty and condemnation events excepted);

(ii)obtain and maintain, or cause to be obtained and maintained, insurance for itself and each Rental Property (and its related Improvements and personal property) owned by it providing at least the following coverages:

(a)REO Subsidiary shall maintain, comprehensive all risk insurance including, but not limited to, loss caused by any type of windstorm or hail, (A) in an amount equal to 100% of the current fair market value as agreed with the insurers, subject to a loss limit equal to $1,000,000 per occurrence; (B) containing an agreed amount endorsement with respect to the Improvements at any Rental Property waiving all co-insurance provisions or to be written on a no co-insurance form furnished by the Sellers and/or REO Subsidiary; (C) providing for no deductible in excess of $25,000 for all such insurance coverage for any one casualty or insured event; provided, however with respect to  windstorm and earthquake coverage, no deductible in excess of 5% of the insurable value for each location, and (D)  if any portion of a Rental Property is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance, with no more than $25,000 deductible per occurrence, in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, plus excess amounts as Administrative Agent shall require.  Coverage for demolition costs and increased costs of construction in a combined amount not less than $25,000 per location.  The wind and hail insurance coverage shall not exclude named storms. In addition, with respect to Rental Property located in California, it shall obtain earthquake insurance for the current fair market value of the property with deductible not exceeding $50,000 per property;

(b)REO Subsidiary shall maintain, at all times during which structural construction, repairs or alterations are being made with respect to the

Improvements on any Rental Property and only if and to the extent each of the property coverage form and the liability insurance coverage form does not otherwise apply (A) owner’s contingent or protective liability insurance, otherwise known as owner contractor’s protective liability (or its equivalent), covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; provided however, that such insurance shall only be required at all times during which a material structural loss occurs and is continuing and (B) the insurance provided for in subsection (i) above written in a so‑called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions;

(c)REO Subsidiary shall maintain and shall cause each Property Manager to collectively maintain, commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Rental Property, such insurance (A) to be on the so-called “occurrence” form with a limit of not less than five million dollars ($5,000,000) per occurrence per location; two million dollars ($2,000,000) in the aggregate for each policy year and an excess coverage of three million dollars ($3,000,000) per policy year; (B) to continue at not less than the aforesaid limit until required to be changed by the Administrative Agent in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards:  (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors and (4) blanket contractual liability for all insured contracts;

(d)if applicable, REO Subsidiary shall maintain and shall cause each Property Manager to maintain, worker’s compensation subject to the worker’s compensation laws of the applicable state, and employer’s liability in amounts reasonably acceptable to the Administrative Agent;

(e)REO Subsidiary shall cause each Property Manager for itself but not for each Rental Property to collectively maintain, umbrella and excess liability insurance in an amount not less than twenty-five million dollars ($25,000,000) per occurrence and in the aggregate on terms consistent with, and providing coverage in excess of the coverage provided by, the commercial general liability insurance policy required hereunder and including employer liability and automobile liability, if required;

Each insurance policy provided for or contemplated by this clause (b) shall contain a standard insured party clause naming the Sellers, REO Subsidiary, each Property Manager (as applicable) and their successors and assigns as insured parties and, except with respect to the coverage required by clauses (d) and (e), the Administrative Agent as additional insured and loss payee, and all premiums thereon.

e.No Adverse Claims.  Each Seller Party warrants and will defend, and shall cause any Servicer, the Property Manager and each Underlying Repurchase Counterparty to defend, the right, title and interest of (i) Administrative Agent and Buyers in and to all Purchased Assets, Mortgage Loans and Contributed Assets and the related Repurchase Assets, (ii) REO Subsidiary in and to all REO Properties and Rental Properties held by it, in each case, against all adverse claims and demands.

f.Assignment.  Except as permitted herein, no Seller Party nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets, Mortgage Loans or Contributed Assets or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets, Mortgage Loans or Contributed Assets in accordance with the Program Agreements.  Except as set forth herein, no Seller Party shall assign any of its rights under any Underlying Repurchase Documents to any Person.

g.Security Interest. Sellers shall do all things necessary to preserve the Purchased Assets, Contributed Assets, Mortgage Loans and the related Repurchase Assets, as applicable, so that they remain subject to a first priority perfected security interest hereunder.  Without limiting the foregoing, Seller Parties will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets, Mortgage Loans, Contributed Assets, Underlying Repurchase Documents and the related Repurchase Assets, as applicable, to comply with all applicable rules, regulations and other laws.  Seller Parties will not allow any default for which Seller Parties are responsible to occur under any Purchased Assets or Contributed Assets, or the related Underlying Repurchase Documents or the related Repurchase Assets or any Program Agreement and Seller Parties shall fully perform or cause to be performed when due all of their obligations under any Purchased Assets, Mortgage Loans and Contributed Assets or the related Repurchase Assets and any Program Agreement.

h.Records.

(1)Seller Parties shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets, Mortgage Loans and Contributed Assets in accordance with industry custom and practice for assets similar to the Purchased Assets, Mortgage Loans and Contributed Assets, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Custodian’s or each Property Manager’s possession unless Administrative Agent otherwise approves.  Except in accordance with the Custodial Agreement, Seller Parties will not allow any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan or Contributed Asset, in which event Seller Parties will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file.  Seller Parties or the Servicer of the Mortgage Loans or Contributed Assets will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets, Mortgage Loans or Contributed Assets and preserve them against loss.

(2)For so long as Administrative Agent has an interest in or lien on any Purchased Asset, Mortgage Loan or Contributed Asset, Seller Parties will hold or cause to be held all related Records in trust for Administrative Agent.  Seller Parties shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent granted hereby.  For so long as REO Subsidiary has an interest in or lien on any Contributed Asset, Sellers shall cause REO Subsidiary to hold or cause to be held all related Records in trust for Administrative Agent.  Sellers shall cause the REO Subsidiary to notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent for the benefit of Buyers and Repledgees granted hereby.

(3)Upon reasonable advance notice from Custodian or Administrative Agent, Seller Parties shall (x) make any and all such Records available to Custodian, Administrative Agent and a Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or a Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller Parties with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller Parties with its independent certified public accountants.

i.Books.  Each Seller Party shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Administrative Agent for the benefit of Buyers.  Sellers shall cause REO Subsidiary to keep in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Contributed Assets to REO Subsidiary.

j.Approvals.  Each Seller Party shall maintain all licenses, permits or other approvals necessary for such Seller Party to conduct its business and to perform its obligations under the Program Agreements, and such Seller Party shall conduct its business in all material respects in accordance with applicable law.

k.Material Change in Business.  No Seller Party nor any Guarantor shall make any material change in the nature of its business as carried on at the date hereof.

l.Underwriting Guidelines; Acquisition Guidelines; Leasing Criteria; Tenant Underwriting Criteria; Servicing Agreement.  Without the prior written consent of Administrative Agent, no Seller shall amend or otherwise modify or permit the amendment or modification of the Underwriting Guidelines, Acquisition

Guidelines, Leasing Criteria or Tenant Underwriting Criteria in any material respect.  Without limiting the foregoing, in the event that a Seller makes any amendment or modification to the Underwriting Guidelines, Acquisition Guidelines, Leasing Criteria or Tenant Underwriting Criteria, such Seller shall promptly deliver to Administrative Agent a complete copy of the amended or modified Underwriting Guidelines, Acquisition Guidelines, Leasing Criteria or Tenant Underwriting Criteria, as applicable, specifying in detail the amendments and modifications set forth therein from the previous copy delivered.  In the event that a Servicer makes any amendment or modification to the applicable Servicing Agreement, Sellers shall promptly deliver to Administrative Agent a complete copy of such amended or modified Servicing Agreement, specifying in detail the amendments and modifications set forth therein from the previous copy delivered.  Administrative Agent shall not be bound by such amended or modified Servicing Agreement unless Administrative Agent provides written consent in its sole discretion to any amendment or modification.

m.Distributions. If an Event of Default has occurred and is continuing, no Seller nor any Guarantor shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Sellers or Guarantors.

n.Applicable Law.  Each Seller Party and each Guarantor shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

o.Existence.  Each Seller Party and each Guarantor shall preserve and maintain their legal existence and all of their material rights, privileges, material licenses and franchises.

p.Chief Executive Office; Jurisdiction of Organization.  No Seller Party shall move its chief executive office from the address referred to in Section 13(a)(17) or change its jurisdiction of organization from the jurisdiction referred to in Section 13(a)(17) unless it shall have provided Administrative Agent thirty (30) days’ prior written notice of such change.

q.Taxes.  Each Seller Party and each Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

r.Transactions with Affiliates.  No Seller Party will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, other than any contribution of

Contributed Assets to REO Subsidiary, unless such transaction is (a) otherwise permitted under the Program Agreements, (b) in the ordinary course of such Seller Party’s business and (c) upon fair and reasonable terms no less favorable to such Seller Party than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

s.Guarantees.  No Seller shall create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in such Seller’s financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of such Seller do not exceed $250,000.

t.Indebtedness. No Seller shall incur any additional material Indebtedness (other than (i) the Existing Indebtedness specified on Exhibit H hereto; (ii) usual and customary accounts payable for a mortgage company; (iii) Indebtedness incurred in connection with new or existing secured lending facilities; and (iv) Indebtedness incurred in connection with an intercompany lending agreement) without the prior written consent of Administrative Agent.

u.Hedging. Underlying Repurchase Counterparty has entered into Interest Rate Protection Agreements with respect to the New Origination Mortgage Loans, having terms with respect to protection against fluctuations in interest rates acceptable to Administrative Agent in its sole discretion.  In the event that Underlying Repurchase Counterparty intends to make any change to its policy regarding Interest Rate Protection Agreements, Sellers shall notify Administrative Agent in writing thirty (30) days prior to Underlying Repurchase Counterparty implementing any such change.

v.True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of each Underlying Repurchase Counterparty, each Seller Party, each Guarantor, each Property Manager, any Affiliate thereof or any of their officers furnished to Administrative Agent and/or Buyers hereunder and during Administrative Agent’s and/or Buyers’ diligence of each Underlying Repurchase Counterparty, Seller Parties and Guarantors are and will be true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All required financial statements, information and reports delivered by Sellers to Administrative Agent and/or Buyers pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

w.Agency Approvals.  On and after approval by the Agencies, each Seller and Underlying Repurchase Counterparty, as applicable, shall maintain its status with Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, in each case in good standing (“Agency Approvals”). Servicer shall service all Purchased Mortgage Loans which are Committed Mortgage Loans in accordance with the applicable Agency guide.  On and after approval by the Agencies, if any

Underlying Repurchase Counterparty or any Seller, as applicable, for any reason, ceases to possess all such applicable Agency Approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required, Sellers shall so notify Administrative Agent immediately in writing.  Notwithstanding the preceding sentence, Sellers shall cause each Underlying Repurchase Counterparty to take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.

x.Take-out Payments.

(1)With respect to each New Origination Mortgage Loans that are Committed Mortgage Loan, Sellers shall arrange or caused to be arranged that all payments under the related Take-out Commitment shall be paid directly to Administrative Agent at the account set forth in Section 9 hereof, or to an account approved by Administrative Agent in writing prior to such payment. With respect to any Agency Take-out Commitment, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Administrative Agent’s wire instructions or Administrative Agent has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Asset Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Asset Schedule), as applicable, shall be identical to the Payee Number that has been identified by Administrative Agent in writing as Administrative Agent’s Payee Number or Administrative Agent has previously approved the related Payee Number in writing in its sole discretion; with respect to any Take-out Commitment with an Agency, the applicable agency documents shall list Administrative Agent as sole subscriber, unless otherwise agreed to in writing by Administrative Agent, in Administrative Agent’s sole discretion.

(2)With respect to each Seasoned Mortgage Loan and/or Contributed Asset, for Take-out Commitments with respect to the purchase of twenty-five (25) or more Seasoned Mortgage Loans and/or Contributed Assets sold to the same Take-out Investor, each Seller shall arrange that all payments under the related Take-out Commitment shall be paid directly to the Collection Account or REO Subsidiary Account, as applicable.  All other remittances under Take-out Commitments shall be handled in a manner consistent with Section 7 hereof.

y.REO Subsidiary Compliance.  Sellers shall cause REO Subsidiary to comply with all requirements and obligations imposed upon it under the applicable Subsidiary Agreement.  Other than with respect to Unrecorded REO Property, Sellers shall not cause, or permit REO Subsidiary to cause any Contributed Asset to be taken in the name of any Person other than REO Subsidiary without the consent of Administrative Agent.

z.Plan Assets. None of the Underlying Repurchase Counterparty, Seller Parties nor Guarantors shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Seller Parties shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions by or with Seller Parties or Guarantors shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

aa.Sharing of Information.  The Seller Parties shall allow the Administrative Agent and Buyers to exchange information related to the Seller Parties and the Transaction hereunder with third party lenders and the Seller Parties shall permit each third party lender to share such information with the Administrative Agent and Buyers.

bb.Rental Property Samples.  On the last Business Day of each Property Level Reporting Period, Seller Parties shall test, or caused to be tested, a random sample of at least twenty five (25%) percent of the Rental Properties subject to Transactions as of the first Business Day of such Property Level Reporting Period to confirm that (i) they are owned by the REO Subsidiary; (ii) they have no Liens (other than Permitted Liens) and (iii) they maintain valid title insurance policies, or pro forma owner title policies, covering such Rental Properties, all in accordance with the terms hereof.  Seller Parties shall use commercially reasonable efforts to ensure that for any Property Level Reporting Period they will sample Rental Properties not included in any of the three immediately preceding Property Level Reporting Periods.  Notwithstanding the foregoing, if more than 5% of the Rental Properties in any one Property Level Reporting Period fail to meet the requirements set forth in clauses (i)-(iii) above, Administrative Agent shall have the right to increase the percentage of such sample in its sole discretion at the sole cost and expense of the Sellers.

cc.Quality Control.  Sellers shall cause each Underlying Repurchase Counterparty to maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to Mortgage Loans and shall provide a report on the results of such quality control program in the Officer’s Compliance Certificate provided pursuant to Section 17(b)(3).  Such program shall be capable of evaluating and monitoring the overall quality of a Seller’s, or Underlying Repurchase Counterparty’s, as applicable, loan production and servicing activities.  Such program shall (i) ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; (ii) guard against dishonest, fraudulent, or negligent acts; and (iii) guard against errors and omissions by officers, employees, or other authorized persons.

dd.Financial Covenants.  Sellers, PMIT and Underlying Repurchase Counterparty shall at all times comply with all financial covenants and/or financial ratios set forth below:

(i)Adjusted Tangible Net Worth.  (A) Underlying Repurchase Counterparty shall maintain an Adjusted Tangible Net Worth of at least $150,000,000, (B) PennyMac Holdings shall maintain an Adjusted Tangible Net Worth of at least $250,000,000, (C) PMIT shall maintain an Adjusted Tangible Net Worth of at least $860,000,000 and (D) POP shall maintain an Adjusted Tangible Net Worth of at least $700,000,000.

(ii)Indebtedness to Adjusted Tangible Net Worth Ratio.  Underlying Repurchase Counterparty’s ratio of Indebtedness (on and off balance sheet and excluding (A) Non-Recourse Debt, including any securitization debt, and (B) any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth shall not exceed 10:1.  PennyMac Holdings’ ratio of Indebtedness (on and off balance sheet and excluding (A) Non-Recourse Debt, including any securitization debt, and (B) any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth shall not exceed 10:1. PMIT’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 5:1. POP’s ratio of Indebtedness (on and off balance sheet and excluding (A) Non-Recourse Debt, including any securitization debt, and (B) any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth shall not exceed 5:1.

(iii)Reserved.

(iv)Maintenance of Liquidity. PennyMac Holdings, Underlying Repurchase Counterparty, PennyMac Operating Partnership, L.P. and PMIT shall ensure that, as of the end of each calendar month, they have consolidated cash and Cash Equivalents other than Restricted Cash in amounts not less than (i) with respect to the PennyMac Holdings, $10,000,000, (ii) with respect to the Underlying Repurchase Counterparty, $10,000,000, (iii) with respect to PennyMac Holdings and the Underlying Repurchase Counterparty, $25,000,000 in the aggregate, (iv) with respect to PMIT, $40,000,000 and (v) with respect to POP, $40,000,000.

(v)Additional Warehouse Line.  Sellers shall maintain at least one additional warehouse or repurchase facility with counterparties other than Affiliates in a combined amount at least equal to the Maximum Combined Purchase Price.

ee.Most Favored Status.  Sellers, Guarantors and the Administrative Agent each agree that should a Seller enter into a Warehouse Facility with any Person other than the Administrative Agent or an Affiliate of the Administrative Agent which by its terms provides more favorable terms to the Administrative Agent with respect to the financial covenants set forth in Section 14dd hereof (a “More Favorable Agreement”), the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement; provided, that in the event that such More Favorable Agreement is terminated, upon notice by the Sellers to the Administrative Agent of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.  The Sellers, the Guarantors, and the Administrative Agent further agree to execute and deliver any new agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.  Promptly upon a Seller entering into a repurchase agreement or other credit facility with any Person other than the Administrative Agent, Sellers shall notify Administrative Agent that it has entered into such repurchase agreement or other credit facility and deliver to Administrative Agent a summary of the material terms related to the comparable financial covenants of such repurchase agreement or other credit facility in form and substance acceptable to Administrative Agent.

ff.No Amendments/Waivers of Underlying Repurchase Documents.  Without the prior written consent of Administrative Agent, Sellers shall not, and shall not agree, consent to or suffer to exist any material amendment, modification, supplement, waiver or forbearance with respect to any of the Underlying Repurchase Documents or any of any Seller’s rights thereunder.

gg.Special Purpose Entity.  Sellers shall cause REO Subsidiary to be a Special Purpose Entity that shall (i) own no assets other than the assets specifically contemplated by the Program Agreements, and will not engage in any business, other than the assets and transactions specifically contemplated by the Program Agreements; (ii) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant to the Program Agreements; (iii) not make any loans or advances to any Affiliate or third party, and shall not acquire obligations or securities of any Sellers’ Affiliates; (iv) pay its debts and liabilities (including, as applicable, shared personnel expenses and overhead expenses) only from its own assets; (v) comply with the provisions of its organizational documents; (vi) do all things necessary to observe organizational formalities and to preserve its existence, and not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the prior written consent of Administrative Agent on behalf of Buyers which shall not be unreasonably withheld; (vii) maintain all of its books, records and financial statements separate from those of its Affiliates (except that such financial statements may be to the extent consolidation is required under GAAP or as a matter of applicable law; provided, that (A) appropriate notation shall be made on such financial statements if prepared to indicate the separateness of the Sellers from such Affiliate and to indicate that the Sellers’ assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, (B) such assets shall also be listed on the applicable Seller’s own separate balance sheet if prepared and (C) the Sellers shall file its own tax returns if filed, except to the extent consolidation is required or permitted under applicable law); (viii) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other; (ix) not enter into any transactions other than transactions specifically contemplated by the Program Agreements with any Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction; (x) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (xi) not engage in or suffer any dissolution, winding up, liquidation, consolidation or merger or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (xii) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (xiii) not institute against, or join any other Person in instituting against REO Subsidiary any proceedings of the type referred to in the definition of Act of Insolvency hereunder or seek to substantively consolidate REO Subsidiary in connection with any Act of Insolvency with respect to any Seller; (xiv) will not hold itself out to be responsible for the debts or obligations of any other Person; (xv) not form, acquire or hold any Subsidiary or own any equity interest in any other entity; (xvi) allocate fairly and reasonably any overhead for shared office space and services performed by an employee of an Affiliate; and (xvii) not pledge its assets to secure the obligations of any other Person.

Rental Property Obligations. With respect to Rental Property, the REO Subsidiary shall (and shall cause the Property Manager to) not:

(1)(x) remove demolish or materially alter any related fixtures, equipment, personal property or Improvements with respect to any Rental Property outside of the ordinary course of business, without the consent of Administrative Agent, (y) commit or suffer any waste of any Rental Property or take any action that might invalidate or give cause for cancellation of any insurance policy, or do or permit to be done thereon anything that may in any way impair the value of the Rental Properties, or (z) permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Rental Properties, regardless of the depth thereof or the method of mining or extraction thereof without the consent of Administrative Agent;

(2)deliver to Administrative Agent, promptly upon Administrative Agent’s request, evidence reasonably satisfactory to Administrative Agent that all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Rental Properties, now or hereafter levied or assessed or imposed against the Rental Properties or any part thereof, all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Rental Properties or any part thereof, and all charges for utility services provided to the Rental Properties prior to the same becoming delinquent, have been so paid or are not then delinquent;

(3)shall use commercially reasonable efforts to prohibit other users (to the extent the REO Subsidiary has knowledge thereof) of the Rental Properties to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Rental Property), impairs or may impair the value of the Rental Properties, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Rental Properties; and

(4)subject to the rights of Tenants, shall permit and shall cause the Property Manager to permit, agents, representatives and employees of Administrative Agent and Buyers to inspect the Rental Properties proposed to be subject to any Purchase Price Increase, in each case at reasonable hours and upon reasonable advance notice; provided that such agents, representatives and employees shall not contact any such Tenants directly.

ii.Leasing Matters.

(1)If the REO Subsidiary (or Property Manager on behalf of the REO Subsidiary) enters into a Lease Agreement with respect to a Rental Property, the REO Subsidiary shall ensure that such Lease Agreement (i) provides for rental rates and terms comparable to existing local market rates and terms, (ii) is an arms-length transaction with a bona fide, independent third party Tenant, (iii) does not have a material adverse effect on the value or quality of the related Rental Property, (iv) is written on one of the standard forms of lease approved by Administrative Agent, (v) provides for a rental term that is not less than twelve (12) months and (vi) is in compliance with all applicable law in all material respects.  All proposed Lease Agreements which do not satisfy the requirements set forth in this Section 14(ii)(1) shall be subject to the prior written approval of Administrative Agent.  At Administrative Agent’s or a Buyer’s request, the REO Subsidiary shall promptly deliver to Administrative Agent or such Buyer, as applicable, copies of all Lease Agreements which are entered into pursuant to this Section 14(ii)(1) together with the REO Subsidiary’s certification that it has satisfied all of the conditions of this Section 14(ii)(1).

(2)The REO Subsidiary shall (i) ensure that all of the obligations imposed upon the lessee under the applicable Lease Agreements are observed and performed and shall not do or permit to be done anything to impair the value of any of the applicable Lease Agreements; (ii) enforce all of the material terms, covenants and conditions contained in the applicable Lease Agreements upon the part of the tenant thereunder to be observed or performed; (iii) promptly send copies to Administrative Agent of all notices of default or other material matters which the REO Subsidiary sends or receives with respect to the applicable Lease Agreements and (iv) not consent to any assignment of or subletting under any Lease Agreements except in accordance with their respective terms.

(3)The REO Subsidiary shall not amend, modify or waive, or permit the amendment, modification or waiver of, the provisions of any Lease Agreement or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease Agreement (including any guaranty, letter of credit or other credit support with respect thereto) without obtaining Administrative Agent’s consent except (i) with respect to any such action that does not have a material adverse effect on the value of the related Rental Property taken as a whole or (ii) as the REO Subsidiary (or Property Manager acting on behalf of the REO Subsidiary) may otherwise determine in its reasonable business judgment, and provided that such Lease Agreement, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement.  For the avoidance of doubt, a termination of a Lease Agreement with a Tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a material adverse effect on the value of the related Rental Property taken as a whole.  Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Section 14(ii)(3) shall be subject to the prior written approval of Administrative Agent and its counsel, at the REO Subsidiary’s expense. At Administrative Agent’s or a Buyer’s request, the REO Subsidiary shall promptly deliver to Administrative Agent, or such Buyer, as applicable, or its designee copies of all such amendments, modifications and waivers which are entered into pursuant to this Section 14(ii)(3).

(4)The REO Subsidiary shall (a) cause each related Tenant, in accordance with the terms of the applicable Lease Agreement to or shall itself, directly or through Property Manager to maintain each Rental Property in good condition and repair (except for ordinary wear and tear), (b) promptly repair, replace or rebuild any part of any Rental Property which may be destroyed by any casualty or become damaged, worn or dilapidated or which may be affected by any condemnation; (c) complete and pay for any structure at any time in the process of construction or repair on the related land of any Rental Property; and (d) otherwise make all commercially reasonable efforts to preserve the value of each Rental Property, including re-leasing, liquidating and selling such Rental Property when appropriate in the REO Subsidiary’s reasonable business judgment.

(5)The REO Subsidiary shall use its reasonable best efforts to cause each related Tenant, in accordance with the terms of the applicable Lease Agreement to, or shall itself, directly or through Property Manager, ensure that: (x) all uses and operations on or of the Rental Properties are free of Environmental Issues and in compliance with permits issued pursuant thereto and (y) the Rental Properties shall be kept free and clear of all Liens and other encumbrances that may be imposed as a result of any Environmental Issue, whether due to any act or omission of the REO Subsidiary, Tenant or any other person or entity.

(6)In the event that a Tenant under a Rental Property is replaced with a new Tenant and upon request from Administrative Agent, the REO

Subsidiary shall deliver to Custodian a Tenant Instruction Notice duly executed in blank for such new Tenant, together with a copy of the related Lease Agreement for such new Tenant.

jj.Property Management. The REO Subsidiary shall not permit (i) the assignment of Property Manager’s rights or obligations under the Property Management Agreement, (ii) the removal of Property Manager, or (iii) the amendment, modification, waiver, termination or revocation of the Property Management Agreement without Administrative Agent’s prior written consent, or except as otherwise permitted in both the Program Management Agreement Side Letter and the Property Management Agreement.  The REO Subsidiary shall strictly enforce the terms and provisions of the Program Management Agreement and shall not, without Administrative Agent’s prior written consent, waive the performance by Program Manager of any action, or any default under the Program Management Agreement resulting from Program Manager’s failure to perform any action, if the failure to perform such action could reasonably be expected to adversely affect the REO Subsidiary, the Rental Properties, Administrative Agent or Buyers in any material respect.  The REO Subsidiary shall not and shall not permit the Property Manager to enter into any other property management agreement in respect of the Rental Properties other than the Property Management Agreement.

kk.REO Subsidiary Account.  Sellers have established and shall maintain a REO Subsidiary Account and shall ensure at all times that such REO Subsidiary Account is subject to a REO Subsidiary Account Control Agreement.  Sellers shall maintain a balance in the REO Subsidiary Account at least equal to the REO Subsidiary Account Required Balance, which will be held as cash margin and additional collateral for all Obligations under this Agreement.  Any interest on funds deposited in the REO Subsidiary Account shall be deposited in the REO Subsidiary Account.  Upon the Termination Date and the payment of all amounts due by the Sellers to the Administrative Agent for the benefit of Buyers hereunder, all amounts on deposit in the REO Subsidiary Account shall be remitted to the Sellers.  Upon the occurrence and continuance of an Event of Default, the distribution and application of funds on deposit in the REO Subsidiary Account shall, at the direction of the Administrative Agent, be applied as determined by Administrative Agent in its sole discretion.

ll.HELOC Provisions.  With respect to each HELOC, if a Mortgagor requests an increase in the related Credit Limit, the Seller, shall, in its sole discretion, either accept or reject the Mortgagor’s request in accordance with Underwriting Guidelines and notify the Administrative Agent in writing of Seller’s decision.  If the request for a Credit Limit increase is accepted by the Seller, the increase will be effected by the Seller through modification of the HELOC with the Mortgagor.  Seller shall deliver to the Administrative Agent an updated Asset Schedule reflecting the modification to the HELOC and shall deliver any modified Mortgage Loan documents to the Custodian.  Notwithstanding anything to the contrary herein, in no event shall Administrative Agent or Buyers have any obligation to fund any Draws with respect to any HELOC, which obligations shall be retained by the Seller.  Notwithstanding the foregoing, after a Seller funds such Draws, the Seller may request the Administrative Agent to enter additional Transactions involving the HELOCs, as applicable, to include the aggregate new Draws in the Purchase Price of the related HELOCs.

mm.Joining REO Subsidiary.  Joining REO Subsidiary shall not acquire any additional REO Properties on or after March 14, 2019.

15.Events of Default

Each of the following shall constitute an “Event of Default” hereunder:

a.Payment Failure.  Failure of any Seller to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on a Payment Date, an Optional Partial Prepayment Period or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of any Seller to Administrative Agent or Buyers or to any Affiliate of Administrative Agent or Buyers, or (ii) cure any Margin Deficit when due pursuant to Section 6 hereof.

b.Cross Default.  Any Seller Party, Underlying Repurchase Counterparty, any Guarantor or any Affiliates thereof shall be in default under (i) any Indebtedness, including, without limitation, the CRT Facility Documents, the CUSIP Facility Documents and the Conventional MSR Loan Facility Documents, in the aggregate, in excess of $1.5 million of any Seller, Underlying Repurchase Counterparty, any Guarantor or any Affiliate thereof or $500,000 of the REO Subsidiary, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts, in the aggregate in excess of $1.5 million to which any Seller, Underlying Repurchase Counterparty, any Guarantor or any Affiliate thereof or $500,000 to which the REO Subsidiary is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

c.Assignment.  Assignment or attempted assignment by any Seller Party or Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Administrative Agent, or the granting by any Seller of any security interest, lien or other encumbrances on any Purchased Assets, Mortgage Loans or Contributed Assets, as applicable, to any person other than Administrative Agent; or the granting by REO Subsidiary of any security interest, lien or other encumbrances on any Purchased Asset or Contributed Asset to any person other than Administrative Agent or nominee approved by Administrative Agent.

d.Insolvency.  An Act of Insolvency shall have occurred with respect to (i) any Seller Party, Underlying Repurchase Counterparty, any Guarantor or any Affiliate or (ii) solely to the extent the Property Manager is an Affiliate of a Seller, to the Property Manager and Seller has not replaced the Property Manager and appointed a successor Property Manager acceptable to Administrative Agent within five (5) Business Days of such Act of Insolvency.

e.Material Adverse Change.  Any material adverse change in the Property, business, financial condition or operations of any Seller Party, Underlying Repurchase Counterparty, any Guarantor or any of their Affiliates shall occur, in each case as determined by Administrative Agent in its sole good faith discretion, or any other condition shall exist which, in Administrative Agent’s sole good faith discretion, constitutes a material impairment of any Seller Party’s or any Guarantor’s ability to perform its obligations under this Agreement or any other Program Agreement or Underlying Repurchase Counterparty’s ability to perform under Underlying Repurchase Documents.

f.Breach of Specified Representation or Covenant or Obligation. A breach by any Seller Party or either Guarantor of any of the representations, warranties or covenants or obligations set forth (i) in Sections 13(a)(1) (Seller Parties and Guarantors Existence), 13(a)(7) (Solvency), 13(a)(12) (Material Adverse Change), 13(a)(19) (Adjusted Tangible Net Worth), 14b (Prohibition of Fundamental Changes), 14m (Distributions), 14o (Existence), 14s (Guarantees), 14z (Plan Assets), 14gg (Special Purpose Entity), 14ii (Rental Property Obligations), 14jj (Leasing Matters) or 14kk (Property Management) of this Agreement or (ii) Sections  13(a)(23) (Other Indebtedness), 14t (Indebtedness), 14dd (Financial Covenants) or 14ee (Most Favored Status) of this Agreement and such breach identified in this clause (ii) shall remain unremedied for one (1) Business Day.

g.Breach of Take-out Payment Covenant.  A breach by any Seller or any Guarantor of the covenant set forth in Section 14x (Take-out Payments), if such breach is not cured within one (1) Business Day.

h.Breach of Non-Specified Representation or Covenant.  A breach by any Seller Party or any Guarantor of any other representation, warranty or covenant set forth in this Agreement in any material respect (and not otherwise specified in Sections 15(f) and (g) above), if such breach is not cured within five (5) Business Days (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Mortgage Loan or pay the Allocated Repurchase Price with respect to such Contributed Asset, as applicable) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Administrative Agent in its sole discretion to be materially false or misleading on a regular basis, or (iii) Administrative Agent, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates; or (B) Administrative Agent’s determination to enter into this Agreement or Transactions or Purchase Price Increases, as applicable, with such party, then such breach shall constitute an immediate Event of Default and no Seller Party shall have any cure right hereunder).

i.Change of Control.  The occurrence of a Change in Control without prior consent of Administrative Agent which consent shall be granted or withheld in its sole discretion.

j.Failure to Transfer.  Any Seller Party fails to either (i) transfer the Purchased Assets to Administrative Agent for the benefit of the applicable Buyer, or (ii) transfer the Contributed Assets to REO Subsidiary, subject to the additional qualifications with respect to Unrecorded REO Properties on or prior to the applicable Purchase Date (provided Administrative Agent, on behalf of the applicable Buyer, has tendered the related Purchase Price).

k.Judgment.  A final judgment or judgments for the payment of money in excess of (i) $10,000,000 in the aggregate shall be rendered against any Seller, Underlying Repurchase Counterparty or any of their Affiliates or (ii) $250,000 in the aggregate shall be rendered against REO Subsidiary, by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.

l.Government Action.  Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of any Seller Party, Underlying Repurchase Counterparty, Guarantors or any Affiliate thereof, or shall have taken any action to displace the management of any Seller Party, Guarantors or any Affiliate thereof or to curtail its authority in the conduct of the business of any Seller Party, Underlying Repurchase Counterparty, Guarantors or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of any Seller Party, Underlying Repurchase Counterparty, Guarantors or Affiliate as an issuer, buyer or a seller/servicer of Purchased Assets, Contributed Assets or Mortgage Loans or securities backed thereby, and such action provided for in this Section 15(l) shall not have been discontinued or stayed within 30 days.

m.Inability to Perform.  A Responsible Officer of any Seller Party, Underlying Repurchase Counterparty, or any Guarantor shall admit its inability to, or its intention not to, perform any of the Obligations hereunder or any Guarantor’s obligations hereunder or under the Guaranty or Underlying Repurchase Counterparty’s obligations under the Underlying Repurchase Documents.

n.Security Interest.  This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Assets or other Repurchase Assets purported to be covered hereby.

o.Financial Statements.  Sellers’, Underlying Repurchase Counterparty’s, or Guarantors’ audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Sellers, Underlying Repurchase Counterparty, or Guarantors as a “going concern” or a reference of similar import.

p.Underlying Repurchase Documents and Underlying Repurchase Counterparties.  (A) Any material provision of any Underlying Repurchase Document shall at any time for any reason cease to be valid and binding or in full force and effect; or (B) The Underlying Repurchase Counterparty shall deny that it has any or further liability or obligation under any material provision of any Underlying Repurchase Document; or (C) any Seller or the Underlying Repurchase Counterparty shall fail to perform or observe any material covenant, term, obligation or agreement contained in any Underlying Repurchase Document or defaults in the performance or observance of any of its obligations under any Underlying Repurchase Document and such default shall continue after the earlier of (x) the expiration of the grace period applicable thereto under such Underlying Repurchase Document and (y) two (2) Business Days; or (D) The validity or enforceability of any material provision of any Underlying Repurchase Document shall be contested by any party thereto; or (E) Any representation or warranty set forth on Schedule 1, Part II shall be untrue in any material respect; unless in each case of clauses (A) through (E), the related Mortgage Loans subject to the Underlying Repurchase Document are repurchased by any Seller within two (2) Business Days following notice or knowledge thereof.

q.Guarantor Breach.  A breach by any Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Program Agreement, any “event of default” by any Guarantor under the Guaranty, any repudiation of the Guaranty by any Guarantor, or if the Guaranty is not enforceable against  any Guarantor.

r.REIT Qualification.  The failure of PennyMac Mortgage Investment Trust to qualify as a REIT and Administrative Agent has delivered notice of an Event of Default to the Sellers with respect thereto.

s.Governmental Event.  Administrative Agent shall determine, in its sole discretion, that a Governmental Event, individually or collectively, and whether unforeseen or arising out of any Seller Party’s or Underlying Repurchase Counterparty’s existing applications, communications and correspondence with any Governmental Authority or Person, has had, or is likely to have, a Material Adverse Effect, or an adverse effect upon its ability to perform its obligations under this Agreement or any other material agreement to which it is a party or that may otherwise materially impair, limit or restrict any Seller Party’s or Underlying Repurchase Counterparty’s ability to conduct its business or its operations.

t.REO Subsidiary Breach.  A breach by REO Subsidiary of any material representation, warranty or covenant set forth in the Property Contribution Agreement, Subsidiary Agreement or any other Program Agreement, any “event of default” by REO Subsidiary under the Property Contribution Agreement, any repudiation of the Property Contribution Agreement or Subsidiary Agreement by REO Subsidiary, or if the Property Contribution Agreement or Subsidiary Agreement is not enforceable against REO Subsidiary.

u.Property Manager Termination Event.  The occurrence of a Property Manager Termination Event and a Seller has not appointed a successor Property Manager acceptable to Administrative Agent within thirty (30) days of Administrative Agent’s written request.

An Event of Default shall be deemed to be continuing unless expressly waived by Administrative Agent in writing.

16.Remedies Upon Default

In the event that an Event of Default shall have occurred:

a.Administrative Agent may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of any Seller Party or any Affiliate), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction or Purchase Price Increase Date for any Purchase Price Increase has not yet occurred as of the date of such exercise or deemed exercise, such Transaction or Purchase Price Increase shall be deemed immediately canceled). Administrative Agent shall (except upon the occurrence of an Act of Insolvency) give notice to Seller Parties and Guarantors of the exercise of such option as promptly as practicable.

b.If Administrative Agent exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) any Seller’s obligations in such Transactions to repurchase all Purchased Assets and Repurchase Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Administrative Agent and applied, in Administrative Agent’s sole discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Sellers hereunder, and (iii) a Seller Party shall immediately deliver to Administrative Agent the Asset Files relating to any Purchased Assets and Repurchase Assets subject to such Transactions then in such Seller Party’s possession or control.

c.Administrative Agent also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of each Seller Party relating to the Purchased Assets, Mortgage Loans and Contributed Assets and all documents relating to the Purchased Assets and Repurchase Assets (including, without limitation, any legal, credit or servicing files with respect to the Purchased Assets and Repurchase Assets) which are then or may thereafter come in to the possession of any Seller Party or any third party acting for such Seller Party.  To obtain physical possession of any Purchased Assets or Repurchase Assets held by Custodian, Administrative Agent shall present to Custodian a Trust Receipt.  Without limiting the rights of Administrative Agent hereto to pursue all other legal and equitable rights available to Administrative Agent for Seller Party’s failure to perform its obligations under this Agreement, each of the Seller Parties acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Administrative Agent shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Administrative Agent from pursuing any other remedies for such breach, including the recovery of monetary damages.

d.Administrative Agent shall have the right to direct all servicers or the Property Manager then servicing or managing any Purchased Mortgage Loans and Contributed Assets to remit all collections thereon to Administrative Agent, and if any such payments are received by any Seller Party, such Seller Party shall not commingle the amounts received with other funds of such Seller Party and shall promptly pay them over to Administrative Agent.  Administrative Agent shall also have the right to terminate any one or all of the servicers or Property Manager then servicing or managing any Purchased Mortgage Loans and Contributed Assets with or without cause.  In addition, Administrative Agent shall have the right to immediately sell the Purchased Assets, cause REO Subsidiary to sell the Contributed Assets and liquidate all Repurchase Assets.  Such disposition of Purchased Assets, Mortgage Loans, Contributed Assets or Repurchase Assets may be, at Administrative Agent’s option, on either a servicing‑released or a servicing‑retained basis.  Administrative Agent shall not be required to give any warranties as to the Purchased Assets, Mortgage Loans, Contributed Assets or Repurchase Assets with respect to any such disposition thereof.  Administrative Agent may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets, Mortgage Loans, Contributed Assets or Repurchase Assets.  The foregoing procedure for disposition of the Purchased Assets, Mortgage Loans, Contributed Assets or Repurchase Assets and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof.  Each Seller Party agrees that it would not be commercially unreasonable for Administrative Agent to dispose of the Purchased Assets or to cause the disposition of Contributed Assets or dispose of the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Assets, Mortgage Loans, Contributed Assets or the Repurchase Assets, or that have the reasonable capability of doing so, or that match Buyers and sellers of assets.  Administrative Agent shall be entitled to place the Purchased Assets or cause the placement of the Contributed Assets in a pool for issuance of securities at the then‑prevailing price for such securities and to sell such securities for such prevailing price in the open market.  Administrative Agent shall also be entitled to sell any or all of such Purchased Assets and Repurchase Assets individually for the prevailing price. Administrative Agent shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Assets and Repurchase Assets or causing the sale of all or a portion of such Purchased Assets or Repurchase Assets, to give the Sellers credit for such Purchased Assets and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets and Repurchase Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the Sellers hereunder.

e.Upon the happening of one or more Events of Default, Administrative Agent may apply any proceeds from the liquidation of the Purchased Assets and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Administrative Agent deems appropriate in its sole discretion.

f.Each Seller Party shall be liable to Administrative Agent and each Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Administrative Agent and each Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting  creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Administrative Agent and Buyers) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

g.To the extent permitted by applicable law, Sellers shall be liable to Administrative Agent and each Buyer for interest on any amounts owing by Sellers hereunder, from the date Sellers become liable for such amounts hereunder until such amounts are (i) paid in full by Sellers or (ii) satisfied in full by the exercise of Administrative Agent’s and Buyers’ rights hereunder.  Interest on any sum payable by Sellers under this Section 16(g) shall accrue at a rate equal to the Post-Default Rate.

h.Each Seller Party recognizes that the market for the Purchased Assets or Contributed Assets may not be liquid and as a result it may not be possible for Administrative Agent to sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner.  Each

Seller Party further recognizes that Administrative Agent may be unable to effect a public sale of any or all of the REO Subsidiary Interests, by reason of certain prohibitions contained in the 1934 Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not a view to the distribution or resale thereof.  In view of the nature of the REO Subsidiary Interests, each Seller Party agrees that liquidation of any REO Subsidiary Interests may be conducted in a private sale and at such price as Administrative Agent may deem commercially reasonable.  Administrative Agent shall be under no obligation to delay a sale of any REO Subsidiary Interests for the period of time necessary to permit the applicable Seller to register the REO Subsidiary Interests for public sale under the 1934 Act, or under applicable state securities laws, even if such Seller would agree to do so.

i.Each Seller Party agrees to use its reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of any portion of the REO Subsidiary Interests pursuant to this Agreement valid and binding and in compliance with any and all other applicable laws other than registration under applicable securities laws, provided that each Seller shall have no obligation to register the REO Subsidiary Interests for public sale under the 1934 Act.  Each Seller Party further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Administrative Agent and Buyers, that Administrative Agent and Buyers have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Seller Parties, and each Seller Party hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for defense that no Event of Default has occurred hereunder.

j.Administrative Agent shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

k.Administrative Agent may exercise one or more of the remedies available to Administrative Agent immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller Parties or Guarantors.  All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Administrative Agent may have.

l.Administrative Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller Party and each Guarantor hereby expressly waives any defenses such Seller Party and such Guarantor might otherwise have to require Administrative Agent to enforce its rights by judicial process.  Each Seller Party and each Guarantor also waives any defense (other than a defense of payment or performance) such Seller Party and such Guarantor might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies.  Each Seller Party and each Guarantor recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

m.Administrative Agent and Buyers shall have the right to perform reasonable due diligence with respect to each Seller Party and the Purchased Assets and Repurchase Assets, which review shall be at the expense of such Seller.

n.To the fullest extent permitted by law, the REO Subsidiary for itself and its successors and assigns, waives all rights to a marshalling of the assets of the REO Subsidiary, the REO Subsidiary’s partners or members and of the Rental Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Administrative Agent or Buyers under the Program Agreements to a sale of the Rental Properties for the collection of the Repurchase Assets without any prior or different resort for collection or of the right of Administrative Agent and Buyers to the payment of the Repurchase Assets out of the net proceeds of the Rental Properties in preference to every other claimant whatsoever.  In addition, the REO Subsidiary, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to the REO Subsidiary which would require the separate sale of the Rental Properties or require Administrative Agent to exhaust its remedies against any Rental Property or any combination of the Rental Properties before proceeding against any other Rental Property or combination of Rental Properties; and further in the event of such foreclosure the REO Subsidiary does hereby expressly consent to and authorizes, at the option of Administrative Agent, the foreclosure and sale either separately or together of any combination of the Rental Properties.

17.Reports

a.Default Notices.  Seller Parties or Guarantors shall furnish to Administrative Agent (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller Parties or Guarantors hereunder which is given to Seller Parties’ or Guarantors’ lenders and (ii) immediately, notice of the occurrence of any (A) Event of Default hereunder, (B) default or breach by Seller Parties or Servicer or Guarantors of any obligation under any Program Agreement or any material contract or agreement of Seller Parties, Servicer or Guarantors or (C) event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party.

b.Financial Notices.  Sellers or PennyMac Mortgage Investment Trust shall furnish to Administrative Agent:

(1)as soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of Sellers and PennyMac Mortgage Investment Trust and their consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings for the Sellers and PennyMac Mortgage Investment Trust and their consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Sellers and PennyMac Mortgage Investment Trust, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Sellers and PennyMac Mortgage Investment Trust and their consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes, year-end adjustments and cash flow statements) consistently applied, as at the end of, and for, such period;

(2)to the extent not filed with the SEC on EDGAR, as soon as available and in any event within ninety (90) days after the end of each fiscal year of Sellers or PennyMac Mortgage Investment Trust, the consolidated balance sheets of Sellers, PennyMac Mortgage Investment Trust and their consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Sellers or PennyMac Mortgage Investment Trust and their consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Administrative Agent in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Sellers or PennyMac Mortgage Investment Trust and their respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP

(3)at the time the Sellers and PennyMac Mortgage Investment Trust furnish each set of financial statements pursuant to Section 17(b)(1) or (2) above, an Officer’s Compliance Certificate or, with respect to 17(b)(2) above, (at the time filed with the SEC on EDGAR), a certificate of a Responsible Officer of Sellers and PennyMac Mortgage Investment Trust in the form attached as Exhibit A to the Pricing Side Letter;

(4)if applicable, notice of any 10-K or 10-Q filings with the SEC on EDGAR by Sellers or PennyMac Mortgage Investment Trust, within five (5) Business Days of such filing with the SEC; and

(5)as soon as available and in any event within thirty (30) days of receipt thereof:

(a)reserved;

(b)copies of relevant portions of all final written Agency, FHA, VA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Sellers’ operations;

(c)such other information regarding the financial condition, operations, or business of the Sellers or Guarantors as Administrative Agent may reasonably request; and

(d)the particulars of any Event of Termination in reasonable detail.

c.Notices of Certain Events.  As soon possible and in any event within five (5) Business Days of knowledge thereof, Sellers shall furnish to Administrative Agent notice of the following events:

(1)a change in the insurance coverage required of any Seller Party, Servicer, Property Manager or any other Person pursuant to any Program Agreement, with a copy of evidence of same attached;

(2)any material dispute, litigation, investigation, proceeding or suspension between a Seller or Servicer, on the one hand, and any Governmental Authority or any Person;

(3)any material change in accounting policies or financial reporting practices of a Seller or Servicer;

(4)that the underlying Mortgaged Property, with respect to any Purchased Mortgage Loan or any Contributed Asset has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Mortgage Loan, Rental Property or REO Property;

(5)any material issues raised upon examination of a Seller or such Seller’s facilities by any Governmental Authority;

(6)any material change in the Indebtedness of a Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

(7)any default related to any Repurchase Asset, including without limitation any default under any Underlying Repurchase Documents, or any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Assets or any Repurchase Asset;

(8)any Underlying Repurchase Counterparty for any reason ceases to possess all applicable Agency approvals, or an event has occurred or Underlying Repurchase Counterparty has a reason to believe or suspect that an event will occur prior to the issuance of the Agency Security or the consummation of the Take-Out Commitment, that will require notification to an Agency or HUD, FHA or VA;

(9)any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to a Seller or Servicer;

(10)the occurrence of any material employment dispute and a description of the strategy for resolving it that has the possibility of resulting in a Material Adverse Effect;

(11)without limiting any of the other reporting obligations of Sellers hereunder, Sellers shall promptly notify Administrative Agent of any Governmental Event or update thereto, and shall include the particulars of each update with sufficient detail as is satisfactory to Administrative Agent;

(12)any notice a Seller receives from an Underlying Repurchase Counterparty in accordance with the terms of the Underlying Repurchase Documents relating to a material event, circumstance or condition affecting the Servicer;

(13)with respect to the sample testing required pursuant to Section 14.bb hereof, if any such tested Rental Property in any one Property Level Reporting Period fails to meet the requirements set forth in Section 14bb.(i)-(iii), and such failure is not cured within sixty (60) days; and

(14)upon Sellers becoming aware of any Control Failure with respect to a Purchased Mortgage Loan that is an eMortgage Loan.

d.Portfolio Performance Data.  On the first Reporting Date of each calendar month, Sellers will furnish to Administrative Agent (i) in the event the Seasoned Mortgage Loans are serviced on a “retained” basis, an electronic Purchased Mortgage Loan and Contributed Asset performance data for Seasoned Mortgage Loans, including, without limitation, delinquency reports and volume information, broken down by product (i.e., delinquency, foreclosure and net charge-off reports) and (ii) electronically, in a format mutually acceptable to Administrative Agent and Sellers, servicing information, including, without limitation, those fields reasonably requested by Administrative Agent from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Mortgage Loans serviced by any Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date and, with respect to Seasoned Mortgage Loans and Contributed Assets, the current BPO and the current BPO date.  In addition to the foregoing information on each Reporting Date, Sellers will furnish to Administrative Agent such information upon (i) the occurrence and continuation of an Event of Default and (ii) upon any Purchased Mortgage Loan becoming an Aged Loan.

e.Quality Control Reports.  Within forty (40) days following the end of each calendar month, monthly quality control reports or similar reports generated, based on a sample of at least 10% of volume, with respect to the Mortgage Loan product types owned or financed by Underlying Repurchase Counterparty; and

f.Pending/Completed Repurchase Requests.  Within forty (40) days following the end of each calendar month, a summary of the portfolio performance of  New Origination Mortgage Loans owned or financed by Underlying Repurchase Counterparty including representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, and New Origination Mortgage Loans owned or financed by Underlying Repurchase Counterparty subject to other warehouse lines in excess of sixty (60) days summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands and (c) total repurchase demands.

g.Other Reports. Sellers shall deliver to Administrative Agent any other reports or information reasonably requested by Administrative Agent or as otherwise required pursuant to this Agreement including without limitation any reports prepared by the Diligence Agent, if any, in accordance with Section 14.bb hereof and any reports or information received from any Underlying Repurchase Counterparty.

h.Loan Activity Report.  Sellers hereby acknowledge that by the 10th Business Day of each calendar month, Sellers will furnish to Administrative Agent (i) an Asset Schedule and (ii) a loan activity report comprised of the information set forth in Exhibit K attached hereto.

i.Property Management Report. Within forty (40) days after the end of each calendar month, a monthly property management report of Property Manager, in the form attached hereto as Exhibit B, setting forth information regarding the Rental Properties with respect to the immediately preceding calendar month, together with a copy of each other report delivered by Property Manager to the REO Subsidiary pursuant to the Property Management Agreement (to the extent not delivered directly to Administrative Agent by Property Manager).

18.Repurchase Transactions

A Buyer may, in its sole election, engage in repurchase transactions (as “seller” thereunder) with any or all of the Purchased Assets and/or Repurchase Assets or its interests in Contributed Assets or otherwise pledge, hypothecate, assign, transfer or otherwise convey any or all of the Purchased Assets and/or Repurchase Assets or its interests in Contributed Assets with a counterparty of such Buyer’s choice (such transaction, a “Repledge Transaction”).  Any Repledge Transaction shall be effected by notice to the Administrative Agent, and shall be reflected on the books and records of the Administrative Agent.  No such Repledge Transaction shall relieve such Buyer of its obligations to transfer Purchased Assets and Repurchase Assets or its interests in Contributed Assets to Seller pursuant to Section 4 hereof, or of such Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Sellers pursuant to Section 7 hereof. In the event a Buyer engages in a repurchase transaction with any of the Purchased Assets or Repurchase Assets or its interests in Contributed Assets or otherwise pledges or hypothecate any of the Purchased Assets or its interests in Contributed Assets, such Buyer shall have the right to assign to such Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets or Repurchase Assets or its interests in Contributed Assets that are subject to such repurchase transaction.  In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty under a Repledge Transaction (a “Repledgee”), is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder).  Administrative Agent and Buyers are each hereby authorized to share any information delivered hereunder with the Repledgee; provided, that, Administrative Agent or such Buyer will cause such Repledgee to execute and deliver a non-disclosure agreement agreeing to keep such information delivered by Administrative Agent or any Buyer to such Repledgee confidential, on substantially similar terms as set forth in Section 32 of this Agreement.

19.Single Agreement

Administrative Agent, Buyers and each Seller Party acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.  Accordingly, each of Administrative Agent, Buyers and each Seller Party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

20.Notices and Other Communications

Any and all notices (with the exception of Transaction Requests or Purchase Price Increase Requests, as applicable, which shall be delivered via electronic mail or other electronic medium agreed to by the Administrative Agent and Seller Parties), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.  All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.  In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

If to Seller Parties:

PennyMac Corp.
PennyMac Holdings, LLC

PennyMac Operating Partnership, L.P.

PMC REO Financing Trust

PMC REO Trust 2015-1

3043 Townsgate Road

Westlake Village, California 91361

Attention: Pamela Marsh/Richard Hetzel

Phone Number: (805) 330-6059/(805) 254-6088

E-mail: pamela.marsh@pnmac.com;
             richard.hetzel@pnmac.com

with a copy to:

PennyMac Corp.
PennyMac Holdings, LLC

PennyMac Operating Partnership, L.P.

3043 Townsgate Road

Westlake Village, California 91361

Attention: Derek Stark
Phone Number: (818) 746-2289
E-mail: derek.stark@pnmac.com

If to Guarantors:

PennyMac Mortgage Investment Trust

3043 Townsgate Road

Westlake Village, California 91361

E-mail: pamela.marsh @pnmac.com

PennyMac Operating Partnership, L.P.

3043 Townsgate Road

Westlake Village, California 91361

Attention: Pamela Marsh

Phone Number: (805) 330-6059

E-mail: pamela.marsh @pnmac.com

with a copy to:

PennyMac Operating Partnership, L.P.

3043 Townsgate Road

Westlake Village, California 91361

Attention: Derek Stark
Phone Number: (818) 746-2289
E-mail: derek.stark@pnmac.com

If to Administrative Agent:

For Transaction Requests:

CSFBMC LLC

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 2nd floor

New York, New York 10010

Attention: Christopher Bergs, Resi Mortgage Warehouse Ops

Phone:  212-538-5087

E-mail: christopher.bergs@credit-suisse.com

with a copy to:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, New York 10010

Attention: Margaret Dellafera

Phone: 212-325-6471

Fax:  212-743-4810

E-mail: margaret.dellafera@credit-suisse.com

For all other Notices:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, New York 10010

Attention: Margaret Dellafera

Phone: 212-325-6471

Fax:  212-743-4810

E-mail: margaret.dellafera@credit-suisse.com

with a copy to:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 9th Floor

New York, NY 10010

Attention: Legal Department—RMBS Warehouse Lending

Fax: (212) 322-2376

21.Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

22.Non assignability

a.Assignments.  The Program Agreements are not assignable by any Seller Party or Guarantor.  Subject to Section 36 (Acknowledgement of Assignment and Administration of Repurchase Agreement) hereof, Administrative Agent and Buyers may from time to time assign all or a portion of their rights and obligations under this Agreement and the Program Agreements; provided, that, unless an Event of Default has occurred, (i) an assignment by a Committed Buyer or (ii) an assignment to a non-Affiliate of Administrative Agent or Buyers, shall, in each case, require Seller’s prior consent, such consent not to be unreasonably withheld; provided, further, that Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of Sellers, for review by Sellers upon written request, a register of assignees and participants (the “Register”) and a copy of an executed assignment and acceptance by Administrative Agent and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned.  The entries in the Register shall be conclusive absent manifest error, and the Seller, Guarantor, Administrative Agent and Buyers shall treat each Person whose name is recorded in the Register pursuant to the preceding sentence as a Buyer hereunder. Upon such assignment and recordation in the Register, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Administrative Agent and Buyers hereunder, as applicable, and (b) Administrative Agent and Buyers shall, to the extent that such rights and obligations have been so assigned by them pursuant to this Section to an assignee which assumes the obligations of Administrative Agent and Buyers, as applicable, be released from its obligations hereunder and under the Program Agreements.  Any assignment hereunder shall be deemed a joinder of such assignee as a Buyer hereto.  Unless otherwise stated in the Assignment and Acceptance, Seller Parties shall continue to take directions solely from Administrative Agent unless otherwise notified by Administrative Agent in writing.  Administrative Agent and Buyers may distribute to any prospective or actual assignee this Agreement, the other Program Agreements, any document or other information delivered to Administrative Agent and/or Buyers by Seller Parties.

b.Participations.  Any Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and under the Program Agreements; provided, however, that (i) such Buyer’s obligations under this Agreement and the other Program Agreements shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller Parties shall continue to deal solely and directly with Administrative Agent and/or Buyers in connection with such Buyer’s rights and obligations under this Agreement and the other Program Agreements except as provided in Section 7.  Administrative Agent and Buyers may distribute to any prospective or actual participant this Agreement, the other Program Agreements any document or other information delivered to Administrative Agent and/or Buyers by Seller Parties; provided, that, Administrative Agent or such Buyer will cause such party to execute and deliver a non-disclosure agreement agreeing to keep such information delivered by Administrative Agent or any Buyer to such prospective or actual participant confidential, on substantially similar terms as set forth in Section 32 of this Agreement.

23.Set-off

In addition to any rights and remedies of the Administrative Agent and Buyers hereunder and by law, the Administrative Agent and Buyers shall have the right, without prior notice to the Seller Parties or Guarantors, any such notice being expressly waived by the Seller Parties and Guarantors to the extent permitted by applicable law to set‑off and appropriate and apply against any Obligation from any Seller Party, any Guarantor or any Affiliate thereof to a Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from a Buyer or any Affiliate thereof to or for the credit or the account of the Seller Parties, any Guarantor or any Affiliate thereof.  Administrative Agent agrees promptly to notify the Seller Parties or Guarantors after any such set off and application made by a Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

24.Binding Effect; Governing Law; Jurisdiction

a.This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Each Seller Party acknowledges that the obligations of Administrative Agent and Buyers hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Administrative Agent and Buyers.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

b.EACH SELLER PARTY AND EACH GUARANTOR HEREBY WAIVE TRIAL BY JURY.  EACH SELLER PARTY AND EACH GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION

OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING.  EACH SELLER PARTY AND EACH GUARANTOR HEREBY SUBMIT TO, AND WAIVE ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

25.No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder.  No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.  Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), 16(a) or otherwise, will not constitute a waiver of any right to do so at a later date.

26.Intent

a.The parties recognize and intend that this Agreement and each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741(7) of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.  Each Seller Party, Administrative Agent and Buyers further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).  For the avoidance of doubt, the pledge of the REO Subsidiary Interests constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and Transactions thereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

b.The parties recognize and intend that (i) Administrative Agent or Buyer shall be entitled to, without limitation, the liquidation, termination, acceleration and non-avoidability rights afforded to parties to “repurchase agreements,” and “securities contracts” pursuant to sections 555, 559, 362(b)(6), 362(b)(7), 546(e)

and 546(f) of the Bankruptcy Code and “master netting agreements” pursuant to sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code; (ii) Administrative Agent’s or a Buyer’s right to liquidate the Purchased Assets, Repurchase Assets, Mortgage Loans and Contributed Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; and (iii) any payments or transfers of property made with respect to this Agreement or any Transaction have been made to or for the benefit of a “financial institution”, a “financial participant” or a “repo participant” (in connection with a “repurchase agreement” (where applicable) and a “securities contract”) as such terms are defined in the Bankruptcy Code.

c.The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

d.It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

e.Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

f.For U.S. federal tax purposes, each of the Seller Parties, the Guarantor, the Administrative Agent, each Administrative Agent assignee, the Buyers, and each Buyer assignee by acquiring an interest in any Transaction agree to treat and report each Transaction as indebtedness issued by PennyMac Mortgage Investment Trust, PMC or PennyMac Holdings, LLC as the case may be, which indebtedness, in the case of each obligor, shall have but a single maturity for purposes of Code section 7701(i)(2)(A)(ii) and U.S. Treasury Regulation section 301.7701(i)-1(e).

27.Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

a.in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor

Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

b.in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

c.in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

28.Power of Attorney

Each Seller Party hereby authorizes Administrative Agent to file such financing statement or statements relating to the Repurchase Assets without such Seller Party’s signature thereon as Administrative Agent, at its option, may deem appropriate.  Each Seller Party hereby appoints Administrative Agent as such Seller Party’s agent and attorney‑in‑fact to execute any such financing statement or statements in such Seller Party’s name and to perform all other acts which Administrative Agent deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of such Seller Party as its agent and attorney‑in‑fact and exercise all rights and remedies of such Seller Party thereunder and to act as attorney-in-fact for Underlying Repurchase Counterparty.  This agency and power of attorney is coupled with an interest and is irrevocable without Administrative Agent’s consent.  Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Default hereunder. Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28.  In addition the foregoing, each Seller agrees to execute a Power of Attorney, in the form of Exhibit D hereto, to be delivered on the date hereof.  Sellers shall cause PennyMac Loan Services, LLC and REO Subsidiary to execute a Power of Attorney in the form of Exhibit E-1 and Exhibit E-2, respectively, hereto.

29.Buyers May Act Through Administrative Agent and REO Subsidiary May Act Through Seller

Each Buyer has designated the Administrative Agent for the purpose of performing any action hereunder.  Pursuant to the Subsidiary Agreement, the REO Subsidiary has appointed Sellers as its agent with respect to the execution, delivery and/or performance of any Program Agreement, including, without limitation, the Custodial Agreement, any Servicing Agreement and any Servicer Notice.

30.Indemnification; Obligations

a.Each Seller and each Guarantor agrees to hold Administrative Agent, Buyers and each of their respective Affiliates and their officers, directors,

employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request or Purchase Price Increase Request, any Program Agreement, any Underlying Repurchase Document, or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct.  Each Seller and each Guarantor also agrees to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request or Purchase Price Increase Request, and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel.  Each Seller’s and each Guarantor’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement.  Each Seller and each Guarantor hereby acknowledges that its obligations hereunder are recourse obligations of such Seller and such Guarantor and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets and Repurchase Assets.  Each Seller Party and each Guarantor also agrees not to assert any claim against Administrative Agent, each Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions or Purchase Price Increases, this Agreement or any of the transactions contemplated thereby.  THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

b.Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction or Purchase Price Increase is made by Sellers other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16 or for any other reason, Sellers shall, upon demand by Administrative Agent, pay to Administrative Agent on behalf of Buyers an amount sufficient to compensate Buyers for any losses, costs or expenses that they may reasonably incur as of a result of such payment.

c.Without limiting the provisions of Section 30(a) hereof, if Sellers fail to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Sellers by Administrative Agent (subject to reimbursement by Sellers), in its sole discretion.

31.Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.

32.Confidentiality

a.This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Administrative Agent and Buyers and shall be held by each Seller Party and each Guarantor in strict confidence and shall not be disclosed to any third party without the written consent of Administrative Agent except for (i) disclosure to Seller Parties’ or Guarantors’ direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii)  disclosure required by law, rule, regulation or order of a court or other regulatory body.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that no Seller Party may disclose the name of or identifying information with respect to Administrative Agent and Buyers or any pricing terms (including, without limitation, the Commitment Fee, Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Administrative Agent.

b.Notwithstanding anything in this Agreement to the contrary, each Seller Party shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”).  Each Seller Party understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and each Seller Party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws.  Each Seller Party shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and

“consumers” (as those terms are defined in the Act) of Administrative Agent and Buyers or any Affiliate of Administrative Agent or Buyers which such Seller Party holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each Seller Party represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Upon request, each Seller Party will provide evidence reasonably satisfactory to allow Administrative Agent and/or Buyers to confirm that the providing party has satisfied its obligations as required under this Section.  Without limitation, this may include Administrative Agent’s or Buyers’ review of audits, summaries of test results, and other equivalent evaluations of each Seller Party.  The Seller Parties shall notify Administrative Agent immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyers, or any Affiliate of Buyers provided directly to the Seller Parties by Administrative Agent, Buyers or such Affiliate.  The Seller Parties shall provide such notice to Administrative Agent by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

33.Recording of Communications

Administrative Agent, Buyers, Seller Parties and Guarantors shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions.  Administrative Agent, Buyers, Seller Parties and Guarantors consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings.  The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

34.Reserved.

35.Conflicts

In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority:  first, the terms of the Pricing Side Letter shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.

36.Periodic Due Diligence Review

Each Seller Party and each Guarantor acknowledges that Administrative Agent and Buyers have the right to perform continuing due diligence reviews with respect to each Seller Party, each Guarantor, Underlying Repurchase Counterparty and the Purchased Assets, Mortgage Loans and Contributed Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, for the purpose of performing quality control review of the Purchased Assets, Mortgage Loans and Contributed Assets or otherwise, and upon reasonable (but no less than one (1) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Sellers, each Seller agrees to permit or shall cause Underlying Repurchase Counterparty to permit Administrative Agent, Buyers or their authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, data, records, agreements, instruments or information relating to such Purchased Assets, Mortgage Loans and Contributed Assets (including, without limitation, quality control review) in the possession or under the control of Sellers, Guarantors, Underlying Repurchase Counterparty and/or the Custodian.  Sellers also shall make available or cause Underlying Repurchase Counterparty to make available to Administrative Agent and Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets, Mortgage Loans and Contributed Assets.  Without limiting the generality of the foregoing, each Seller and each Guarantor acknowledges that Administrative Agent and Buyers may purchase Purchased Assets or enter into Transactions with respect to Contributed Assets from such Seller based solely upon the information provided by such Seller to Administrative Agent and Buyers in the Asset Schedule and the representations, warranties and covenants contained herein, and that Administrative Agent or Buyers, at their option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets and Repurchase Assets purchased in a Transaction, including, without limitation, ordering BPOs, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Purchased Mortgage Loan or Contributed Asset.  Administrative Agent or Buyers may underwrite such Purchased Asset, Contributed Asset or Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting.  Each Seller agrees to cooperate or cause Underlying Repurchase Counterparty to cooperate with Administrative Agent, Buyers and any third party underwriter in connection with such underwriting, including, but not limited to, providing Administrative Agent, Buyers and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets, Contributed Assets or Mortgage Loans in the possession, or under the control, of such Seller.  Each Seller further agrees that Sellers shall pay all out-of-pocket costs and expenses incurred by Administrative Agent and Buyers in connection with Administrative Agent’s and Buyers’ activities pursuant to this Section 36 (“Due Diligence Costs”).

37.Authorizations

Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller Parties or Administrative Agent to the extent set forth therein, as the case may be, under this Agreement.  The Seller Parties may amend Schedule 2 from time to time by delivering a revised Schedule 2 to Administrative Agent and expressly stating that such revised Schedule 2 shall replace the existing Schedule 2.

38.Acknowledgment of Assignment and Administration of Repurchase Agreement

Pursuant to Section 22 (Non assignability) of this Agreement, Administrative Agent may sell, transfer and convey or allocate certain Purchased Mortgage Loans, Contributed Assets and the related Repurchase Assets and related Transactions to certain affiliates of

Administrative Agent and/or one or more CP Conduits (the “Additional Buyers”).  Sellers and Guarantor each hereby acknowledges and agrees to the joinder of such Additional Buyers.  The Administrative Agent shall administer the provisions of this Agreement, for the benefit of the Buyers and any Repledgees, as applicable.  For the avoidance of doubt, all payments, notices, communications and agreements pursuant to this Agreement shall be delivered to, and entered into by, the Administrative Agent for the benefit of the Buyers and/or the Repledgees, as applicable.  Furthermore, to the extent that the Administrative Agent exercises remedies pursuant to this Agreement, any of the Administrative Agent and/or any Buyer will have the right to bid on and/or purchase any of the Repurchase Assets pursuant to Section 16 (Remedies Upon Default).  The benefit of all representations, rights, remedies and covenants set forth in the Agreement shall inure to the benefit of the Administrative Agent on behalf of each Buyer and Repledgees, as applicable.  All provisions of the Agreement shall survive the transfers contemplated herein (including any Repledge Transactions).  Notwithstanding that multiple Buyers may purchase individual Mortgage Loans subject to Transactions entered into under this Agreement, all Transactions shall continue to be deemed a single Transaction and all of the Repurchase Assets shall be security for all of the Obligations hereunder.

39.Acknowledgement of Anti-Predatory Lending Policies

Administrative Agent has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.

40.Documents Mutually Drafted

Each Seller Party, each Guarantor and the Administrative Agent and the Buyers agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

41.General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a.the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b.accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

c.references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d.a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e.the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

f.the term “include” or “including” shall mean without limitation by reason of enumeration;

g.all times specified herein or in any other Program Agreement  (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

h.all references herein or in any Program Agreement to "good faith" means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York.

Bankruptcy Non-Petition

The parties hereby agree that they shall not institute against, or join any other person in instituting against, any Buyer that is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full.

Limited Recourse

The obligations of each Buyer under this Agreement or any other Program Agreement are solely the corporate obligations of such Buyer. No recourse shall be had for the payment of any amount owing by any Buyer under this Agreement, or for the payment by any Buyer of any fee in respect hereof or any other obligation or claim of or against such Buyer arising out of or based on this Agreement, against any stockholder, partner, member, employee, officer, director or incorporator or other authorized person of such Buyer. In addition, notwithstanding any other provision of this Agreement, the Parties agree that all payment obligations of any Buyer that is a CP Conduit under this Agreement shall be limited recourse obligations of such Buyer, payable solely from the funds of such Buyer available for such purpose in accordance with its commercial paper program documents. Each party waives payment of any amount which such Buyer does not pay pursuant to the operation of the preceding sentence until the day which is at least one year and one day after the payment in full of the latest maturing commercial paper note (and waives any "claim" against such Buyer within the meaning of Section 101(5) of the Bankruptcy Code or any other Debtor Relief Law for any such insufficiency until such date).

44.Joint and/or Several Liability of Sellers

a.Each Seller Party shall be jointly and severally liable for the rights, covenants, obligations and warranties and representations of each other Seller Party as contained herein and the actions of any Person (including another Seller Party) or third party shall in no way affect such joint and several liability.

b.Each Seller Party acknowledges and agrees that a Default or an Event of Default is hereby considered a Default or an Event of Default by each Seller.

c.Each Seller Party acknowledges and agrees that the Administrative Agent and each Buyer shall have no obligation to proceed against one Seller before proceeding against another Seller Party.  Each Seller Party hereby waives any defense to its obligations under this Agreement or any other Program Agreement based upon or arising out of the disability or other defense or cessation of liability of one Seller Party versus the other.

45.Amendment and Restatement

Administrative Agent, as a Buyer, Guarantors and Seller Parties entered into the Existing Master Repurchase Agreement. Administrative Agent, Buyers, Guarantors and the Seller Parties desire to enter into this Agreement in order to amend and restate the Existing Master Repurchase Agreement in its entirety.  The amendment and restatement of the Existing Master Repurchase Agreement shall become effective on the date hereof, and each of Administrative Agent, Buyers, Guarantors and the Seller Parties shall hereafter be bound by the terms and conditions of this Agreement and the other Program Agreements.  This Agreement amends and restates the terms and conditions of the Existing Master Repurchase Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Existing Master Repurchase Agreement. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Existing Master Repurchase Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect.  For the avoidance of doubt, it is the intent of Administrative Agent, Buyers, Guarantors and the Seller Parties that the security interests and liens granted in the Purchased Assets, Contributed Assets or Repurchase Assets pursuant to Section 8 of the Existing Master Repurchase Agreement shall continue in full force and effect. All references to the Existing Master Repurchase Agreement in any Program Agreement or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

46.Reaffirmation of Guaranty

Each Guarantor hereby (i) agrees that the liability of such Guarantor or rights of Administrative Agent under the Guaranty shall not be affected as a result of amending and restating this Agreement, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

47.Condition Subsequent

Notwithstanding anything written herein to the contrary, Sellers shall deliver to Buyer within sixty (60) calendar days following the date hereof, the Netting Agreement duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC,

as Administrative Agent

By:	/s/ Margaret Dellafera
	Name:	Margaret Dellafera
	Title:	Vice President

Credit Suisse AG, Cayman Islands Branch, as a Committed Buyer and as a Buyer

By:	/s/ Margaret Dellafera
	Name:	Margaret Dellafera
	Title:	Authorized Signatory

By:	/s/ Dominic Obaditch
	Name:	Dominic Obaditch
	Title:	Authorized Signatory

Alpine Securitization LTD as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:	/s/ Kenneth Aiani
	Name:	Kenneth Aiani
	Title:	Vice President

By:	/s/ Patrick Duggan
	Name:	Patrick Duggan
	Title:	Vice President

PennyMac Corp., as a Seller

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PennyMac Holdings, LLC, as a Seller

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

Signature Page to the Third Amended and Restated Master Repurchase Agreement

PMC REO Financing Trust, as REO Subsidiary

By: PennyMac Corp., as Administrator

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PMC REO Trust 2015-1, as REO Subsidiary

By: PennyMac Corp., as Administrator

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PennyMac Mortgage Investment Trust, as a Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PennyMac Operating Partnership, L.P., as a Seller and as a Guarantor

By: PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

Signature Page to the Third Amended and Restated Master Repurchase Agreement

SCHEDULE 1

PART I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO NEW ORIGINATION MORTGAGE LOANS

The Sellers make the following representations and warranties to the Administrative Agent, with respect to the New Origination Mortgage Loans subject to a Transaction that as of the Purchase Date for the purchase of New Origination Mortgage Loans subject to a Transaction by the Administrative Agent, on behalf of Buyers, from a Seller, and as of the date of this Agreement and any Transaction hereunder relating to the New Origination Mortgage Loans is outstanding and at all times while the Program Agreements and any Transaction hereunder is in full force and effect.  For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the New Origination Mortgage Loans if and when the Sellers have taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such New Origination Mortgage Loans.

(a)Payments Current.  All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan and, if the Mortgage Loan is a Co-op Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever to the knowledge of Sellers, been threatened or commenced with respect to the Co-op Loan.  The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

(b)No Outstanding Charges.  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  No Seller nor the Qualified Originator from which the applicable Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and/or interest thereunder.

(c)Original Terms Unmodified.  The terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been duly recorded or transmitted for recording, if necessary to protect the interests of Buyers, and which has been delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule.  The substance of

Schedule 1 Part 1-1

any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Asset Schedule.  No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule.

(d)No Defenses.  The Mortgage Loan (and the Assignment of Proprietary Lease related to each Co-op Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  No Seller has knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

(e)Hazard Insurance.  The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by a Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines.  If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973.  All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the applicable Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee.  No such notice has been received by a Seller.  All premiums on such insurance policy have been paid.  The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect.  No Seller has

Schedule 1 Part 1-2

engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by a Seller.

(f)Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the applicable Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Administrative Agent, and shall deliver to Administrative Agent, upon demand, evidence of compliance with all such requirements.

(g)No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission (except with respect to subordination of a second lien HELOC to the first priority lien or security interest).  No Seller has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has any Seller waived any default resulting from any action or inaction by the Mortgagor.

(h)Location and Type of Mortgaged Property.  The Mortgaged Property is located in an Acceptable State as identified in the Custodial Asset Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise Co-op Project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit, Co-op Unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to underwriting guidelines acceptable to Administrative Agent in its sole discretion and that no residence or dwelling is a mobile home.  No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to Administrative Agent in its sole discretion.

(i)Valid First Lien.  The Mortgage is a valid, subsisting, enforceable and, with respect to Mortgage Loans other than Second Lien Mortgage Loans, perfected first priority lien and first priority security interest or, with respect to Second Lien Mortgage Loans, a second lien or a second priority security interest, in each case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property  and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings,

Schedule 1 Part 1-3

and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

a.the lien of current real property taxes and assessments not yet due and payable;

b.covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

c.other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

d.with respect to Second Lien Mortgage Loans, a first lien.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (a) with respect to Mortgage Loans other than Second Lien Mortgage Loans, first lien and first priority security interest and (b) with respect to Second Lien Mortgage Loans, second lien and second priority interest, in each case, on the property described therein and the applicable Seller has full right to pledge and assign the same to Administrative Agent.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(j)Validity of Mortgage Documents.  The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan.  The applicable Seller has reviewed all of the documents constituting the Asset File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.  To the best of Sellers’ knowledge, except as disclosed to Administrative Agent in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.  Such Purchased Mortgage Loan is a “closed” loan, is fully funded by Seller (except with respect to a HELOC), and held in Seller’s name.

Schedule 1 Part 1-4

(k)Full Disbursement of Proceeds.  Except with respect to (i) HELOC, (ii) an FHA 203(k) Loan, or (iii) an eligible, single-close, renovation or construction-to-permanent Agency Mortgage Loan, there is no further requirement for future advances under the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(l)Ownership.  The applicable Seller has full right to sell the Mortgage Loan to Buyers free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyers will own such Mortgage Loan (and with respect to any Co-op Loan, the sole owner of the related Assignment of Proprietary Lease) free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(m)Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(n)Title Insurance.  The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) except with respect to HELOCs covered by a Master Secondary Loan Policy acquired from Old Republic Home Protection and/or an errors and omissions policy approved by the Buyers in their sole discretion, an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Administrative Agent with respect to Non-Agency QM Mortgage Loans and Fannie Mae or Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and Fannie Mae or Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans, and each such title insurance policy is issued by a title insurer acceptable to Administrative Agent with respect to Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and Fannie Mae or Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the applicable Seller, its successors and assigns, as to the first priority lien of the Mortgage, other than Second Lien Mortgage Loans, and with respect to Second Lien Mortgage Loans as to the second priority lien of the related Mortgage, as applicable, in the original principal amount of the Mortgage Loan, with respect to a Mortgage Loan, or, with respect to a HELOC, the original Credit Limit (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the

Schedule 1 Part 1-5

exceptions contained in clauses (a), (b) and (c) of paragraph (i) of this Schedule 1 with respect to Non-Agency QM Mortgage Loans and Fannie Mae or Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans.  The applicable Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including any Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by a Seller.

(o)No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no Seller nor its predecessors have waived any default, breach, violation or event of acceleration; and with respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the applicable Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.

(p)Property Value.  When applicable, Seller has delivered to Administrative Agent a BPO valuation and valuation date given by a licensed real estate agent or broker in conformity with customary and usual business practices, which includes comparable sales and comparable listings and complies with the criteria set forth in FIRREA for an “appraisal” or an “evaluation”, as applicable, and such other information in further compliance with this Agreement.  The person performing any BPO received no benefit from, and such person’s compensation or flow of business from the Sellers were not affected by, the acquisition of the Mortgage Loan by the Sellers or any other applicable transferee.

(q)Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(r)Origination; Payment Terms.  The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority.  Except with respect to HELOCs, principal and/or interest payments on the Mortgage Loan commenced no more than sixty (60) days

Schedule 1 Part 1-6

after funds were disbursed in connection with the Mortgage Loan. With respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans, the Mortgagor contributed from their own funds to the purchase price for the Mortgaged Property, as required by the applicable Agency. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Mortgage Interest Rate Cap.  Except with respect to HELOCs, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and/or interest (subject to an “interest only” period in the case of Interest Only Loans), which installments of interest (a) with respect to adjustable rate Mortgage Loans are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date and (b) with respect to Interest Only Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization.

(s)Customary Provisions.  The Mortgage Note has a stated maturity.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on any Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of any Seller, Administrative Agent, a Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of any Seller, Administrative Agent, a Buyer or any servicer or any successor servicer to foreclose on the related Mortgage.  Except with respect to HELOCs, the Mortgage Note and Mortgage are on forms acceptable to Administrative Agent with respect to Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and Fannie Mae or Freddie Mac.  If the Mortgage Loan is an eMortgage Loan, the related eNote contains the Agency-Required eNote Legend.

(t)Occupancy of the Mortgaged Property.  As of the Purchase Date the Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  No Seller has received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be.  No Seller has received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.  With respect to any

Schedule 1 Part 1-7

Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

(u)No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (i) above.

(v)Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Administrative Agent to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(w)Transfer of Mortgage Loans.  Except with respect to Mortgage Loans intended for purchase by GNMA and for Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(x)Due-On-Sale.  Except with respect to Mortgage Loans intended for purchase by GNMA and as may otherwise be prohibited by applicable law, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(y)No Buydown Provisions; No Graduated Payments or Contingent Interests.  Except with respect to Agency Mortgage Loans, Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans, the Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Sellers, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(z)Consolidation of Future Advances.  Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to Mortgage Loans other than Second Lien Mortgage Loans, or second lien priority with respect to Second Lien Mortgage Loans, in each case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Administrative Agent with respect to Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and acceptable to Fannie Mae and Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

Schedule 1 Part 1-8

(aa)No Condemnation Proceeding.  There have not been any condemnation proceedings with respect to the Mortgaged Property and no Seller has knowledge of any such proceedings.

(bb)Collection Practices; Escrow Deposits; Interest Rate Adjustments.  The origination and collection practices used by the originator, each servicer of the Mortgage Loan and each Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the applicable Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or Escrow Payments or other charges or payments due the applicable Seller have been capitalized under the Mortgage or the Mortgage Note.  All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(cc)Conversion to Fixed Interest Rate.  Except as allowed by Fannie Mae or Freddie Mac or otherwise as expressly approved in writing by Administrative Agent, with respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

(dd)Other Insurance Policies.  No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by any Seller or by any officer, director, or employee of any Seller or any designee of any Seller or any corporation in which any Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(ee)Servicemembers Civil Relief Act.  The Mortgagor has not notified any Seller, and no Seller has knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

(ff)Appraisal; Valuation.  With respect to each Agency Mortgage Loan, the Mortgage File contains either (i) to the extent permitted by the applicable Agency, a Property Inspection Waiver (as defined in the applicable Agency guidelines) or any other valuation method permitted by the Agency and acceptable to the Buyers in their sole discretion, or (ii) an appraisal of the related Mortgaged Property signed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Sellers, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform,

Schedule 1 Part 1-9

Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder (“FIRREA”), all as in effect on the date the Mortgage Loan was originated.  With respect to each Mortgage Loan that is not an Agency Mortgage Loan, the Mortgage File contains a property valuation acceptable to the Administrative Agent and Buyers in their sole discretion.

(gg)Disclosure Materials.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the applicable Seller maintains such statement in the Asset File.

(hh)Construction or Rehabilitation of Mortgaged Property.  No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property, expect with respect to (i) a HELOC, where a Mortgagor may use a Draw for rehabilitation of the Mortgaged Property, (ii) a FHA 203(k) Loan, or (iii) an eligible, single-close, renovation or construction-to-permanent Agency Mortgage Loan.

(ii)No Defense to Insurance Coverage.  No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Sellers on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of any Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

(jj)Capitalization of Interest.  The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(kk)No Equity Participation.  No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property.  The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and no Seller has financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(ll)Proceeds of Mortgage Loan.  Except with respect to a HELOC, the proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to any Seller or any Affiliate or correspondent of any Seller, except in connection with a refinanced Mortgage Loan.

(mm)Origination Date.  The Purchase Date for a Mortgage Loan, other than a correspondent Mortgage Loan or Scratch and Dent Mortgage Loan, is no more than ninety (90)

Schedule 1 Part 1-10

days following the origination date. The Purchase Date for a correspondent Mortgage Loan is no more than one hundred and eighty (180) days following the origination date.

(nn)No Exception.  The Custodian has not noted any material exceptions on a Custodial Asset Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Administrative Agent’s or Buyers’ interest in the Mortgage Loan.

(oo)Mortgage Submitted for Recordation.  The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(pp)Documents Genuine.  Such Purchased Mortgage Loan and all accompanying collateral documents are complete and authentic and all signatures thereon are genuine.  Such Purchased Mortgage Loan is a “closed” loan fully funded by a Seller and held in such Seller’s name.

(qq)Bona Fide Loan.  Such Purchased Mortgage Loan arose from a bona fide loan, complying with all applicable state and federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set‑off or counterclaim.

(rr)Other Encumbrances.  To the best of Sellers’ knowledge, any property subject to any security interest given in connection with such Purchased Mortgage Loan is not subject to any other encumbrances other than a stated first mortgage or, with respect to Second Lien Mortgage Loans, a stated second mortgage, if applicable and encumbrances which may be allowed under the Underwriting Guidelines.

(ss)Description.  Each Purchased Mortgage Loan conforms to the description thereof as set forth on the related Custodial Asset Schedule delivered to the Custodian and Administrative Agent.

(tt)Located in U.S.  No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Purchased Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

(uu)Underwriting Guidelines.  Each Purchased Mortgage Loan has been originated in accordance with the Underwriting Guidelines (including all supplements or amendments thereto) previously provided to Administrative Agent.

(vv)Aging.  Such Purchased Mortgage Loan has not been subject to a Transaction hereunder for more than the applicable Aging Limit.

(ww)Committed Mortgage Loans.  Each Committed Mortgage Loan is covered by a Take-out Commitment, does not exceed the availability under such Take-out Commitment (taking into consideration mortgage loans which have been purchased by the respective Take-out Investor under the Take-out Commitment and mortgage loan which the applicable Seller has identified to Administrative Agent as covered by such Take-out Commitment) and conforms to the requirements and the specifications set forth in such Take-out Commitment and the related

Schedule 1 Part 1-11

regulations, rules, requirements and/or handbooks of the applicable Take-out Investor and is eligible for sale to and insurance or guaranty by, respectively the applicable Take-out Investor and applicable insurer.  Each Take-out Commitment is a legal, valid and binding obligation of the applicable Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(xx)Primary Mortgage Guaranty Insurance.  Each Conforming Mortgage Loan with a Loan to Value Ratio of 80% or higher is insured as to payment defaults by primary mortgage guaranty insurance.  Each other Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance where applicable.  Each Purchased Mortgage Loan is insured in the amount required, and by an insurer approved, by the applicable Take-out Investor, if applicable, and all provisions of such primary mortgage guaranty insurance have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Each Mortgage Loan which is represented to Administrative Agent to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act.  Each Mortgage Loan which is represented by a Seller to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code.  As to each FHA insurance certificate or each VA guaranty certificate, the applicable Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan.  There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans or affecting the validity or enforceability of any private mortgage insurance or FHA insurance applicable to the Mortgage Loans or any VA guaranty with respect to the Mortgage Loans.

(yy)Predatory Lending Regulations; High Cost Loans.  None of the Mortgage Loans are classified as High Cost Mortgage Loans.

(zz)High LTV Loans.  None of the Mortgage Loans are High LTV Loans.

(aaa)Wet-Ink Mortgage Loans.  With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by a Seller to hold the related Asset Documents as agent and bailee for Administrative Agent or Administrative Agent’s agent and to promptly forward such Asset Documents in accordance with the provisions of the Custodial Agreement and the Escrow Instruction Letter.

(bbb)FHA Mortgage Insurance; VA Loan Guaranty.  With respect to the FHA Loans, the FHA Mortgage Insurance Contract is in full force and effect and there exists no impairment to full recovery without indemnity to HUD or the FHA under FHA Mortgage Insurance.  With respect to the VA Loans, the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein.  All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without

Schedule 1 Part 1-12

surcharge, set-off or defense.  Each FHA Loan and VA Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans.

(ccc)Reserved.

(ddd)Co-op Loan: Valid First Lien.  With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest.  There are no liens against or security interests in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority equal to or over a Seller’s security interest in such Co-op Shares.

(eee)Co-op Loan: Compliance with Law.  With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.

(fff)Co-op Loan: No Pledge.  With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Proprietary Lease. With respect to each Co-op Loan, (i) the term of the related Proprietary Lease is longer than the term of the Co-op Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement.

(ggg)Co-op Loan: Acceleration of Payment.  With respect to each Co-op Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby.  The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Co-op Unit is transferred or sold without the consent of the holder thereof.

(hhh)Qualified Mortgage.  Notwithstanding anything to the contrary set forth in this Agreement, on and after January 10, 2014 (or such later date as set forth in the relevant regulations), (i) prior to the origination of each Mortgage Loan, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight (8) underwriting factors set forth in 12 CFR 1026.43(c) and (ii) each Mortgage Loan, other than a Non-Agency Non-QM

Schedule 1 Part 1-13

Mortgage Loan, Scratch and Dent Mortgage Loan, HELOC, a Non-Agency Non-QM Mortgage Loan, is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e); provided that a modification subsequent to the date listed above shall not be considered an “origination” of a Mortgage Loan or a “covered transaction” as long as no new Mortgage Note is executed and delivered and the interest rate of the related Mortgage Loan is not increased.

(iii)TRID Compliance. With respect to each Mortgage Loan (other than a HELOC) where the Mortgagor’s loan application for the Mortgage Loan was taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.

(jjj)Terms.  With respect to HELOCs, the related Mortgagor may request advances up to the Credit Limit within the first (1st) ten (10) years following the date of origination, subject to termination or suspension under the terms of the Credit Line Agreement.

(kkk)Revolving Term.  Each HELOC provides for an initial period (the “Revolving Period”) during which the Mortgagor is required to make monthly payments of interest payable in arrears and requires repayment of the unpaid principal balance thereof over a period following the Revolving Period (the “Repayment Period”) which is not in excess of two hundred forty (240) months. As of the Purchase Date no HELOC was in its Repayment Period.  The Mortgage Interest Rate on each Mortgage Loan adjusts periodically in accordance with the Credit Line Agreement.  On each Interest Rate Adjustment Date the related Seller has made interest rate adjustments on the Mortgage Loan which are in compliance with the related Mortgage, Mortgage Note and Credit Line Agreement and applicable law.

(lll)Draws In Compliance With Laws.  Each Draw under the HELOC has been disbursed in accordance with all applicable laws, rules and regulations, including, without limitation, all state and local licensing requirements.

(mmm)Enforcement of Remedies.  Each Credit Line Agreement permits the holder to enforce its full remedies, with respect to, among other things, material events of default by the Mortgagor, and to suspend or terminate the right to make additional Draws or reduce the Credit Limit if the value of the related Mortgaged Property declines significantly, the Mortgagor’s financial circumstances materially change, or certain other events occur as described in the Credit Line Agreement.

(nnn)eNotes.  With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:

(i)the eNote bears a digital or electronic signature;

(ii)the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;

(iii)there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC, Section 16 of the UETA or Section 7021 of E-SIGN, as applicable, that is held in the eVault;

Schedule 1 Part 1-14

(iv)the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;

(v)the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Administrative Agent;

(vi)the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;

(vii)the Servicing Agent status of the eNote on the MERS eRegistry is blank until being changed to Servicer in connection with a Transfer of Control to a Take-out Investor;

(viii)There is no Control Failure with respect to such eNote;

(ix)the eNote is a valid and enforceable Transferable Record or comprises “electronic chattel paper” within the meaning of the UCC;

(x)there is no defect with respect to the eNote that would result in Administrative Agent having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record; and

(xi)the single Authoritative Copy of the eNote is maintained electronically and has not been papered-out, nor is there another paper representation of such eNote.

(ooo)Non-Agency QM Mortgage Loans.  Except with respect to a Non-Agency QM Mortgage Loan and Non-Agency Non-QM Mortgage Loan, none of the Mortgage Loans are an “A” quality first lien Mortgage Loan that is not eligible for sale to an Agency.

Schedule 1 Part 1-15

SCHEDULE 1

PART II

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO

UNDERLYING REPURCHASE TRANSACTIONS

The Sellers make the following representations and warranties to the Administrative Agent, with respect to the Underlying Repurchase Transactions, that as of the Underlying Repurchase Transaction, and as of the date of this Agreement and any Underlying Repurchase Transaction is outstanding and at all times while the Program Agreements and any Underlying Repurchase Transaction is in full force and effect.  For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Underlying Repurchase Transaction if and when the Sellers have taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Underlying Repurchase Transaction.

(a)Validity of Underlying Repurchase Documents. The Underlying Repurchase Documents and any other agreement executed and delivered by the Underlying Repurchase Counterparty or guarantor thereto, as applicable, in connection with an Underlying Repurchase Transaction are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity.  Sellers and the Underlying Repurchase Counterparty had legal capacity to enter into the Underlying Repurchase Transaction and the Underlying Repurchase Counterparty had the legal capacity to execute and deliver the Underlying Repurchase Documents and any such agreement, and the Underlying Repurchase Documents and any such other related agreement to which Sellers or the Underlying Repurchase Counterparty are parties have been duly and properly executed by Sellers and the Underlying Repurchase Counterparty, as applicable.  The Underlying Repurchase Documents to which the Underlying Repurchase Counterparty is a party constitute legal, valid, binding and enforceable obligations of the Underlying Repurchase Counterparty.  The Underlying Repurchase Transaction and the Underlying Repurchase Documents are in full force and effect, and the enforceability of the Underlying Repurchase Documents has not been contested by the Underlying Repurchase Counterparty.

(b)Original Terms Unmodified.  Except to the extent approved in writing by Administrative Agent, the terms of the Underlying Repurchase Documents have not been impaired, altered or modified in any respect.

(c)No Defenses.  The Underlying Repurchase Transaction is not subject to any right of rescission, set-off, counterclaim or defense nor will the operation of any of the terms of any Underlying Repurchase Documents, or the exercise of any right thereunder, render any Underlying Repurchase Document unenforceable in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

Schedule 1 Part 2-1

(d)No Bankruptcy.  The Underlying Repurchase Counterparty is not a debtor in any state or federal bankruptcy or insolvency proceeding.  The Underlying Repurchase Counterparty has not threatened and, to Sellers’ knowledge, is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of the Underlying Repurchase Counterparty’s assets or any of the Mortgage Loans.

(e)Compliance with Applicable Laws; Consents.  Any and all requirements of any federal, state or local law including, without limitation, usury, consumer credit protection, or disclosure laws applicable to the Underlying Repurchase Transaction have been complied with in all material respects, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the applicable Seller shall maintain in its possession, available for the inspection by Administrative Agent, and shall deliver to Administrative Agent, upon demand, evidence of compliance with all such requirements.  All consents of and all filings with any federal or state Governmental Authority necessary in connection with the execution, delivery or performance of the Underlying Repurchase Transaction have been obtained or made and are in full force and effect.

(f)No Waiver.  Except to the extent approved in writing by Administrative Agent, no Seller has waived the performance by the Underlying Repurchase Counterparty of any action, if the Underlying Repurchase Counterparty’s failure to perform such action would cause the Underlying Repurchase Transaction to be in default in any material respect nor, except to the extent approved in writing by Administrative Agent, has any Seller waived any such default resulting from any action or inaction by the Underlying Repurchase Counterparty.

(g)No Defaults.  Except to the extent approved in writing by Administrative Agent, there is no default, breach, violation or event of acceleration existing under the Underlying Repurchase Documents and no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and no Seller nor its predecessors in interest have waived any such default, breach, violation or event of acceleration.

(h)Delivery of Underlying Repurchase Documents.  True and correct copies of the Underlying Repurchase Documents have been delivered to Administrative Agent.

(i)Organization.  The Underlying Repurchase Counterparty has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation.  The Underlying Repurchase Counterparty has requisite power and authority to (i) own its properties, (ii) transact the business in which it is now engaged, (iii) execute and deliver the Underlying Repurchase Documents and (iv) consummate the transactions contemplated thereby.  The Underlying Repurchase Counterparty is duly qualified to do business and is in good standing in the jurisdictions where it is required to be so qualified in connection with the ownership, maintenance, management and operation of its business.  The Underlying Repurchase Counterparty possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

Schedule 1 Part 2-2

(j)No Conflicts.  The execution, delivery and performance of the Underlying Repurchase Documents by the Underlying Repurchase Counterparty do not conflict with or constitute a default under, or result in the creation or imposition of any lien (other than pursuant to the Underlying Repurchase Documents) under, any material mortgage, deed of trust, Agreement, partnership agreement, or other agreement or instrument to which the Underlying Repurchase Counterparty is a party or to which any of its property is subject, nor will such action result in any violation of the provisions of any statute of any Governmental Authority having jurisdiction over the Underlying Repurchase Counterparty, and any qualification of or with any governmental authority required for the execution, delivery, and performance by the Underlying Repurchase Counterparty of the Underlying Repurchase Documents has been obtained and is in full force and effect.

(k)Compliance.  The Underlying Repurchase Counterparty is in compliance in all material respects with all applicable legal requirements.  The Underlying Repurchase Counterparty is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might adversely affect the condition (financial or otherwise) or business of the Underlying Repurchase Counterparty.

(l)Underlying Repurchase Transaction Not Assigned.  No Underlying Repurchase Transaction Document is assigned to any third party.  The Underlying Repurchase Documents permit Sellers to sell, assign, pledge, transfer or rehypothecate the Mortgage Loans and all other collateral purchased by Sellers pursuant to the Underlying Repurchase Documents.

(m)Solvency.  The transfer of the Mortgage Loans subject to the Underlying Repurchase Documents is not undertaken with the intent to hinder, delay or defraud any of the Underlying Repurchase Counterparty’s creditors.  The Underlying Repurchase Counterparty is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and pledge of the Mortgage Loans pursuant to the Underlying Repurchase Documents (i) will not cause the Underlying Repurchase Counterparty to become insolvent, (ii) will not result in any property remaining with the Underlying Repurchase Counterparty to be unreasonably small capital, and (iii) will not result in debts that would be beyond the Underlying Repurchase Counterparty’s ability to pay as same mature.  The Underlying Repurchase Counterparty receives reasonably equivalent value in exchange for the transfer and pledge of the Mortgage Loans in accordance with the Underlying Repurchase Documents.

(n)Ownership.  The applicable Seller is the sole owner and holder of the underlying Mortgage Loan or REO Subsidiary Interest, as applicable. Neither the Mortgage Loans nor the REO Subsidiary Interests have not been assigned or pledged by the applicable Seller other than pursuant to this Agreement.  The applicable Seller has good, indefeasible and marketable title to the Mortgage Loans and the REO Subsidiary Interests, and has full right to transfer, pledge and assign the Mortgage Loans and the REO Subsidiary Interests to Buyers free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge the Mortgage Loans and the REO Subsidiary Interests pursuant to this Agreement, and following the transfer and pledge of the Mortgage Loans and the REO Subsidiary Interests, Buyers will hold such Mortgage Loans and REO Subsidiary Interests free

Schedule 1 Part 2-3

and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of the Agreement.

(o)Agency Approvals.  With respect to each Agency Security and to the extent necessary, the applicable Underlying Repurchase Counterparty is an FHA Approved Mortgagee, a VA Approved Lender and a GNMA Approved Lender.  The applicable Underlying Repurchase Counterparty is also approved by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  In each such case, the applicable Underlying Repurchase Counterparty is in good standing, with no event having occurred or such Underlying Repurchase Counterparty having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency Security or the consummation of the Take-out Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make such Underlying Repurchase Counterparty unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to HUD, FHA or VA.  Should such Underlying Repurchase Counterparty for any reason cease to possess all such applicable approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required, Sellers shall so notify Administrative Agent immediately in writing.

(p)No Plan Assets.  The related Underlying Repurchase Counterparty is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of the Mortgagor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

(q)No Prohibited Persons.  Neither the related Underlying Repurchase Counterparty nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to Sellers’ knowledge after due inquiry, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above.

(r)Financial Information.  Based upon the related Underlying Repurchase Counterparty’s representations and warranties, all financial data, including, without limitation the statements of cash flow and income and operating expense, that have been delivered to Sellers (i) are true, complete, and correct in all material respects, and (ii) accurately represent the financial condition of such Underlying Repurchase Counterparty as of the date of such reports.

(s)Mortgage Loans Assignable; Administrative Agent’s Security Interest.  The underlying Asset Documents and Underlying Repurchase Documents have been delivered to Administrative Agent (for the benefit of Buyers) and (i) the UCC-1 Financing Statement naming the Underlying Repurchase Counterparty as debtor and each Seller as secured party and identifying

Schedule 1 Part 2-4

the Mortgage Loans and the REO Subsidiary Interests as collateral has been filed in the applicable filing office.

(t)No Custodial Arrangement. There is no agreement or arrangement with any third party to hold the Asset Documents pursuant to the Underlying Repurchase Transaction.

(u)Underlying Repurchase Counterparty Diligence.  The applicable Seller has delivered to Administrative Agent all information regarding the applicable Underlying Repurchase Counterparty as Administrative Agent has requested and such information is satisfactory to Administrative Agent in all material respects.

(v)Underlying Repurchase Documents. The Underlying Repurchase Documents are “repurchase agreements” within the meaning of Section 559 of the Bankruptcy Code.

Schedule 1 Part 2-5

SCHEDULE 1

PART III

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SEASONED MORTGAGE LOANS

The Sellers make the following representations and warranties to the Administrative Agent, with respect to the Seasoned Mortgage Loans subject to a Transaction, that as of the Purchase Date for the purchase of Seasoned Mortgage Loans subject to a Transaction by the Administrative Agent, on behalf of Buyers, from a Seller, and as of the date of this Agreement and any Transaction hereunder relating to the Seasoned Mortgage Loans is outstanding and at all times while the Program Agreements and any Transaction hereunder is in full force and effect.  For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Seasoned Mortgage Loans if and when the Sellers have taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Seasoned Mortgage Loans.

(a)Data.  The information on the Asset Schedule correctly and accurately reflects the information contained in the Sellers’ records (including, without limitation, the Asset File, as applicable) in all material respects. The information contained under each of the headings in the Asset Schedule is true, complete and correct in all material respects.

(b) No Error, Omission, Fraud etc.  No fraud, misrepresentation, material error or omission or gross negligence, has taken place on the part of the Sellers or, to the best of Sellers’ knowledge any other party in connection with the origination of the Mortgage Loan, the determination of the value of the Mortgaged Property, or the sale or servicing of the Mortgage Loan.

(c)Regulatory Compliance.  At the time of origination, or if modified, the date of modification, each Mortgage Loan complied in all material respects with all then-applicable federal, state, and local laws, including (without limitation) usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws, disclosure or unfair and deceptive practice laws or such noncompliance was cured subsequent to origination, as permitted by applicable law.  The servicing and collection practices used by the related Servicer with respect to each Mortgage Loan have at all times complied in all material respects with all applicable federal, state, and local laws.  While the Mortgage Loan has been serviced by the related Servicer, it has been serviced in accordance with the terms of the Mortgage Note or any applicable forbearance plan or bankruptcy plan.

(d)Ownership.   Immediately prior to the transfer and assignment of the Mortgage Loan pursuant to this Agreement, the applicable Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges, or security interests of any nature and had full right and authority to sell and assign the same. Upon consummation of a Transaction with respect to the Mortgage Loan, the Buyers shall acquire good and marketable title to the Purchased Mortgage Loan.

Schedule 1 Part 3-1

(e)Enforceability and Priority of Lien.  (A) The Mortgage is a valid, subsisting, and enforceable first lien on the property therein described, the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for, (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of recording of such mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located, (iii) liens created pursuant to any federal, state, or local law, regulation, or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes, and (iv) such other matters to which like properties are commonly subject that do not individually or in aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage; and (B) any security agreement, chattel mortgage, or equivalent document related to and delivered to the Custodian with any Mortgage establishes a valid and subsisting first lien on the property described therein.

(f)Mortgage Loan Legal and Binding.  (A) The Mortgage Note, the related Mortgage, and other agreements executed in connection therewith are genuine, and each is the legal, valid, and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and (B) to the best of Sellers’ knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage, and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor and delivered by the parties.

(g)Customary Provisions.  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee’s sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption available to the Mortgagor that would interfere with such right of foreclosure.

(h)No Prior Modifications.  If a Mortgage Loan has been modified after acquisition by the applicable Seller, the current and applicable modified terms are reflected on the Asset Schedule and the signed modification documents are in the related loan file.

(i)Taxes Paid.  Except as disclosed to Administrative Agent, all taxes, and insurance premiums, and, to the best of the applicable Seller’s knowledge, homeowner or similar association fees, charges and assessments, governmental assessments, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid.

(j)No Damage/Condemnation.  To the best of Sellers’ knowledge, the  Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado, defective construction materials or work, or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances) to

Schedule 1 Part 3-2

affect adversely the value of the Mortgaged Property as security for the Mortgage Loan as reflected in the value of the Mortgage Loan; and to the best of Sellers’ knowledge, there is no proceeding (pending or threatened) for the total or partial condemnation of the Mortgaged Property.

(k)Predatory Lending Regulations; High Cost Loans.  No Mortgage Loan (a) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions), (b) is a High Cost Mortgage Loan or (c) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any applicable federal, state, county or municipal law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state, county or municipal law.  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.

(l)Existence of Title Insurance.  The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction for which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance issued by a title insurer acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator and its successors, and assigns, as to the first priority lien of the Mortgage in the original or current principal amount of the Mortgage Loan and subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of recording of such mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (c) liens created pursuant to any federal, state, or local law, regulation, or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes, and (d) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. The Sellers or any other person on behalf of the Sellers are the sole insured of such mortgagee title insurance policy.  The assignment of such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made.  No claims have been made under such mortgagee title insurance policy.

(m)Hazard Insurance; Flood Insurance.  The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement in an amount that is not less than the value.  If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing

Schedule 1 Part 3-3

commercially reasonable coverage.   Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense.

(n)Mortgage Recorded.  With respect to any Mortgage that has not been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note, each original Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located and all subsequent assignments of the original Mortgage have been delivered in the appropriate form for recording in all jurisdictions in which such recordation is appropriate.

(o)Litigation.  Other than any customary claim or counterclaim arising out of any foreclosure or collection proceeding relating to any Mortgage Loan, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to the Mortgage Loan or the related Mortgaged Property.

(p)Property Value.  With respect to a HELOC, Seller has delivered to Administrative Agent a BPO valuation and valuation date given by a licensed real estate agent or broker in conformity with customary and usual business practices, which includes comparable sales and comparable listings and complies with the criteria set forth in FIRREA for an “appraisal” or an “evaluation”, as applicable, and such other information in further compliance with this Agreement.  The person performing any BPO received no benefit from, and such person’s compensation or flow of business from the Sellers were not affected by, the acquisition of the Mortgage Loan by the Sellers or any other applicable transferee.

(q)Location and Type of Mortgaged Property.  Each Mortgaged Property is located in an Acceptable State as identified in the Custodial Asset Schedule and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit, or unit in a planned unit development.  No Mortgaged Property is a cooperative or a manufactured home.

(r)Insurance Coverage Not Impaired.  With respect to any Mortgage Loan that is not covered under an umbrella insurance policy of the related Servicer, with respect to any insurance policy including, but not limited to, hazard, title, or mortgage insurance covering a Mortgage Loan and the related Mortgaged Property, neither (i) the originator nor (ii) any prior holder has engaged in, and the Sellers have no knowledge of the Mortgagor’s having engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback, or other unlawful compensation or value of any kind as has been or will be received, retained, or realized by any attorney, firm, or other person or entity, and no such unlawful items have been received, retained, or realized by the originator.

(s)Environmental Laws.  To the best of Sellers’ knowledge, the Mortgaged Property is currently in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos.

(t)Deeds of Trust.  In the event that the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and

Schedule 1 Part 3-4

currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Administrative Agent or any other applicable transferee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgage.

(u)Due-On-Sale.  The Mortgage contains an enforceable provision, to the extent not prohibited by applicable law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee.

(v)Leases.  The Mortgaged Property is either a fee simple estate or a long-term residential lease.  If the Mortgage Loan is secured by a long-term residential lease, to the best of Sellers’ knowledge: (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained and such consent is in the Asset File), and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or prohibit the holder of the Mortgage from being insured under the hazard insurance policy related to the Mortgaged Property; (C) the original term of such lease is not less than 15 years; (D) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (E) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice.

(w)Complete Asset Files.  For each Mortgage Loan, all of the required Mortgage Loan documents have been delivered to the Custodian in accordance with the Custodial Agreement and all Mortgage Loan documents necessary to foreclose on the Mortgaged Property are included in the Asset File delivered to the Custodian.  No material documentation is missing from the Asset File in possession of Custodian, unless such documentation is subject to a Servicer request for release of documents and a foreclosure attorney acknowledgment in form and substance acceptable to Administrative Agent.  Each of the documents and instruments specified to be included in the Asset File is executed and in due and proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency.

(x)No Construction Loans; Reverse Mortgage Loans; Home Equity Lines of Credit.  No Mortgage Loan (i) was made in connection with the construction or rehabilitation of a Mortgaged Property where construction loan proceeds are still being disbursed, (ii) is a reverse mortgage loan or (iii) is a home equity line of credit.

(y)No Rescission.  (A) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim, or defense, including the defense of usury; and (B) to the best of the applicable Seller’s knowledge, no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto.

Schedule 1 Part 3-5

(z)TRID Compliance. With respect to each Mortgage Loan (other than a HELOC) where the Mortgagor’s loan application for the Mortgage Loan was taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.

(aa)Appraisal.  The Asset File contains either (i) to the extent permitted by the applicable Agency, a Property Inspection Waiver (as defined in the applicable Agency guidelines) or (ii) an appraisal of the related Mortgaged Property signed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Sellers, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Schedule 1 Part 3-6

SCHEDULE 1

PART IV

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO REO PROPERTY

The Sellers make the following representations and warranties to the Administrative Agent, with respect to the REO Property owned or deemed owned by the REO Subsidiary and any Unrecorded REO Property owned or deemed owned by REO Subsidiary, that as of the Purchase Price Increase Date for the acquisition of REO Property by REO Subsidiary and as of the date of this Agreement and any Transaction hereunder relating to the REO Subsidiary Interests is outstanding and at all times while the Program Agreements and any Transaction hereunder is in full force and effect, provided that to the extent that any Seller has declared in writing a REO Property to be ineligible to satisfy the representations and warranties set forth below, then Sellers shall not make such representations and warranties with respect to such REO Property.  For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the REO Property if and when the Sellers have taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such REO Property.

(a)Asset File.  All documents required to be delivered as part of the Asset File, have been delivered to the Custodian or held by an attorney in connection with a foreclosure pursuant to an Attorney Bailee Letter and all information contained in the related Asset File (or as otherwise provided to Administrative Agent) in respect of such REO Property is accurate and complete in all material respects.

(b)Ownership.  The REO Subsidiary is the sole owner and holder of the REO Property; provided that with respect to Unrecorded REO Property, the holder of record title in the REO Property may be a Seller, the applicable Servicer, or any prior owner or prior servicer for whom a Servicer is contractually permitted to act.

(c)REO Property as Described.  The information set forth in the Asset Schedule accurately reflects information contained in the applicable Seller’s records in all material respects.

(d)Taxes, Assessments and Other Charges.  All taxes, homeowner or similar association fees, charges, and assessments, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid.

(e)No Litigation.  Other than any customary claim or counterclaim arising out of any foreclosure or collection proceeding relating to any REO Property, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to Sellers, the REO Subsidiary or any of their Subsidiaries with respect to the REO Property that would materially and adversely affect the value of the REO Property.

Schedule 1 Part 4-1

(f)Hazard Insurance.  All buildings or other customarily insured improvements upon the REO Property are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards in an amount not less than the BPO value.

(g)Flood Insurance.  If the improvements on the REO Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards at the time of origination of the Mortgage Loan that resulted in the REO Property, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing commercially reasonable coverage.

(h)Title Insurance.  The REO Property (and the Unrecorded REO Property Deed upon its submission) is covered by an owner’s mortgage title insurance policy or an attorney’s opinion of title, or such other generally acceptable form of policy or insurance issued by a title insurer qualified to do business in the jurisdiction where the REO Property is located, insuring the owner of the REO Property, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan.  The REO Subsidiary is the insured under such mortgage title insurance policy.  No claim has been made under such owner’s title insurance policy, and the Sellers, have not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(i)No Mechanics’ Liens.  To the best of the applicable Seller’s knowledge, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related REO Property.

(j)No Damage.  To the best of the applicable Seller’s knowledge, the REO Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado, defective construction materials or work, or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances) to affect adversely the value of the REO Property.

(k)No Condemnation.  To the best of the applicable Seller’s knowledge, there is no proceeding pending, or threatened, for the total or partial condemnation of the REO Property.

(l)Environmental Matters.  To the best of the applicable Seller’s knowledge, there is no pending action or proceeding directly involving the REO Property in which compliance with any environmental law, rule or regulation is an issue or is secured by a secured lender’s environmental insurance policy.

(m)Location and Type of REO Property.  Each REO Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit, or unit in a planned unit development.  No REO Property is a cooperative or a manufactured home.

(n)Delivery of Broker’s Price Opinion. With respect to each REO Property, the REO Subsidiary has delivered to Administrative Agent a true and complete copy of an internal BPO for such REO Property dated no more than ninety (90) days prior to the requested Purchase Date.

Schedule 1 Part 4-2

SCHEDULE 1

PART V

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
REO SUBSIDIARY INTERESTS

The Sellers make the following representations and warranties to the Administrative Agent, with respect to the REO Subsidiary Interests subject to a Transaction, that as of the Purchase Date for the purchase of REO Subsidiary Interests subject to a Transaction by the Administrative Agent, on behalf of Buyers, from a Seller and as of the date of this Agreement and any Transaction hereunder relating to the REO Subsidiary Interests is outstanding and at all times while the Program Agreements and any Transaction hereunder is in full force and effect.  For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the REO Subsidiary Interests if and when the Sellers have taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such REO Subsidiary Interests.

(a)REO Subsidiary Interests.  The REO Subsidiary Interests constitute all the issued and outstanding REO Subsidiary Interests of all classes of REO Subsidiary and are certificated.  Neither Seller shall issue certificates representing the REO Subsidiary Interests or issue additional REO Subsidiary Interests other than the REO Subsidiary Interests.

(b)Duly and Validly Issued.  All of the shares of the REO Subsidiary Interests have been duly and validly issued and, if capital stock of a corporation, are fully paid and nonassessable.

(c)REO Subsidiary Interests as Securities.  The REO Subsidiary Interests (a) constitute “securities” as defined in Section 8-102 of the Uniform Commercial Code (b) are not dealt in or traded on securities exchanges or in securities markets, (c) do not constitute investment company securities (within the meaning of Section 8-103(c) of the Uniform Commercial Code) and (d) are not held in a securities account (within the meaning of Section 8-103(c) of the Uniform Commercial Code).

(d)Beneficial Owner.  A Seller is the sole record and beneficial owner of, and has title to, the REO Subsidiary Interests, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created herein.

(e)Consents.  All consents of majority in interest of the members of REO Subsidiary to the grant of the security interests provided herein to Administrative Agent for the benefit of Buyers and to the Transactions provided for herein have been obtained and are in full force and effect.

(f)Conveyance; First Priority Lien.  Upon delivery to the Administrative Agent of the certificates evidencing the REO Subsidiary Interests (and assuming the continuing possession by the Administrative Agent of such certificate in accordance with the requirements of applicable law) and the filing of a financing statement covering the REO Subsidiary Interests in the State of Delaware and naming the applicable Seller as debtor and the Administrative Agent as

Schedule 1 Part 5-1

secured party, such Seller has conveyed and transferred to Administrative Agent (for the benefit of Buyers) all of its right, title and interest to the REO Subsidiary Interests, including taking all steps as may be necessary in connection with the indorsement, transfer of power, delivery and pledge of all REO Subsidiary Interests as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) to Administrative Agent (for the benefit of Buyers).  The Lien granted hereunder is a first priority Lien on the REO Subsidiary Interests.

(g)No Waiver.  The applicable Seller has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Subsidiary Agreements.

Schedule 1 Part 5-2

SCHEDULE 1

PART VI

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
RENTAL PROPERTY

The Sellers make the following representations and warranties to the Administrative Agent, with respect to the Rental Property subject to a Transaction, that as of the Purchase Date for the purchase of Rental Property subject to a Transaction by the Administrative Agent, on behalf of Buyers, from a Seller and as of the date of this Agreement and any Transaction hereunder relating to the Rental Property is outstanding and at all times while the Program Agreements and any Transaction hereunder is in full force and effect.  For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Rental Property if and when the Sellers have taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Rental Property.

(a)Title.  The REO Subsidiary has good and marketable fee simple title to the Rental Property with full right to transfer and sell the Rental Property, free and clear of all liens.

(b)Asset File.  All documents required to be delivered as part of the Asset File in accordance with the Custodial Agreement, have been delivered to the Custodian and all information contained in the related Asset File (or as otherwise provided to Administrative Agent) in respect of such Rental Property is accurate and complete in all material respects.

(c)Ownership.  The REO Subsidiary is the sole owner and holder of the Rental Property related thereto. The REO Subsidiary has not assigned or pledged the Rental Property.

(d)Rental Property as Described.  All information or data furnished with respect to such Rental Property, including, without limitation, the information set forth in the Transaction Request and the Program Agreements with respect to each Rental Property is complete, true and correct in all material respects.  There is no fact known to any Seller Party or their Affiliates which has not been disclosed to the Administrative Agent with respect to such Rental Property or the local housing market containing such Rental Property that could reasonably be expected to have a material adverse effect on the value of such Rental Property or the interest of the Administrative Agent or Buyers in such Rental Property.

(e)Owner’s Title Insurance Policy. The related Asset Files contain, for such Rental Property, an owner’s title insurance policy insuring the good and marketable fee ownership by the REO Subsidiary of such Rental Property or a title commitment for such a policy issued by a nationally recognized title insurer, and the REO Subsidiary has not been notified in writing of any fact that would lead a reasonable person to believe that Administrative Agent or Buyers cannot obtain similar insurance from a nationally recognized title insurer (without additional exceptions to coverage) upon payment of the applicable premium.  The REO Subsidiary is the sole insured of such owner’s title insurance policy, and such owner’s title insurance policy is in full force and effect and will be in full force and effect upon the pledge of the Rental Property to Administrative Agent (for the benefit of Buyers) and all premiums thereon have been paid and no material claims

Schedule 1 Part 6-1

have been made thereunder and no claims have been paid thereunder. Neither the REO Subsidiary nor Property Manager has, by act or omission, done anything that would materially impair the coverage under such policy. No claims have been made under such owner’s title insurance policy, and the REO Subsidiary has not done, by act or omission, anything which would impair the coverage of such owner’s title insurance policy.

(f)Deed. The Asset File for such Rental Property includes a Deed for such Rental Property conveying the Rental Property to the REO Subsidiary, with vesting in the actual name of the REO Subsidiary and (i)  evidence that such Deed has been duly recorded, (ii) certification from a Responsible Officer of the REO Subsidiary that such Deed has been submitted for recordation to the applicable recording office, or (iii) a stamped certification from the related title insurance company that such Deed has been submitted for recordation to the applicable recording office.

(g)Compliance with Requirements of Law. Such Rental Property (including the leasing and intended use thereof) complies with all applicable Requirements of Law, including all applicable anti-discrimination laws and landlord-tenant laws, building and zoning ordinances and codes and all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal leasing, use, occupancy, habitability and operation of the Rental Property, have been obtained and are in full force and effect. There is no consent, approval, order or authorization of, and no filing with or notice to, any court or Governmental Authority related to the operation, use or leasing of the Rental Property that has not been obtained.  There has not been committed by REO Subsidiary or by any other Person in occupancy of or involved with the operation, use or leasing of the Rental Property any act or omission affording any Governmental Authority the right of forfeiture as against the Rental Property or any part thereof.

(h)Taxes, Assessments and Other Charges.  All taxes, homeowner or similar association fees, charges, and assessments, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents with respect to such Rental Property which previously became due and owing have been paid.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Requirements of Law in connection with the transfer of such Rental Property to the REO Subsidiary have been paid or are being paid simultaneously with the making of the relevant Advance.

(i)No Litigation.  There is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to the REO Subsidiary or any of its Affiliates with respect to the Rental Property that could reasonably be expected to materially and adversely affect the value of the Rental Property or the REO Subsidiary.  Neither the REO Subsidiary nor Property Manager has received notice from any Person (including without limitation any Governmental Authority) that the Rental Property owned by the REO Subsidiary is subject to any consumer litigation which could have a material and adverse effect on the value of the Rental Property.

(j)Hazard Insurance.  All buildings or other customarily insured improvements upon the Rental Property (including loss of Rental Proceeds with respect to the Rental Property)

Schedule 1 Part 6-2

are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards in an amount not less than the lesser of the related BPO value and the replacement value of such Rental Property.

(k)Flood Insurance.  If the improvements on the Rental Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards at the time the REO Subsidiary acquired such Rental Property, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing commercially reasonable coverage.

(l)No Mechanics’ Liens.  There are no valid and enforceable mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related Rental Property.

(m)No Damage.  The Rental Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado, defective construction materials or work, or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances) which would cause such Rental Property to become uninhabitable.

(n)No Condemnation.  There is no proceeding pending, or threatened, for the total or partial condemnation of the Rental Property.

(o)Environmental Matters.  The Rental Property is in material compliance with all environmental laws.  No Seller Party has caused, or has knowledge of, any release on to the Rental Property or any adjoining property and to each Seller Party’s knowledge, no tenant of such Rental Property is involved in any activity that would reasonably be expected to give rise to any environmental liability for any Seller Party.  Additionally, (1) there is no condition affecting the Rental Property (x) relating to lead paint, radon, asbestos or other hazardous materials, (y) requiring remediation of any condition or (z) relating to a claim which could impose liability upon, diminish rights of or otherwise adversely affect Administrative Agent or Buyers and (2) the REO Subsidiary prior to the related Purchase Date has delivered or caused to be delivered to Administrative Agent a Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards for the Rental Property in a form acceptable to Administrative Agent to the extent required by applicable law.

(p)Location and Type of Rental Property.  Each Rental Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit, or unit in a planned unit development.  No Rental Property is a manufactured home.

(q)Recordation.  The related Deed is in recordable form and is acceptable in all respects for recording under the laws of the jurisdiction in which the Property is located and has been delivered for recordation to the appropriate recording office.  The related Deed has been initially recorded or sent for recordation in the name of the REO Subsidiary.

(r)No Consents.  Other than consents and approvals obtained as of the related Advance Date or those already granted in the documents governing such Rental Property, no

Schedule 1 Part 6-3

consent or approval by any Person is required in connection with the REO Subsidiary’s acquisition of such Rental Property, for Administrative Agent’s or Buyers’ exercise of any rights or remedies in respect of such Rental Property or for Administrative Agent’s sale, pledge or other disposition of such Rental Property. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Rental Property.  No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the REO Subsidiary is required for any transfer or assignment by the holder of such Rental Property.

(s)No Fraudulent Acts.  No fraudulent acts were committed by the REO Subsidiary in connection with the acquisition of such Rental Property nor were any fraudulent acts committed by any Person in connection with the acquisition of such Rental Property.

(t)Acquisition of Rental Property.  With respect to each such Rental Property, (i) such Rental Property was (x) acquired by the REO Subsidiary under a Property Contribution Agreement or (y) has been approved as a Rental Property by Administrative Agent in its sole and absolute discretion, and (ii) with respect to each such Rental Property, prior to the related Purchase Date, Custodian shall have received the complete, related Asset File in accordance with the Custodial Agreement and such Asset File shall not have been released from the possession of the Custodian for longer than the time periods permitted under the Custodial Agreement.

(u)Tenant and Leasing Matters.  The REO Subsidiary is the owner and lessor of landlord’s interest in the related Lease Agreement.  No Person has any possessory interest in the Rental Property or right to occupy the same except under and pursuant to the provisions of the related Lease Agreement.  The related Lease Agreement is in full force and effect (other than any Lease Agreement that expires in accordance with its terms).  There are no defaults by the REO Subsidiary or any Tenant under such Lease Agreement, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults under such Lease Agreement.  Except as the REO Subsidiary (or Property Manager acting on behalf of the REO Subsidiary) acting in its reasonable business judgment may otherwise determine, the REO Subsidiary has not waived any material default, breach, violation or event of acceleration by the related Tenant existing under such Lease Agreement related to such Rental Property.  All work to be performed by the REO Subsidiary under such Lease Agreement has been performed as required, and the REO Subsidiary has not been notified in writing that the applicable Tenant under such Lease Agreement has not accepted or has contested the completion of such work, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the REO Subsidiary to the related Tenant have already been received by such Tenant.  The related Tenant under such Lease Agreement does not have a right or option pursuant to such Lease Agreement or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. The Lease Agreement is terminable upon the occurrence of a material default by the related Tenant after the expiration of any notice period required by applicable Requirements of Law. The rent amount and Tenant name indicated on the related Lease Agreement match the rent amount and Tenant name on the rent roll report provided to Administrative Agent with respect to such Rental Property.

Schedule 1 Part 6-4

(v)Utilities and Public Access. The Rental Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to manage the Rental Property for its intended uses.  All public utilities necessary or convenient to the full use and enjoyment of the Rental Property are located either in the public right-of-way abutting the Rental Property or in recorded easements serving the Rental Property and such easements are set forth in and insured by the ALTA owner’s title insurance policy.  All roads necessary for the use of the Rental Property for its current purpose have been completed, are physically open and are dedicated to public use.

(w)Separate Lots. The Rental Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Rental Property.

(x)Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Rental Property by the REO Subsidiary as a residential rental property, have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture.  The use being made of the Rental Property is in conformity with the certificate of occupancy issued for the Rental Property, if a certificate of occupancy is required by law.

(y)Boundaries. All of the improvements which were included in determining the appraised value of the Rental Property lie wholly within the boundaries and building restriction lines of the Rental Property and comply in all material respects with all applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses), and no improvements on adjoining properties encroach upon the Rental Property, and no easements or other encumbrances upon the Rental Property encroach upon any of the Improvements except those that do not materially or adversely affect the value or current use of the Rental Property.

(z)Illegal Activity. No portion of the Rental Property has been or will be purchased with proceeds of any illegal activity and there are no illegal activities or activities relating to any controlled substances at the Rental Property.

(aa)No Ground Leases. No Rental Property is subject to a ground lease.

(bb)No Defenses or Counterclaims. Each eviction proceeding, if any, relating to the Rental Property has been properly commenced and there is no valid defense or counterclaim by anyone with respect thereto.

(cc)Management.  The Rental Property has been and is currently being managed and maintained by the Property Manager in compliance in all material respects with all applicable laws and regulations and Accepted Property Management Practices.

(dd)Management and Other Contracts. There are no management, service, supply, security, maintenance or other similar contracts or agreements with respect to the Rental Property which are not terminable at will or on notice of no greater than thirty (30) calendar days.

Schedule 1 Part 6-5

(ee)No Set-off; No Pledge.  No Rental Property is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Rental Property or otherwise, by the REO Subsidiary, any transferor thereof or other Person, except, in each case, as set forth in the SFR Property Documents delivered to Administrative Agent.  None of the SFR Property Documents in respect of any Rental Property has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than the REO Subsidiary or Administrative Agent.

(ff)Delivery of BPO. With respect to each Rental Property, the REO Subsidiary has delivered to Administrative Agent a true and complete copy of an internal BPO for such Rental Property dated no more than sixty (60) days prior to the requested Purchase Date.

(gg)Leasing Criteria.  Each Lease Agreement exceeds or meets the Leasing Criteria (including all supplements or amendments thereto) previously provided to and approved by Administrative Agent.

(hh)Tenant Underwriting Criteria.  Each Tenant exceeds or meets the Tenant Underwriting Criteria (including all supplements or amendments thereto) previously provided to and approved by Administrative Agent.

Schedule 1 Part 6-6

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER PARTIES AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller Parties under this Agreement:

Authorized Representatives for execution of Program Agreements and amendments

Name	Title	Authorized Signature
Pamela Marsh	Managing Director, Treasurer

Authorized Representatives for execution of Transaction Requests and day-to-day operational functions

Name	Title	Authorized Signature
Maurice Watkins	Managing Director, Capital Markets
Thomas Rettinger	Managing Director, Portfolio Risk Management
Angela Everest	Authorized Representative
Ryan Huddleston	Authorized Representative
Adeshola Makinde	Authorized Representative
Richard Hetzel	Authorized Representative

Schedule 2-1

ADMINISTRATIVE AGENT AND ADMINISTRATIVE AGENT AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Administrative Agent under this Agreement:

Name	Title	Signature
Margaret Dellafera	Vice President
Elie Chau	Vice President
Deirdre Harrington	Vice President
Robert Durden	Vice President
Ron Tarantino	Vice President
Michael Marra	Vice President

Schedule 2-2

EXHIBIT A

FORM OF TENANT INSTRUCTION NOTICE

[insert DATE]

VIA CERTIFIED OR REGISTERED MAIL,

RETURN RECEIPT REQUESTED

[TENANT NAME

ADDRESS]

Re:       [insert ADDRESS] (“Property”)

Dear ______________:

This is to notify you that [______________], the manager and landlord on your lease has transferred its rights to manage the Property described above and in connection therewith has assigned its interest as landlord under your lease agreement to [NAME OF NEW MANAGER, ADDRESS, PHONE NUMBER AND CONTACT NAME].

You are further notified that any refundable security deposits or any prepaid rents under your lease have been transferred to [NAME OF NEW MANAGER].

Commencing as of the date of this notice, all rental payments under your lease should be paid to [NAME OF NEW MANAGER] in accordance with the delivery instructions below or as [NAME OF NEW MANAGER] may otherwise direct.  We appreciate your prompt cooperation with these new instructions.

If you pay your rent by mailing a check, the address to which your rent checks should be sent is as follows:

[P.O. BOX ADDRESS]

[                       ]

[                       ]

Exhibit A-1

If you pay your rent by hand-delivering a check, the address to which your rent checks should be delivered is as follows:

[STREET ADDRESS]

If you pay your rent by wire transfer, ACH withdrawal, direct debit or over the internet, no changes to where your rental payments are made to or drawn from are required.

Any written notices you desire or are required to make to the landlord under your lease should hereafter be sent to _________________________ at the address listed in the first paragraph above.

[Signature Page Follows]

Exhibit A-2

Sincerely,

[___________________],

By:
Name:
Title:

Exhibit A-3

EXHIBIT B

FORM OF PROPERTY MANAGER REPORT

[SELLERS TO PROVIDE]

Exhibit B-1

EXHIBIT C

FORM OF PROPERTY MANAGEMENT AGREEMENT SIDE LETTER

[Date]

[________________], as Property Manager
[ADDRESS]
Attention:  ___________

Re:

Third Amended and Restated Master Repurchase Agreement, dated as of March 14, 2019 (the “Repurchase Agreement”), by and among PennyMac Corp., PennyMac Holdings, LLC and PennyMac Operating Partnership, L.P. (the “Sellers”), PMC REO FINANCING TRUST (the “Existing REO Subsidiary”), PMC REO Trust 2015-1, as asset subsidiary (the “Joining REO Subsidiary” and together with the Existing REO Subsidiary, individually and collectively, the “REO Subsidiary” and, together with Sellers, the “Seller Parties”), PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (the “Guarantors”), Credit Suisse First Boston Mortgage Capital LLC, (“Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”) and Alpine Securitization LTD (“Alpine” and a “Buyer”)

Ladies and Gentlemen:

[___________________] (the “Property Manager”) is managing certain real estate owned properties for REO Subsidiary pursuant to that certain Property Management Agreement between the Property Manager and REO Subsidiary.  Pursuant to the Repurchase Agreement among Administrative Agent, Buyers, Seller Parties, and Guarantors, the Property Manager is hereby notified that REO Subsidiary and any subsequent REO Subsidiary that executes a joinder agreement to the Repurchase Agreement, has pledged to Administrative Agent for the benefit of Buyers certain real estate owned properties which are managed by Property Manager which are subject to a security interest in favor of Administrative Agent for the benefit of Buyers and Repledgees.

Upon receipt of a Notice of Event of Default from Administrative Agent (“Notice of Event of Default”) in which Administrative Agent shall identify the real estate owned properties which are then pledged to Administrative Agent for the benefit of Buyers and Repledgees under the Repurchase Agreement (the “REO Properties”), the Property Manager shall segregate all amounts collected on account of such REO Properties, hold them in trust for the sole and exclusive benefit of Administrative Agent and Buyers, and remit such collections in accordance with Administrative Agent’s written instructions.  Following such Notice of Event of Default, Property Manager shall follow the instructions of Administrative Agent with respect to the REO Properties, and shall deliver to Administrative Agent any information with respect to the REO Properties reasonably requested by Administrative Agent.

Exhibit C-1

Notwithstanding any contrary information which may be delivered to the REO Properties by REO Subsidiary, the Property Manager may conclusively rely on any information or Notice of Event of Default delivered by Administrative Agent, and REO Subsidiary shall indemnify and hold the Property Manager harmless for any and all claims asserted against it for any actions taken in good faith by the Property Manager in connection with the delivery of such information or Notice of Event of Default.

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Administrative Agent promptly upon receipt.  Any notices to Administrative Agent should be delivered to the following addresses:  Eleven Madison Avenue, New York, New York 10010; Attention: Margaret Dellafera; Telephone: 212‑325‑6471.

Very truly yours,

[__________________]

By:
Name:
Title:

[___________________]

By:
Name:
Title:

ACKNOWLEDGED:
[____________________]
as Property Manager

By:
Name:
Title:

Credit Suisse First Boston Mortgage Capital LLC

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [PennyMac Corp.][PennyMac Holdings, LLC][PennyMac Operating Partnership, L.P.] (“Seller Party”) hereby irrevocably constitutes and appoints Credit Suisse First Boston Mortgage Capital LLC (“Administrative Agent”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney‑in‑fact with full irrevocable power and authority in the place and stead of Seller Party and in the name of Seller Party or in its own name, from time to time in Administrative Agent’s discretion:

(a)in the name of Seller Party, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Administrative Agent on behalf of certain Buyers and/or Repledgees under the Third Amended and Restated Master Repurchase Agreement (as amended, restated, supplemented or otherwise modified from time to time) dated March 14, 2019 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b)to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c)(i) to direct any party liable for any payment under any Assets, including without limitation, any Underlying Repurchase Counterparty under any Underlying Repurchase Document, to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets including without limitation, from any Underlying Repurchase Counterparty under any Underlying Repurchase Document; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets including without limitation, with respect to any Underlying Repurchase Counterparty under any Underlying Repurchase Document; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets including without limitation, any Underlying Repurchase Document; (v) to defend any suit, action or proceeding brought against Seller Party with respect to any Assets, (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (vii) above and, in connection therewith, to give such discharges or releases as Administrative Agent may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and Seller Party’s expense, at any time, and from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or realize upon the Assets and Administrative Agent’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller Party might do, including

Exhibit D-1

without limitation, in each case, with respect to any Underlying Repurchase Counterparty and any Underlying Repurchase Document;

(d)for the purpose of carrying out the transfer of servicing with respect to the Assets including without limitation, directing any Underlying Repurchase Counterparty under any Underlying Repurchase Document, from Seller Party or any third party to a successor servicer appointed by Administrative Agent in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller Party hereby gives Administrative Agent the power and right, on behalf of Seller Party, without assent by Seller Party, to, in the name of Seller Party or its own name, or otherwise, prepare and send or cause to be sent “good‑bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Administrative Agent in its sole discretion;

(e)for the purpose of delivering any notices of sale including without limitation, on behalf of any Underlying Repurchase Counterparty under any Underlying Repurchase Document, to mortgagors or other third parties, including without limitation, those required by law; and

(f)for the purpose of acting as attorney-in-fact for any Underlying Repurchase Counterparty pursuant to any power of attorney granted to Seller Party by such Underlying Repurchase Counterparty.

Seller Party hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller Party also authorizes Administrative Agent, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s interests in the Assets and shall not impose any duty upon it to exercise any such powers.  Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller Party for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER PARTY HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD

Exhibit D-2

PARTY, AND ADMINISTRATIVE AGENT ON ITS OWN BEHALF AND ON BEHALF OF ADMINISTRATIVE AGENT’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK.  SIGNATURES FOLLOW.]

Exhibit D-3

IN WITNESS WHEREOF Seller Party has caused this Power of Attorney to be executed and Seller Party’s seal to be affixed this ___ day of _________, 2019.

[PennyMac Corp.][PennyMac Holdings, LLC][PennyMac Operating Partnership, L.P.]

By:
Name:
Title:

Exhibit D-4

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF ______________

On ______________________, 20__, before me, ____________________________, a Notary Public, personally appeared ______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Seal)

Exhibit D-5

EXHIBIT E-1

FORM OF SERVICER POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that PennyMac Loan Services, LLC (the “Servicer”) hereby irrevocably constitutes and appoints Credit Suisse First Boston Mortgage Capital LLC (“Administrative Agent”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Servicer and in the name of Servicer or in its own name, from time to time in Administrative Agent’s discretion:

(a)in the name of Servicer, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Administrative Agent on behalf of certain Buyers and/or Repledgees under the Third Amended and Restated Master Repurchase Agreement (as amended, restated or modified, “the Agreement”) dated March 14, 2019, among Administrative Agent, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”) and Alpine Securitization LTD (“Alpine” and a “Buyer”), PennyMac Corp. (“PennyMac Corp.”), PennyMac Operating Partnership, L.P. (“POP”), PennyMac Holdings, LLC (a “Seller,” together with PennyMac Corp. and POP, the “Sellers”), PMC REO Financing Trust, PMC REO Trust 2015-1, and PennyMac Mortgage Investment Trust or owned by the subsidiary of any Seller subject to the Agreement (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b)to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c)(i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Servicer with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (vii) above and, in connection therewith, to give such discharges or releases as Administrative Agent may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and Servicer’s expense, at any time, and from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or realize upon the Assets  and to effect the intent of this Agreement, all as fully and effectively as Servicer might do;

Exhibit E-1-1

(d)for the purpose of carrying out the transfer of servicing with respect to the Assets from the Servicer to a successor servicer appointed by Administrative Agent in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Servicer hereby gives Administrative Agent the power and right, on behalf of such Servicer, without assent by Servicer, to, in the name of Servicer or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Administrative Agent in its sole discretion;

(e)for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

(f)for the purpose of transferring real estate owned property from a Seller’s Subsidiary by execution and delivery of a deed.

Servicer hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

Servicer also authorizes Administrative Agent, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s interests in the Assets and shall not impose any duty upon it to exercise any such powers.  Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Servicer for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, Servicer HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND ADMINISTRATIVE AGENT ON ITS OWN BEHALF AND ON BEHALF OF ADMINISTRATIVE AGENT’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK.  SIGNATURES FOLLOW.]

Exhibit E-1-2

IN WITNESS WHEREOF Servicer has caused this Power of Attorney to be executed and Servicer’s seal to be affixed this ____ day of _________, 2019.

PennyMac Loan Services, LLC

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF ______________

On ______________________, 20__, before me, ____________________________, a Notary Public, personally appeared ______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Seal)

Exhibit E-1-3

EXHIBIT E-2

FORM OF REO SUBSIDIARY POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [PMC REO Financing Trust][PMC REO Trust 2015-1] (the “REO Subsidiary”) hereby irrevocably constitutes and appoints Credit Suisse First Boston Mortgage Capital LLC (“Administrative Agent”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of REO Subsidiary and in the name of REO Subsidiary or in its own name, from time to time in Administrative Agent’s discretion:

(a)in the name of REO Subsidiary, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Administrative Agent on behalf of certain Buyers and/or Repledgees under the Third Amended and Restated Master Repurchase Agreement (as amended, restated or modified, “the Agreement”) among Administrative Agent, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”) and Alpine Securitization LTD (“Alpine” and a “Buyer”), PennyMac Corp. (“PennyMac Corp.”), PennyMac Operating Partnership, L.P. (“POP”), PennyMac Holdings, LLC (a “Seller,” together with PennyMac Corp. and POP, the “Sellers”), PMC REO Financing Trust (the “Existing REO Subsidiary”), PMC REO Trust 2015-1, as asset subsidiary (the “Joining REO Subsidiary” and together with the Existing REO Subsidiary, individually and collectively, the “REO Subsidiary”) and PennyMac Mortgage Investment Trust dated March 14, 2019, or owned by the subsidiary of REO Subsidiary subject to the Agreement (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b)to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c)(i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against REO Subsidiary with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (vii) above and, in connection therewith, to give such discharges or releases as Administrative Agent may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and REO Subsidiary’s expense, at any time, and from time to time, all acts and things which

Exhibit E-2-1

Administrative Agent deems necessary to protect, preserve or realize upon the Assets  and to effect the intent of this Agreement, all as fully and effectively as REO Subsidiary might do;

(d)for the purpose of carrying out the transfer of servicing with respect to the Assets from the REO Subsidiary to a successor servicer appointed by Administrative Agent in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, REO Subsidiary hereby gives Administrative Agent the power and right, on behalf of REO Subsidiary, without assent by REO Subsidiary, to, in the name of REO Subsidiary or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Administrative Agent in its sole discretion;

(e)for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law;

(f)for the purpose of transferring real estate owned property from REO Subsidiary by execution and delivery of a deed;

(g)for the purpose of entering into insurance policies with respect to any Rental Property;

(h)for the purpose of completing and/or filing any assignment of leases and rents; and

(i)for the purpose of eviction or for termination in accordance with the applicable Lease Agreement and renewal of Lease Agreements.

REO Subsidiary hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

REO Subsidiary also authorizes Administrative Agent, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s interests in the Assets and shall not impose any duty upon it to exercise any such powers.  Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to REO Subsidiary for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, REO Subsidiary HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH

REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND ADMINISTRATIVE AGENT ON ITS OWN BEHALF AND ON BEHALF OF ADMINISTRATIVE AGENT’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK.  SIGNATURES FOLLOW.]

IN WITNESS WHEREOF REO Subsidiary has caused this Power of Attorney to be executed and REO Subsidiary’s seal to be affixed this ____ day of _________, 2019.

[PMC REO Financing Trust][PMC REO Trust 2015-1]

By: PennyMac Corp., as Administrator

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF ______________

On ______________________, 20__, before me, ____________________________, a Notary Public, personally appeared ______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Seal)

EXHIBIT F

Reserved.

EXHIBIT G

SELLER PARTIES’ AND GUARANTORS’ TAX IDENTIFICATION NUMBERS

PennyMac Holdings, LLC	27-2199755
PennyMac Operating Partnership, L.P.	27-0214441
PennyMac Corp.	80-0463416
PennyMac Mortgage Investment Trust	27-0186273
PMC REO FINANCING TRUST	45-6362117
PMC REO Trust 2015-1	80-0463416

EXHIBIT H

EXISTING INDEBTEDNESS

INDEBTEDNESS AS OF MARCH 14, 2019

See Attached.

EXHIBIT I

form of ESCROW INSTRUCTION letter TO BE PROVIDED BY SELLERS bEFORE CLOSING

The escrow instruction letter (the “Escrow Instruction Letter”) shall also include the following instruction to the Settlement Agent (the “Escrow Agent”):

Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), has agreed to provide funds (“Escrow Funds”) on behalf of [PennyMac Holdings, LLC][ PennyMac Operating Partnership, L.P.,] to PennyMac Corp. to finance certain mortgage loans [, REO properties and Rental Properties] (the “[Mortgage Loans][Assets]”)] for which you are acting as Escrow Agent.

You hereby agree that (a) you shall receive such Escrow Funds from Administrative Agent to be disbursed in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Administrative Agent until such Escrow Funds are fully disbursed on behalf of Administrative Agent in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the “Closing Date”) only after you have followed the Escrow Instruction Letter’s requirements with respect to the Mortgage Loans.  In the event that the Escrow Funds cannot be disbursed on the Closing Date in accordance with the Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to the Custodian by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Administrative Agent’s incoming wire transfer.

You further agree that, upon disbursement of the Escrow Funds, you will hold all Asset Documents specified in the Escrow Instruction Letter in escrow as agent and bailee for Administrative Agent, and will forward the Asset Documents and original Escrow Instruction Letter in connection with such Mortgage Loans by overnight courier (y) to the Custodian within five (5) Business Days following the date of origination.

You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instruction Letter are to be paid by a Seller or its borrowers, and Administrative Agent shall have no liability with respect thereto.

You represent, warrant and covenant that you are not an affiliate of or otherwise controlled by Pennymac Corp. or any affiliate thereof, and that you are acting as an independent contractor and not as an agent of Pennymac Corp. or any affiliate thereof.

The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Administrative Agent.  You understand that Administrative Agent on behalf of Buyers and certain Repledgees shall act in reliance upon the provisions set forth in this Escrow Instruction Letter, and that Administrative Agent is an intended third party beneficiary hereof.

Whether or not an Escrow Instruction Letter executed by you is received by the Custodian, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of the Escrow Instruction Letter.

EXHIBIT J

FORM OF SERVICER NOTICE AND PLEDGE

[Date]

PennyMac Loan Services, LLC, as Servicer
[ADDRESS]
Attention:  ___________

Re:

Third Amended and Restated Master Repurchase Agreement, dated as of March 14, 2019 (the “Repurchase Agreement”), by and among PennyMac Corp., PennyMac Holdings, LLC and PennyMac Operating Partnership, L.P. (the “Sellers”), PMC REO FINANCING TRUST (the “Existing REO Subsidiary”), PMC REO Trust 2015-1, as asset subsidiary (the “Joining REO Subsidiary” and together with the Existing REO Subsidiary, individually and collectively, the “REO Subsidiary”, and, together with Sellers, the “Seller Parties”), PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (the “Guarantors”), Credit Suisse First Boston Mortgage Capital LLC  (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”) and Alpine Securitization LTD (“Alpine” and a “Buyer”).

Ladies and Gentlemen:

PennyMac Loan Services, LLC (the “Servicer”) is servicing certain mortgage loans originated by PennyMac Corp. and purchased by Sellers, which mortgage loans are serviced pursuant to that certain Second Amended and Restated Flow Servicing Agreement, dated as of March 1, 2013, between the Servicer and PennyMac Operating Partnership, L.P., as amended from time to time.  Pursuant to the Repurchase Agreement among Administrative Agent, Seller Parties and Guarantors, the Servicer is hereby notified that Seller Parties have pledged to Administrative Agent for the benefit of Buyers certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of Administrative Agent. Capitalized Terms used but not defined herein shall have the meaning assigned to such term in the Repurchase Agreement.

Section 1.  Servicing Rights and Grant of Security Interest.  (a) Administrative Agent and Servicer hereby agree that in order to further secure the Obligations under the Repurchase Agreement, Servicer hereby grants, assigns and pledges to Administrative Agent for the benefit of certain Buyers and/or Repledgees a fully perfected first priority security interest in all of its Servicing Rights related to the Purchased Mortgage Loans and REO Properties and all proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

(b)The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

(c)Administrative Agent and Buyers shall have all rights and remedies hereunder as are set forth in the Repurchase Agreement.

(d)In addition, Servicer hereby acknowledges that Administrative Agent has purchased the Purchased Mortgage Loans on behalf of Buyers and REO Subsidiary has acquired the REO Properties on a servicing released basis and Administrative Agent and Buyers shall have the same rights and remedies with respect to the Servicing Rights as they have with respect to the Repurchase Assets under the Repurchase Agreement.

(e)Servicer further acknowledges that notwithstanding any prior owner of the Repurchase Assets, or any other agreement between such prior owner and the Servicer, Administrative Agent’s and Buyers’ rights are superior to any other claim by any party and Servicer shall follow the directions of Administrative Agent and no other party.

(f)Servicer agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Administrative Agent’s security interest created hereby.  Furthermore, the Servicer hereby authorizes Administrative Agent to file financing statements relating to the security interest set forth herein, as Administrative Agent, at its option, may deem appropriate.

(g)Servicer agrees to the extent a deed for an REO Property is registered in the name of (a) a Seller, (b) the Servicer or (c) any prior owner or prior servicer for whom the Servicer is contractually permitted to act, in each case, it shall or shall cause to deliver for recordation (with a copy to Custodian) a deed in recordable form into the name of REO Subsidiary within the period of time generally necessary in the applicable jurisdiction for the Servicer, acting in accordance with the Servicing Guidelines.

(h)Servicer waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Repurchase Agreement or security interest hereunder and notice or proof of reliance by Administrative Agent upon this Servicer Notice and Pledge.  Servicer hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Sellers or Servicer with respect the Obligations.

Section 2.	Act as Servicer. (a) Pursuant to the Servicing Agreement and this Servicer Notice, Servicer will remit (i) all collections on the Mortgage Loans to the following account:

PennyMac Corp. for the benefit of Credit Suisse First
Boston Mortgage Capital LLC

Depository: City National Bank

ABA#: *********

Account Name: PMC Sellers Account

Account #: ***-******

PennyMac Corp. for the benefit of Credit Suisse First
Boston Mortgage Capital LLC

Depository: City National Securities, Inc.

ABA#: *********

Account Name: PMC Sellers Account

Account #: *********

PennyMac Holdings, LLC for the benefit of Credit Suisse First Boston Mortgage Capital LLC

Depository: City National Bank

ABA#: *********

Account Name: PennyMac Holdings Sellers Account

Account #: ***-******

PennyMac Holdings, LLC for the benefit of Credit Suisse First Boston Mortgage Capital LLC

Depository: City National Securities, Inc.

ABA#: *********

Account Name: PennyMac Holdings Sellers Account

Account #: *********

(ii) all collections on the assets owned by REO Subsidiary to the following account:

PMC REO Financing Trust for the benefit of Credit Suisse

First Boston Mortgage Capital LLC

Depository: City National Bank

ABA#: *********

Account Name: REO Account

Account #: ***-******

PMC REO Financing Trust for the benefit of Credit Suisse

First Boston Mortgage Capital LLC

Depository: City National Securities, Inc.

ABA#: *********

Account Name: REO Account

Account #: *********

Servicer’s obligation hereunder to remit such collections to such account may not be altered, modified, revoked, amended or otherwise changed without the prior written consent of Administrative Agent or as otherwise provided in this notice.

Following receipt of notice of Event of Default (“Notice of Event of Default”) from Administrative Agent, Servicer shall follow the instructions of Administrative Agent with respect to the Purchased Mortgage Loans and REO Properties, and shall deliver to Administrative Agent any information with respect to the Purchased Mortgage Loans and REO Properties reasonably requested by Administrative Agent.

(b)To the extent that Servicer obtains possession of any documents related to the Purchased Mortgage Loans or REO Properties, it will hold such documents in trust for the benefit of the Administrative Agent.

(c)Notwithstanding any contrary information which may be delivered to the Servicer by Sellers, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Administrative Agent, and Seller Parties shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

Section 3.Back-up Administrative Agent; Successor Administrative Agent. In the event that the Administrative Agent gives the Servicer written notice that a back-up Administrative Agent (the “Back-up Administrative Agent”) has been appointed under the Repurchase Agreement, then to the extent that the Servicer subsequently receives written notice from the Back-up Administrative Agent that it has assumed the role of Administrative Agent thereunder (in such case, the “Successor Administrative Agent”), then the Successor Administrative Agent shall assume all rights and obligations of the Administrative Agent hereunder, with no further action required by the parties, and the Servicer shall follow the directions of the Successor Administrative Agent hereunder for all directions to be given by the Administrative Agent hereunder.

Section 4.Servicer as Bailee.  Servicer hereby acknowledges and agrees that on receipt of any Asset File, it shall hold such Asset File as bailee for Administrative Agent.

Section 5.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 6.Entire Agreement; Severability.  This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 7.Governing Law; Jurisdiction; Waiver of Trial by Jury.  (a) THIS SERVICER NOTICE AND PLEDGE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)EACH SELLER PARTY AND SERVICER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING.  SERVICER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK,

WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

(c)EACH SELLER PARTY AND SERVICER HEREBY WAIVES TRIAL BY JURY.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Administrative Agent

By:
Name:
Title:

Credit Suisse AG, Cayman Islands Branch, as a Buyer

By:
Name:
Title:

By:
Name:
Title:

Alpine Securitization LTD as a Buyer,

by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:
Name:
Title:

By:
Name:
Title:

PennyMac Loan Services, LLC, as Servicer

By:
Name:
Title:

PennyMac Corp., as a Seller

By:
Name:
Title:

PennyMac Holdings, LLC, as a Seller

By:
Name:
Title:

PennyMac Operating Partnership, L.P., as a Seller

By: PennyMac GP OP, Inc., its General Partner

By:
Name:
Title:

PMC REO Financing Trust, as REO Subsidiary

By: PennyMac Corp., as Administrator

By:
Name:
Title:

PMC REO Trust 2015-1, as REO Subsidiary

By: PennyMac Corp., as Administrator

By:
Name:
Title:

EXHIBIT K

LOAN ACTIVITY REPORT

loanid

servicernm

srvloanid

loanidprevious

lien

armorfix

loantype

fname

lname

staddress

city

state

zip

proptype

units

ownocc

doctype

originator

origdate

fpdate

mtdate

origterm

amortterm

origbal

origrate

origpandi

schedrterm

ramortterm

curbal

rate

pandi

piti

firstmtgbal

secmtgbal

secmtgcd

modified

modtype

moddate

lossmittype

bkflag

bkfiledate

bkchapter

fcflag

fcstart

fclstatus

fcjudgedt

fcnotsdate

fcsaledate

fcjudicial

balloon

paid2date

escflag

escadvbal

escrowbal

corpadvbal

suspense

fpadate

fradate

npadate

nradate

indexcd

margin

pfreq

rfreq

perfloor

percap

initfloor

initcap

lifefloor

lifecap

teaser

pmipct

mitype

pmico

appval

ltv

cltv

appform

curfico

curficodt

curficometh

frontendratio

backendratio

delqstring

paystatmba

nextpmtduedt

cash1

reoflag

dpbal

uncollectedextendedbalanceflag

pppflag

pppterm

pppdesc

inttype

negamflag

negampct

pmtadjcap

pmtrecast

recastdt

dualam

ioflag

ioterm

nxtduedate

pifflag

datadate

BPO-QSV

BPO-FMV

BPO-Date

HAMP Rewards

SERVICE_FEE

DIL Charge

Loan Sales Charge

Liquidation Charge

Loan Boarding Charge

Modification Charge

ModificationProgram

FirstNewPaymentDate

NewMaturityDate

NewAmortizationTerm

NewInterestRate

NewUPB

NewPILoanAmount

ForbearedAmount

NewPI

CapitalizationAmount

EXHIBIT L

FORM OF TRADE ASSIGNMENT

[NAME] (“Takeout Investor”)
[Address]

[Address]

Attention: [__]

[DATE]

Ladies and Gentlemen:

Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”) for the following security (the “Security”):

Trade Date:	[__]
Settlement Date:	[__]
Security Description:	[__]
Coupon:	[__]
Price:	[__]
Par Amount:	[__]
Pool Number:	[__]

The undersigned customer (the “Customer”) has assigned the Security to Credit Suisse First Boston Mortgage Capital LLC (“Credit Suisse”) as security for certain obligations under the Third Amended and Restated Master Repurchase Agreement dated as of March 14, 2019, as amended (the “Agreement”), by and among Customer or its affiliate, PennyMac Corp., PennyMac Holdings, LLC (“PennyMac Holdings”) or PennyMac Operating Partnership, L.P., (“POP”), PMC REO Financing Trust, PMC REO Trust 2015-1, Credit Suisse, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch and Alpine Securitization LTD.

This is to confirm that (i) Takeout Investor’s obligation to purchase the Security on the above terms in accordance with the Commitment is in full force and effect, (ii) Takeout Investor will accept delivery of the Security directly from Credit Suisse, (iii) Takeout Investor will pay Credit Suisse for the Security, (iv) Customer and PennyMac Holdings and POP unconditionally guarantees payment to Credit Suisse of all sums due under the Commitment, (v) Credit Suisse shall deliver the Security to Takeout Investor on the above terms and in accordance with the Commitment.  Payment will be made “delivery versus payment” to Takeout Investor in immediately available funds. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings assigned to such terms in the Agreement.

Very truly yours, PennyMac Corp. By: Name: Title:	Agreed to, confirmed and accepted: [TAKEOUT INVESTOR] By: Name: Title:
PennyMac Holdings, LLC By: Name: Title:
PennyMac Operating Partnership, L.P. By: _ _ _ _ _ Name: _ _ _ _ _ Title: _ _ _ _